   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 18, 1997
                                                      REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                   FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                               ------------------

                         OBJECTIVE COMMUNICATIONS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                        (STATE OR OTHER JURISDICTION OF
                         INCORPORATION OR ORGANIZATION)

                                      4825
                        (PRIMARY STANDARD INSTITUTIONAL
                          CLASSIFICATION CODE NUMBER)

                                   54-1707962
                                (I.R.S. EMPLOYER
                              IDENTIFICATION NO.)

                         OBJECTIVE COMMUNICATIONS, INC.
                              75 ROCHESTER AVENUE
                        PORTSMOUTH, NEW HAMPSHIRE 03801
                                 (603) 334-6700
                       (ADDRESS, INCLUDING ZIP CODE, AND
                     TELEPHONE NUMBER, INCLUDING AREA CODE,
                         OF PRINCIPAL EXECUTIVE OFFICES
                        AND PRINCIPAL PLACE OF BUSINESS)

                                STEVEN A. ROGERS
                              75 ROCHESTER AVENUE
                        PORTSMOUTH, NEW HAMPSHIRE 03801
                                 (603) 334-7740
                      (NAME, ADDRESS, INCLUDING ZIP CODE,
                        AND TELEPHONE NUMBER, INCLUDING
                        AREA CODE, OF AGENT FOR SERVICE)

                               ------------------
                                   Copies to:

                              ELLEN C. GRADY, ESQ.
                       SHAW, PITTMAN, POTTS & TROWBRIDGE
                             1501 FARM CREDIT DRIVE
                             MCLEAN, VIRGINIA 22102
                                 (703) 790-7900
                              LAWRENCE LEVY, ESQ.
                         BROWN, RUDNICK, FREED & GESMER
                              ONE FINANCIAL CENTER
                          BOSTON, MASSACHUSETTS 02111
                                 (617) 856-8372

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
    As soon as possible after the effective date of this registration statement.

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                       PROPOSED MAXIMUM PROPOSED MAXIMUM
                                                        OFFERING PRICE      AGGREGATE
TITLE OF EACH CLASS OF                 AMOUNT TO BE           PER           OFFERING         AMOUNT OF
SECURITIES TO BE REGISTERED            REGISTERED(1)       SHARE(2)         PRICE(2)     REGISTRATION FEE
----------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value........  2,300,000 shares      $27.375        $62,962,500      $19,079.55
==========================================================================================================

(1) Includes 300,000 shares which the Underwriters have the option to purchase from the Company to cover over allotments, if any.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended.
                               ------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                SUBJECT TO COMPLETION, DATED SEPTEMBER   , 1997

                                2,000,000 SHARES

                                     [LOGO]

                         OBJECTIVE COMMUNICATIONS, INC.
                                  COMMON STOCK

     Objective Communications, Inc. ("Objective Communications" or the "Company") hereby offers (the "Offering") 2,000,000 shares of common stock, par value $.01 per share (the "Common Stock"). The Company's Common Stock currently is quoted on the Nasdaq SmallCap Market under the symbol "OCOM." The Company has applied for listing of the Common Stock on the Nasdaq National Market. The last reported bid quotation of the Common Stock on September 17, 1997, as reported on the Nasdaq SmallCap Market, was $29.25 per share. See "Price Range of Common Stock."

     SEE "RISK FACTORS" BEGINNING ON PAGE 6 OF THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON STOCK OFFERED HEREBY.

                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

============================================================================================
                                       Price to          Underwriting        Proceeds to
                                        Public           Discount(1)         Company (2)
--------------------------------------------------------------------------------------------
Per Share.........................      $                 $                   $
Total(3)..........................      $                 $                   $
============================================================================================

(1) See "Underwriting" for information concerning indemnification of the Underwriters and other matters.
(2) Before deducting offering expenses payable by the Company, estimated at
    $     .
(3) The Company has granted to the Underwriters a 30-day option to purchase up to 300,000 additional shares of Common Stock solely to cover over allotments, if any. If the Underwriters exercise this option in full, the
    Price to Public will total $       , the Underwriting Discount will total
    $       and Proceeds to Company will total $       . See "Underwriting."

     The shares of Common Stock are offered by the several Underwriters named herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that delivery of the certificates representing such shares will be made against payment therefor at
the offices of Montgomery Securities on or about           , 1997.

                            ------------------------

MONTGOMERY SECURITIES
                         ROBERTSON, STEPHENS & COMPANY
                                                         BARINGTON CAPITAL GROUP

                                           , 1997

                           [DESCRIPTION OF GRAPHICS]

     FIRST PAGE GRAPHIC: Photographs of people using desktop video conferencing equipment.

     GATEFOLD GRAPHIC:

        Upper left -- Photograph of VidPhone(R) system enabled PC with bullet point description of technical features.

        Upper right corner -- Photograph of EVS-50 switch with bullet point description of technical features.

        Lower left corner -- Photograph of ISDN kit with bullet points on ISDN component of Company's products.

        Lower right corner -- Photograph of VidModemTM with bullet points on the VidModemTM technical specifications and capabilities.

CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK OFFERED HEREBY, INCLUDING THE ENTRY OF STABILIZING BIDS, SYNDICATE COVERING TRANSACTIONS OR THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

     Objective Communications(R), VidPhone(R) and TeleDraw(R) are registered trademarks of the Company and ObjectiveViewTM, TeleShareTM, TeleWordTM, EVSTM and VidModemTM are trademarks of the Company. This Prospectus also contains trademarks and trade names of other companies.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information contained in this Prospectus, including "Risk Factors" and the Financial Statements and Notes thereto. Except as otherwise noted, all information in this Prospectus (i) assumes no exercise of the Underwriters' over-allotment option; and (ii) reflects a one-for-two reverse stock split effective on December 5, 1996.

                                  THE COMPANY

     Objective Communications designs, develops and markets the first high quality, cost-effective video network system that supports video broadcast, retrieval of stored video and multi-party conferencing to and from a desktop personal computer or conference room over the same wire used by the telephone. The Company's VidPhone(R) system enables simultaneous transmission of full-duplex S-VHS quality full-motion video, CD-quality stereo audio, and high speed data. The VidPhone(R) system has imperceptible video and audio latency within an enterprise. Because the VidPhone(R) system uses the same wiring to the desktop as the telephone and is independent of the Local Area Network ("LAN"), no additional wiring or LAN management is required. In addition, the VidPhone(R) system is independent of the desktop's operating system and requires minimal processing power. The Company introduced the VidPhone(R) system in July 1997 and currently has arrangements with Sprint Communications Corporation, L.P. ("Sprint") and Bell Atlantic Corp. ("Bell Atlantic") to market and resell the VidPhone(R) system. The Company has orders for and expects to begin delivery of the VidPhone(R) system in the fourth quarter of 1997.

     The demand for video communications, historically limited primarily to video conferencing, is driven by the desire to achieve the most effective means to communicate. Information that is exchanged or presented visually, such as in-person meetings or video presentations, has a stronger impact on the end-user than non-visual communications. Unfortunately, people cannot always exchange or present information in person and technology limitations and cost constraints have restricted the use of video applications. Consequently, non-visual forms of communication, such as telephony, voice mails, e-mails, facsimiles and overnight mailings, are relied upon to communicate. Recent video application developments such as broadcasting and conferencing achieve the effectiveness of face-to-face meetings, while retaining the convenience of a telephone call. These applications have the potential to become commonly used means of communication. The Aberdeen Group estimates that the video communications market will grow from an estimated $3.7 billion in 1996 to $28.4 billion in 2003, representing a compound annual growth rate of 34%.

     The Company is marketing the VidPhone(R) system through telephone product and service providers that will resell it as an enhancement to existing telephone systems. These providers offer sales, service and support organizations, have relationships with virtually every business telephone user in the world, and enjoy a high level of customer loyalty. These distribution channels have a mature customer base which is generally receptive to system upgrades. In July 1997, the Company entered into a one-year agreement with Sprint under which Sprint has agreed to resell the Company's video network products worldwide. The Company also has an arrangement with Bell Atlantic under which it will market and resell the VidPhone(R) system to the U.S. Department of Defense (the "DOD") and related agencies.

     The Company intends to leverage its position as the first provider of integrated video networks to obtain brand-name recognition of the VidPhone(R) system. The Company believes that existing video systems fail to meet the requirements of the business community and that the VidPhone(R) system meets the need for a fully functional video network.

     The Company was incorporated in Delaware on October 5, 1993 by Steven A. Rogers, its founder, President and Chief Executive Officer. The Company's executive offices and engineering facilities are located at 75 Rochester Avenue, Portsmouth, New Hampshire, 03801. The Company's telephone number is (603) 334-6700.

                                  THE OFFERING

Common Stock offered by the Company.....   2,000,000 shares
Common Stock to be outstanding after the
  Offering(1)...........................   6,636,844 shares
Use of Proceeds.........................   The net proceeds of the Offering will be used by
                                           the Company: (i) to increase production of the
                                           VidPhone(R) system and establish a product
                                           inventory; (ii) to fund product development
                                           efforts; (iii) to fund sales and marketing efforts;
                                           (iv) for capital expenditures, including facilities
                                           expansion and improvement; and (v) for working
                                           capital and general corporate purposes. See "Use of
                                           Proceeds."
Nasdaq National Market symbol...........   OCOM

---------------

(1) Excludes (i) 350,000 shares of Common Stock issuable upon exercise of warrants (the "Bridge Warrants") issued by the Company to purchasers of its 10% Senior Secured Promissory Notes (the "Bridge Notes") in connection with a debt financing consummated in October and November 1996 (the "Bridge Financing"); (ii) 493,584 shares issuable upon exercise of other outstanding warrants to purchase shares of Common Stock; (iii) 180,000 shares of Common Stock issuable upon exercise of an option (the "Barington Option") granted to Barington Capital Group, L.P. ("Barington") in connection with the Company's initial public offering (the "Initial Offering"); (iv) 338,000 shares of Common Stock reserved for issuance upon exercise of outstanding options granted to executive officers, key employees and consultants under the Company's 1994 Stock Option Plan (the "1994 Plan") and 190,000 shares of Common Stock reserved for issuance upon exercise of non-qualified options granted to certain directors of the Company; and (v) 450,000 shares reserved for issuance upon exercise of outstanding options granted or to be granted to certain directors, executive officers and key employees of the Company under the Company's 1996 Stock Incentive Plan (the "1996 Plan"). See "Management -- Directors' Non-Qualified Options," "-- 1994 Stock Option Plan," "-- 1996 Stock Incentive Plan," "Certain Transactions" and "Description of Securities."

                             FORWARD-LOOKING STATEMENTS

     This Prospectus contains forward-looking statements that involve risks and uncertainties. The Company's actual results could differ materially from the results contemplated in the forward-looking statements as a result of a number of factors, including but not limited to those discussed in "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," as well as those discussed elsewhere in this Prospectus.

                             SUMMARY FINANCIAL DATA
                       (IN THOUSANDS, EXCEPT SHARE DATA)

     The information below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements and Notes thereto included elsewhere in this Prospectus.

                                                 YEAR ENDED DECEMBER 31,     SIX MONTHS ENDED JUNE 30,
                                                 ------------------------    --------------------------
                                                    1995          1996          1996           1997
                                                 ----------    ----------    -----------    -----------
                                                                                    (UNAUDITED)
STATEMENTS OF OPERATIONS DATA:
Total revenues................................   $      225    $       81    $        20    $        --
Total operating expenses......................        2,258         2,371          1,147          3,129
Loss from operations..........................       (2,033)       (2,290)        (1,127)        (3,129)
Interest expense, net.........................           13           404              4            429
Net loss......................................       (2,046)       (2,694)        (1,131)        (3,558)
Net loss per common share.....................   $    (0.59)   $    (0.75)   $     (0.31)   $     (1.11)
Weighted average common shares and common
  share equivalents outstanding...............    3,461,659     3,607,634      3,607,634      3,196,822

                                                                               JUNE 30, 1997
                                                                          ------------------------
                                                                          ACTUAL    AS ADJUSTED(1)
                                                                          ------    --------------
                                                                                (UNAUDITED)
BALANCE SHEET DATA:
Cash and cash equivalents..............................................   $5,019        $
Working capital........................................................    4,963
Total assets...........................................................    6,265
Total stockholders' equity.............................................    5,969

---------------
(1) Adjusted to reflect the sale and issuance of the 2,000,000 shares offered
    hereby at an assumed public offering price of $     per share, after
    deduction of the underwriting discount and estimated offering expenses payable by the Company. See "Use of Proceeds."

                                  RISK FACTORS

     An investment in the shares of Common Stock offered by this Prospectus involves a high degree of risk. Prospective purchasers of the Common Stock offered hereby should carefully review the following risk factors as well as other information set forth in this Prospectus. The risks described below and elsewhere in this Prospectus are not intended to be an exhaustive list of the general or specific risks involved, but merely identify certain risks that are now foreseen by the Company.

DEVELOPMENT STAGE ENTERPRISE; LIMITED OPERATING HISTORY

     The Company is a development stage company incorporated in October 1993 and has a limited operating history. The Company's operations to date have related primarily to research and product development activities and the introduction of its principal product, the VidPhone(R) system, and related products in the video applications field. The Company is currently conducting product and market testing relating to the VidPhone(R) system. See "Business -- Products and Technology." The VidPhone(R) system has been offered for sale to customers only since July of 1997, and no deliveries of the VidPhone(R) system have been made to date. The Company has received a limited number of orders to purchase VidPhone(R) systems and expects to begin delivery in the fourth quarter of 1997. Accordingly, to date the Company has not generated substantial revenues from the sales of its products and services. The Company's business strategy is to increase revenues through the sales of its products, particularly the VidPhone(R) system, and to devote substantially all of its efforts to production, sales and support of the VidPhone(R) system. See "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Overview." The Company's business and its growth may be subject to expenses, delays and risks inherent in the establishment of a new business enterprise, including limited capital, delays in product development, cost overruns and uncertain market acceptance. There can be no assurance that the Company will succeed in addressing any or all of these risks and the failure to do so would have a material adverse effect on the Company's business, financial condition and operating results. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business -- Products and Technology" and Note 1 of Notes to Financial Statements.

LOSSES SINCE INCEPTION; ACCUMULATED DEFICIT; EXPECTATION OF CONTINUING LOSSES

     To date, the Company has incurred substantial losses from operations and had an accumulated deficit of approximately $9.1 million through June 30, 1997. As a result of recurring losses from operations and the accumulated deficit, the report of the Independent Accountants on the Financial Statements of the Company contains an explanatory paragraph related to the Company's ability to continue as a going concern. The Company believes that the net proceeds from the Offering will be sufficient to permit the Company to continue as a going concern. See Notes 1 and 8 of Notes to Financial Statements.

     The Company expects to continue to incur operating losses until the Company's products achieve commercial acceptance, which is expected to occur in 1998. This expectation is based on a number of factors, certain of which are beyond the Company's control. Accordingly, there can be no assurance that such expectation will be correct. Most of the revenues earned by the Company from its inception through December 31, 1996 were generated by consulting services provided by the Company, not by its primary business. The Company did not earn any revenues during the six months ended June 30, 1997. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business -- Products and Technology" and Note 1 of Notes to Financial Statements.

RISKS OF DISTRIBUTION; RELIANCE ON THIRD-PARTY RESELLERS

     The Company's distribution strategy is to establish relationships with major resellers of telephony products. Because these distributors generally have large, captive customer bases, the Company believes that they will be able to resell VidPhone(R) systems in large volume, without competing with one another. However, to date the Company has arrangements with only two resellers. In July 1997, the Company entered into a one-year agreement with Sprint pursuant to which Sprint has agreed to use commercially reasonable efforts to resell the Company's video networking products worldwide. The Company also has an arrangement with Bell

Atlantic pursuant to which Bell Atlantic will offer the Company's products to customers under certain telecommunications contracts Bell Atlantic has with the DOD and related contracting agencies. The Company has received a limited number of orders for VidPhone(R) systems under such reseller arrangements, but to date it has not delivered any systems. The process of developing and maintaining reseller relationships is complex, and there can be no assurance that the Company will be able to maintain existing relationships or establish relationships with other major resellers of telephony products. Further, there can be no assurance that the resellers of telephony products with which the Company contracts will be successful in marketing and reselling the Company's products, maintaining their customer bases, or competing with other resellers.

     A significant portion of the Company's future revenues is expected to be attributable to sales to third-party resellers, particularly telephone product and service providers. The Company's future performance will depend to a significant degree upon the extent to which these resellers incorporate the Company's products and services as part of their product and service offerings to end users. The failure of these resellers to succeed in the marketplace, or the failure of the Company's products to perform favorably in and become an accepted component of the product and service offerings of resellers, would have a material adverse effect on the Company's business, financial condition and operating results. See "Business -- Sales and Marketing."

DEPENDENCE ON EMERGING MARKET FOR VIDEO APPLICATIONS TECHNOLOGY

     The market for video communications products is at an early stage of development, is rapidly evolving and is characterized by an increasing number of market entrants who have introduced or are developing competing products and services. As is typical for a new and rapidly evolving industry, demand for and market acceptance of recently introduced products and services are subject to a high level of uncertainty. While the number of businesses utilizing video applications has grown, the video applications market has thus far not developed as rapidly as predicted by some and it is not known whether this market will continue to develop such that sufficient demand for the Company's products and services will emerge and become sustainable. The Company expects that substantially all of its future revenues will be derived from sales of the VidPhone(R) system and related software sales and customer service to businesses or government organizations. However, to date the Company has not derived any revenues from sales of the VidPhone(R) system, and there can be no assurance the Company will be successful in its efforts to market and sell its products and services. Further, corporations or government agencies that have already invested substantial resources in video conferencing systems may be resistant to or slow to adopt a new suite of products. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." If the market for video applications fails to develop or develops more slowly than expected, or if the Company's products, in particular the VidPhone(R) system, do not achieve acceptance by a significant number of businesses and government organizations, the Company's business, financial condition and operating results will be materially and adversely affected. See "Business."

DEVELOPMENT OF NEW PRODUCTS; INDUSTRY ACCEPTANCE

     The Company's ability to design, develop, test, introduce and support new products that meet changing customer needs and that respond to technological developments and emerging industry standards is crucial to the Company's success. The Company's products incorporate certain technical standards, and current and future sales of the Company's products will depend on industry acceptance of such standards. While the Company has developed the VidPhone(R) system to be compatible with the standards currently promulgated by leading industry participants and groups, widespread adoption of a proprietary or closed standard could preclude market acceptance of the Company's products. There can be no assurance that the Company will be successful in developing and introducing its proposed products or new products that meet changing customer needs and in responding to technological changes or evolving industry standards in a timely manner, or at all. Furthermore, there can be no assurance that the standards upon which the Company's products are or will be based will be accepted by the industry or that products or technologies developed by others will not render the Company's products or services uncompetitive or obsolete. Because of the technological complexity of its products, the Company may also experience delays from time to time in completing the development of new products. The inability of the Company to respond to changing market conditions, technological develop-ments, evolving industry standards or changing customer requirements, or the development of competing technology or products that render the Company's services less desirable or obsolete would have a material adverse effect on the Company's business, financial condition and operating results. The Company has completed pre-production development of the basic VidPhone(R)system and continues to develop system enhancements. Pre-production VidPhone(R) systems also are being used as demonstration units to support sales and marketing initiatives. There can be no assurance that such development initiatives will be successful. The failure of the Company to achieve success in such initiatives would have a material adverse effect on the Company's business, financial condition and operating results. See "Business -- Products and Technology."

UNCERTAIN PROTECTION OF INTELLECTUAL PROPERTY

     The Company's success will depend in part on its ability to protect the hardware and software products that it develops with patents, licenses and other intellectual property rights. Toward that end, the Company intends to continue to seek patents and copyrights on certain of its inventions and proprietary processes. The Company relies in part on trademark, copyright and trade secret law to protect its intellectual property in the U.S. and abroad. The degree of protection provided by patents is uncertain and involves complex legal and factual questions for which important legal principles are largely unresolved.

     Part of the Company's proprietary VidPhone(R) system technology is covered by a U.S. patent (No. 5,621,455) issued in April 1997, which relates to a method and apparatus for transmitting video information over telephone wires. Corresponding foreign patent applications on the VidPhone(R) system technology are pending in China, Canada, Mexico, Europe, Japan and Taiwan. Additionally, the Company has filed a "continuation" U.S. patent application covering variations of the basic VidPhone(R) system technology. This continuation application is still pending and the Company does not expect to receive any notice from the U.S. Patent and Trademark Office concerning this application until early to mid-1998. The Company has also filed a patent application covering the VidPhone(R) system's networking and switching technology. The Company does not expect to receive any notice from the U.S. Patent and Trademark Office concerning this second patent application for at least one year. The Company is in the process of preparing additional U.S. patent applications directed to various improvements in the field of video conferencing. The Company expects to file approximately four to six new U.S. patent applications before the end of 1997 covering these improvements. The Company also has registered its trademarks Objective Communications(R), VidPhone(R) and TeleDraw(R) and has applications pending to register additional trademarks.

     The process of seeking patent and trademark protection can be long and expensive, and there can be no assurance that patents and trademarks will issue from currently pending or future applications or that any patents or trademarks that are issued will be of sufficient scope to provide meaningful protection or any commercial advantage to the Company. In the future, the Company may receive communications alleging possible infringement of patents or other intellectual property rights of others, although it is not presently aware of any basis for such claims. Litigation, which could result in substantial cost to and diversion of efforts by the Company, might be necessary to enforce patents or other intellectual property rights owned by the Company or to determine the scope and validity of other parties' proprietary rights. The failure to obtain necessary patents, licenses or other rights or litigation arising from infringement claims could have a material adverse effect on the Company.

     A number of companies have developed technologies, filed patent applications or received patents on technologies that may be related to, or competitive with, the Company's technologies. Many of these entities are larger and have significantly greater resources than the Company. Given the rapid development of technology in the telecommunications industry, there also can be no assurance that the Company's existing or future products do not or will not infringe upon the existing or future proprietary rights of others. Any such infringement could have a material adverse effect on the Company's business, financial condition and operating results. See "Business -- Intellectual Property" and "Business -- Competition."

LIMITED MARKETING EXPERIENCE; NEED TO ESTABLISH PARTNERING RELATIONSHIPS; NEED FOR ADDITIONAL PERSONNEL

     As of August 31, 1997, the Company had only six full-time sales and marketing employees. It will have to further develop its sales and marketing force to establish distribution channels to resellers, collaborators, licensees and others. The Company's ability to build its customer base and achieve market acceptance will depend on its ability to establish an effective internal sales organization and establish strategic marketing relationships with third-party distributors. There can be no assurance, however, that the Company will be able to create awareness of, and demand for, its products through its marketing efforts. The failure by the Company to develop its marketing capabilities, internally or through distributors and resellers, would have a material adverse effect on the Company's business, financial condition and operating results. Further, there can be no assurance that the development of such marketing capabilities will lead to increased sales of the Company's products and services or proposed products and services. In the event that the Company is able to enter into satisfactory distribution arrangements with third parties, it is anticipated that the Company will be largely dependent upon the third parties' marketing efforts for the foreseeable future. While the Company believes that such third-party distribution arrangements will enable it to lower its marketing costs and expenses, the Company's revenues under such arrangements will be lower than they would be if the Company directly marketed the VidPhone(R) system. See "Business -- Sales and Marketing."

     The success of the Company will depend on its ability to hire, train and retain additional qualified sales and marketing personnel. The Company will compete with other companies with greater financial and other resources to attract such qualified personnel. There can be no assurance that the Company will be able to hire additional personnel to support the Company's sales and marketing efforts. See "Management."

RISKS ASSOCIATED WITH RAPID GROWTH AND WITH THE COMPANY'S BUSINESS PLAN AND STRATEGY

     Execution of the Company's business plan and strategy could place significant strain on its limited management, administrative, operational, financial and other resources. There can be no assurance that the Company will be able to implement its strategy or manage its operations successfully. The inability of the Company to manage its growth would have a material adverse effect on the Company's business, financial condition and operating results. See "Business -- Objective Communications Strategy."

     The Company has formulated its business plan and strategy based upon certain assumptions of management regarding the size of the video communications market and the estimated price of and level of acceptance of the Company's products and services. There can be no assurance that these assumptions will prove to be correct. Any future success of the Company will depend upon many factors, including: technological advances and product obsolescence; levels of competition, including the entry into the market of additional competitors and increased success by existing competitors; changes in general economic conditions; increases in operating costs including costs of production, supplies, personnel or equipment; changes in requirements and regulations promulgated by the Federal Communications Commission (the "FCC") or other applicable U.S. federal and state regulatory authorities; and reduced margins caused by competitive pressures and other factors. See "Business -- Objective Communications Strategy" and "Business -- Government Regulation."

FLUCTUATIONS IN OPERATING RESULTS

     The Company's operating results may vary significantly from quarter to quarter or year to year, depending on factors such as the timing of product development, the timing of increased research and development, the timing of sales and marketing expenses, the timing and size of orders and the introduction of new products by the Company. Consequently, revenues or profits may vary significantly from quarter to quarter or year to year, and revenues or profits in any period will not necessarily be predictive of results in subsequent periods. A significant portion of the Company's revenues in any quarter may be derived from a limited number of large, non-recurring product sales, which may cause significant variations in quarterly revenues. The Company also believes that the purchase of its products is relatively discretionary and declines in general economic conditions could precipitate significant reductions in corporate spending for information technology, which could result in delays or cancellations of orders for the Company's products. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

GOVERNMENT REGULATION

     The Enterprise Video Switch ("EVSTM") component of the Company's VidPhone(R) system and the VidModemTM are required to comply with certain regulations promulgated by the FCC under Parts 2, 15 and 68 of the FCC's regulations, which relate to radio frequency devices and to terminal equipment that is connected to the public switched telephone network ("PSTN"). Pursuant to
Part 15 of the FCC's regulations, the Company has determined that the VidModemTM is an unintentional radiator that constitutes a Class A digital device that may be operated without an individual license. Under Parts 2 and 15 of the FCC's regulations, the Company will be required to follow a verification procedure consisting of a self-certification by the Company that the radio frequency device complies with applicable Part 15. The Company has already had the VidModemTM formally tested by a qualified, independent testing facility, and it was found to comply with such regulatory requirements. Under Part 2 of the FCC's regulations, the Company has the option of ensuring compliance with the applicable technical specifications at the location of a business end-user after installation. Pursuant to Part 68 of the FCC's regulations, the Company will need to obtain equipment registration from the FCC for certain VidPhone(R) system components that are connected to the PSTN. The majority of the Company's products will not involve connection to the PSTN. For those applications requiring connection to the PSTN, the Company will be required to register the EVSTM as terminal equipment under Part 68 of the FCC's regulations. To date, the Company has not filed an application under Part 68 for equipment registration. Although the Company has designed its initial line of products to conform with all applicable guidelines and regulations, there can be no assurance that the Company's products will actually meet such requirements, or that the Company will be able to obtain and maintain in effect all necessary FCC or other governmental approvals required to permit the Company to market its products. Additionally, there can be no assurance that future governmental regulations will not adversely affect the Company's products or technology. See
"Business -- Government Regulation."

DEPENDENCE ON THIRD PARTIES FOR MANUFACTURING

     The Company intends to outsource the manufacturing of the components used in the assembly of the VidPhone(R) system. The Company has no current arrangements with such manufacturers or suppliers that fix the costs of production or parts. There can be no assurance that the Company will be able to negotiate acceptable arrangements with such manufacturers, or, if negotiated, that such arrangements will be on terms and conditions favorable to the Company. Any difficulties encountered by third-party manufacturers which result in product defects, production delays, cost overruns, or the inability to fulfill orders on a timely basis could have a material adverse effect on the Company's business, financial condition and operating results. See
"Business -- Manufacturing."

COMPETITION

     The market for the Company's products and services is new, highly competitive and rapidly evolving. The principal competitors in the video conferencing market have been PictureTel Corporation ("PictureTel"), VTEL Corp. ("VTEL," formerly, Video Telecom Corp.) and Compression Labs, Inc. ("CLI"), a wholly-owned subsidiary of VTEL. According to a June 1995 article in U.S. News & World Report, PictureTel and CLI accounted for approximately 71% of market share in the video conferencing systems market. Competitors in the video broadcast market include cable television and direct satellite broadcast system providers. The Company is not aware of any current competitors in the video retrieval market. The Company expects to compete with the companies listed above and expects substantial additional competition from new market entrants, such as Intel Corporation. Virtually all of the companies with which the Company expects to compete have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than the Company. There can be no assurance that the Company will have the financial resources, technical expertise or manufacturing, marketing, distribution and support capabilities to compete successfully against such competitors. See "Business -- Competition."

     Furthermore, there can be no assurance that other companies will not develop technologies such as those offered by the Company, technologies superior to the Company's or alternative capabilities which meet the same needs of customers. There can be no assurance that the Company will have the resources required to respond effectively to market or technological changes. In addition, there can be no assurance that the effect of competitive pressures will not change the demand for, or pricing of, the Company's products and services. To the extent that competitors achieve performance, price or other selling advantages, the Company's business, financial condition and operating results would be materially and adversely affected. See "Business -- Competition."

DEPENDENCE ON KEY PERSONNEL

     The Company's performance is substantially dependent upon the continued efforts and abilities of its key managerial and technical personnel, particularly Mr. Steven A. Rogers, the Company's founder, President and Chief Executive Officer. The loss of the services of Mr. Rogers or any of the Company's other key management or technical personnel would have a material adverse effect on the Company. The Company currently has an employment and non-competition agreement with and a key person life insurance policy on Mr. Rogers. However, the Company does not currently have any employment agreements with, or key person insurance policies on, any of its other executive officers, key employees or consultants. In order to support its anticipated growth, the Company will need to recruit, hire, train and retain additional qualified personnel. The competition for qualified technical and management personnel is intense and there can be no assurance that the Company will be able to attract or retain qualified personnel in the future. The Company is dependent upon its ability to retain and motivate highly qualified personnel, especially its existing senior management and technical personnel. The inability of the Company to retain its existing or attract and retain additional personnel could have a material adverse effect on the Company. The Company recently relocated to Portsmouth, New Hampshire, north of Boston, Massachusetts, an area with a high concentration of technology companies and technology professionals, from which the Company expects to be able to recruit additional employees. However, there can be no assurance that the Company will be able to hire or retain qualified personnel. See "Management -- Employment and Confidentiality Agreements."

CONTROL BY EXISTING STOCKHOLDERS

     Following completion of the Offering, Mr. Steven A. Rogers will beneficially own, and the directors and executive officers of the Company will beneficially own in the aggregate, 14.2% and 29.5%, respectively, of the outstanding shares of Common Stock (approximately 13.6% and 28.3%, respectively, if the Underwriters' over-allotment option is exercised in full). As a result of such ownership, Mr. Rogers, acting individually, and such holders, if they act in concert, will be able to exert significant influence in the election of the Company's Board of Directors and the determination of all other matters requiring approval by the stockholders of the Company. See "Principal Stockholders."

POTENTIAL INFLUENCE BY CERTAIN STOCKHOLDERS

     Pursuant to agreements with the Company or Mr. Steven A. Rogers, three parties have the right to designate one nominee each for election as a member of the Board of Directors. To the extent that such contractual rights are exercised, such stockholders may be able to exercise substantial influence over decisions of the Company's Board of Directors and the Company's business. See "Management -- Executive Officers and Directors" and "Underwriting."

BROAD DISCRETION AS TO USE OF PROCEEDS

     The Company expects to use a significant portion of the net proceeds of the Offering for working capital and general corporate purposes, and for such specific purposes as management of the Company may determine. Management will have broad discretion with respect to the expenditure of the net proceeds of the Offering. In addition, the uses of the net proceeds of the Offering set forth under "Use of Proceeds" may be reapportioned among such purposes or to other general corporate purposes, including working capital. The amount and timing of expenditures will vary depending upon a number of factors, including the progress of the

Company's product development and marketing efforts, changing competitive conditions and general economic conditions. See "Use of Proceeds."

NEED FOR ADDITIONAL FINANCING

     The Company anticipates that the net proceeds of the Offering, together with its existing resources and revenues from continuing operations, will be adequate to satisfy its operating and capital requirements for at least the next 12 months. Changes in the market in which the Company operates, in the Company's business, or in its business plan could affect the Company's capital requirements. These changes could create the need to raise additional moneys earlier than expected in order to fund its operations or expansion, to develop new or enhanced products, to respond to competitive pressures or to acquire complementary businesses. The Company's future capital requirements will depend on many factors, including the cost of manufacturing and marketing activities, its ability to market its products successfully, the size of its research and development programs, the length of time required to collect accounts receivable, and competing technological and market developments. If the Company were to raise additional funds through the issuance of equity or convertible debt securities, stockholders could experience substantial dilution and such securities could have rights, preferences and privileges senior to those of the holders of the Company's Common Stock. There can be no assurance that the Company will be able to raise any additional required funds, or that any such funds will be available on terms favorable to, or acceptable to, the Company. The lack of availability of adequate funds, or the lack of availability of funds on terms acceptable to the Company, would have a material adverse effect on the Company's business, financial condition and operating results. See "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Liquidity and Capital Resources" and Notes 1 and 8 of Notes to Financial Statements.

APPLICATION FOR QUOTATION OF COMMON STOCK ON THE NASDAQ NATIONAL MARKET; POSSIBILITY OF NASDAQ DELISTING

     The Company's Common Stock currently is quoted on the Nasdaq SmallCap Market. The Company has applied for listing of the Common Stock on the Nasdaq National Market upon completion of the Offering. There can be no assurance that the Company's application will be approved or, if approved, that such listing will be maintained. The continued quotation of the Company's Common Stock on the Nasdaq National Market will be conditioned upon the Company meeting certain asset, capitalization or income tests and stock price tests established by The Nasdaq Stock Market, Inc. ("Nasdaq"). To maintain eligibility for continued quotation on the Nasdaq National Market, the Company would be required to maintain either (i) net tangible assets in excess of $4.0 million and a bid price of at least $1.00 per share or (ii) a market capitalization of at least $50.0 million or total assets and total revenues of $50.0 million each, and a bid price of at least $5.00 per share. The Company believes that it will continue to meet these tests set forth by Nasdaq. If the Company fails any of the applicable tests, the Common Stock may be delisted from quotation on such system. The effects of delisting include the limited release of the market prices of the Company's securities and limited news coverage of the Company. Delisting may restrict investors' interest in the Common Stock and materially and adversely affect the trading market and prices for the Common Stock and the Company's ability to issue additional securities or to secure additional financing. See "Underwriting."

SHARES ELIGIBLE FOR FUTURE SALE; REGISTRATION RIGHTS

     Future sales of Common Stock following the Offering could adversely affect the market price of the Common Stock. Upon the completion of the Offering, the Company will have 6,636,844 shares of Common Stock outstanding (6,936,844 shares if the Underwriters' over-allotment option is exercised in full). Of such shares, 4,592,500 shares of Common Stock (4,892,500 shares if the Underwriters' over-allotment option is exercised in full), consisting of (i) the 2,000,000 shares sold in the Offering (2,300,000 if the Underwriters' over-allotment option is exercised in full), (ii) the 2,070,000 shares sold in the Initial Offering, (iii) 22,500 shares previously resold in reliance on Rule 144 ("Rule 144") under the Securities Act of 1933, as amended (the "Securities Act"), and
(iv) 500,000 shares of Common Stock registered under the Securities Act on a shelf registration in the Initial Offering, will be transferable without restriction by persons other than "affiliates" of the Company, subject to certain lock-up arrangements with Montgomery Securities.

The remaining 2,044,344 shares of Common Stock are "restricted securities" under Rule 144 and may not be sold other than in accordance with Rule 144, or pursuant to an effective registration statement under the Securities Act or an exemption from such registration requirement. The holders of 2,105,718 shares of Common Stock also have certain registration rights. See "Shares Eligible for Future Sale -- Registration Rights."

     Of the shares of Common Stock outstanding upon completion of the Offering, 2,544,344 shares of Common Stock available for sale in the public market are limited by restrictions under lock-up agreements entered into in connection with the Initial Offering and assumed by Montgomery Securities. Under these agreements, the holders of shares of Common Stock, options to purchase Common Stock and warrants to purchase Common Stock at the time of the Initial Offering agreed not to sell or otherwise dispose of any of their shares of Common Stock for certain specified periods after April 8, 1997, except in certain limited circumstances, without the prior written consent of Montgomery Securities. In addition, the executive officers have executed lock-up agreements in connection with the Offering. Sales of substantial amounts of the Common Stock in the public market, whether by purchasers in the Offering or other stockholders of the Company, or the perception that such sales could occur, may adversely affect the market price of the Common Stock. See "Principal Stockholders," "Description of Securities," "Shares Eligible for Future Sale" and "Underwriting."

EFFECT OF OPTIONS AND WARRANTS ON STOCK PRICE

     The Company has reserved (i) 338,000 shares of Common Stock for issuance to key employees, officers and consultants upon the exercise of options granted under the 1994 Plan, (ii) 450,000 shares of Common Stock for issuance to directors, executive officers and key employees upon the exercise of options granted or to be granted under the 1996 Plan, and (iii) 190,000 shares of Common Stock for issuance upon the exercise of options granted to certain directors of the Company. The Company also has reserved (i) 350,000 shares of Common Stock for issuance upon exercise of the Bridge Warrants, (ii) 100,000 shares of Common Stock for issuance upon exercise of the warrants issued in connection with the private placement of the Series A Preferred Stock (the "Series A Warrants"),
(iii) 180,000 shares of Common Stock for issuance upon exercise of the Barington Option, and (iv) 393,584 shares of Common Stock for issuance upon exercise of other outstanding warrants. The Company has registered under the Securities Act on a shelf registration (i) the 350,000 shares of Common Stock issuable upon exercise of the Bridge Warrants, (ii) the 100,000 shares of Common Stock issuable upon exercise of the Series A Warrants and (iii)the 180,000 shares of Common Stock issuable upon exercise of the Barington Option. The Bridge Warrants, the Series A Warrants, the other outstanding warrants, the Barington Option, outstanding options issued under the 1994 Plan, options that have been or may be issued under the 1996 Plan, and options granted to directors could hinder future financings. In addition, certain holders of such securities have certain registration rights, and the sale of shares of Common Stock upon exercise of such rights or the availability of such shares for sale could adversely affect the market price of the Common Stock. See "Description of Securities" and "Underwriting."

VOLATILITY OF STOCK PRICE

     The market price of the shares of the Company's Common Stock has been and may in the future be highly volatile. Factors such as operating results, announcements by the Company or its competitors concerning products, patents and technology, governmental regulatory actions, events affecting technology companies generally and general market conditions may have a significant impact on the market price of the Common Stock and could cause it to fluctuate substantially. In addition, there will be a relatively small number of shares of Common Stock trading publicly following the Offering. Accordingly, stockholders may experience difficulty selling or otherwise disposing of shares of Common Stock at favorable prices, or at all. See "Shares Eligible for Future Sale" and "Underwriting."

LIMITATION ON UTILIZATION OF INCOME TAX LOSS CARRYFORWARDS

     Based on the equity transactions consummated by the Company during 1996 and early 1997, the Company may have undergone an "ownership change" within the meaning of Section 382 of the Internal

Revenue Code of 1986, as amended (the "Code"). Under Section 382 of the Code, upon undergoing an ownership change, the Company's right to use its then existing income tax loss carryforwards as of the date of the ownership change is limited during each future year to a percentage of the fair market value of the Company's outstanding capital stock immediately before the ownership change. The Company expects that its ability to utilize its net operating loss carryforwards to offset future taxable income will be limited annually in the future. The Company has a full valuation allowance against its net deferred tax asset. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

ANTI-TAKEOVER EFFECTS OF CERTAIN PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND THE DELAWARE GENERAL CORPORATION LAW

     The Company is subject to certain anti-takeover provisions of the General Corporation Law of the State of Delaware (the "GCL"), which could have the effect of discouraging, delaying or preventing a change in control of the Company. In addition, the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") contains provisions that may have the effect of discouraging certain transactions involving an actual or threatened change in control of the Company. Such provisions include a provision in the Certificate of Incorporation which grants to the Board of Directors the authority to issue up to 2,500,000 shares of preferred stock in one or more series and to fix the powers, preferences and rights of each such series without further stockholder action. The issuance in the future of any such preferred stock could have the effect of diluting the purchasers of the Common Stock offered hereby, discouraging unsolicited acquisition proposals or making it more difficult for a third party to commence such an acquisition. See "Description of Securities."

LIMITATION ON LIABILITY OF DIRECTORS AND OFFICERS

     The Company's Certificate of Incorporation provides for the indemnification of the Company's directors and officers to the fullest extent permitted under the GCL. As permitted by the GCL, the Company's Certificate of Incorporation provides that directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or violation of law; (iii) for acts or omissions relating to prohibited dividends or distributions or the purchase or redemption of stock; or (iv) for any transaction from which the director derives an improper personal benefit. However, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. The Company also has obtained directors' and officers' liability insurance with respect to liabilities arising out of certain matters, including matters arising under the Securities Act. See "Description of Securities -- Directors' Limitation of Liability and Indemnification."

                                USE OF PROCEEDS

     The net proceeds from the sale of the shares of Common Stock offered
hereby, assuming a public offering price of $       per share and after
deducting the estimated underwriting discount and other expenses of the
Offering, are estimated to be approximately $       ($       if the
Underwriters' over-allotment option is exercised in full).

     The Company intends to use the net proceeds of the Offering: (i) to increase production of the VidPhone(R) system, in order to establish and maintain a more comprehensive inventory to satisfy customers' orders; (ii) to complete the initial development of its VidPhone(R) system, which includes the VidModemTM and EVSTM, and continue software and hardware development through engineering efforts; (iii) to further develop the sales channels for the Company's products, including establishing customer and technical service teams, creating sales and technology training programs for resellers and marketing partners, and establishing end-user customer support; and (iv) for capital expenditures, including purchasing capital equipment to support the product development and sales and marketing described above, and expanding and improving its facilities. The remaining net proceeds will be employed for working capital and general corporate purposes.

     The discussion above represents the Company's best estimate of the uses of the net proceeds of the Offering, based upon the current state of its business operations, its current business plan and strategy, and current economic and industry conditions. The amount and timing of expenditures will vary depending upon a number of factors, including, among others, the progress of the Company's product development and marketing efforts, changing competitive conditions, and general economic conditions. The uses of the net proceeds of the Offering are subject to reapportionment among the purposes listed above and to other general corporate purposes, including working capital. The actual amounts of the uses of proceeds cannot be predicted.

     Pending application of the net proceeds as described above, the Company intends to invest the net proceeds in short-term, interest-bearing, investment-grade debt securities, money market accounts, certificates of deposit, or direct or guaranteed obligations of the U.S. government.

                          PRICE RANGE OF COMMON STOCK

     The Company's Common Stock has traded on the Nasdaq SmallCap Market under the symbol "OCOM" since April 3, 1997, the date on which the Initial Offering was completed. The Company has applied for quotation of the Common Stock on the Nasdaq National Market upon completion of the Offering. The following table sets forth, for the periods indicated, the range of high and low bid quotations per share of Common Stock, as reported on the Nasdaq SmallCap Market.

                                  PERIOD                                  HIGH        LOW
    ------------------------------------------------------------------   -------    -------
    April 3, 1997 to June 30, 1997....................................   $14.250    $ 6.000
    July 1, 1997 to date..............................................   $31.000    $11.125

     The prices shown above represent quotations among securities dealers, do not include retail markups, markdowns or commissions, and may not represent actual transactions.

     On September 17, 1997, the last bid quotation per share of the Common Stock as reported on the Nasdaq SmallCap Market was $29.250 per share. The number of stockholders of record of the Company at August 31, 1997 was 59.

                                DIVIDEND POLICY

     The Company expects that it will retain all earnings, if any, generated by its operations for the development and growth of its business and does not anticipate paying any cash dividends to its stockholders in the foreseeable future. The payment of future dividends on the Common Stock and the rate of such dividends, if any, will be determined in light of any applicable contractual restrictions limiting the Company's ability to pay dividends, the Company's earnings, financial condition, capital requirements and other factors deemed relevant by the Board of Directors.

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company (i) as of June 30, 1997; and (ii) as of June 30, 1997, on an as adjusted basis to reflect the issuance and sale by the Company of the 2,000,000 shares of Common Stock
offered hereby at an assumed public offering price of $     per share and the
receipt of the net proceeds therefrom. This table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements and the Notes thereto appearing elsewhere in this Prospectus. See "Use of Proceeds" and "Description of Securities."

                                                                           AS OF JUNE 30, 1997
                                                                         ------------------------
                                                                         ACTUAL       AS ADJUSTED
                                                                         -------      -----------
                                                                              (IN THOUSANDS,
                                                                            EXCEPT SHARE DATA)

Obligation under capital lease........................................   $    35        $    35
                                                                         -------      -----------
Common stock, $.01 par value, 10,000,000 shares authorized; 4,631,844 shares issued and outstanding, actual; 6,631,844 shares issued and
  outstanding, as adjusted(1).........................................        46             66
Additional paid-in capital............................................    15,039
Accumulated deficit...................................................    (9,116)        (9,116)
                                                                         -------      -----------
     Total stockholders' equity.......................................   $ 5,969        $
                                                                         -------      -----------
          Total capitalization........................................   $ 6,004        $
                                                                         =======      =========

---------------
(1) Excludes (i) 350,000 shares of Common Stock issuable upon exercise of the Bridge Warrants issued by the Company to purchasers of the Bridge Notes in connection with the Bridge Financing; (ii) 493,584 shares issuable upon exercise of other outstanding warrants to purchase shares of Common Stock;
    (iii) 180,000 shares of Common Stock issuable upon exercise of the Barington Option; (iv) 338,000 shares of Common Stock reserved for issuance upon exercise of outstanding options granted to executive officers, key employees and consultants under the 1994 Plan, and 190,000 shares of Common Stock reserved for issuance upon exercise of non-qualified options granted to certain directors of the Company; and (v) 450,000 shares reserved for issuance upon exercise of outstanding options granted or to be granted to certain directors, executive officers and key employees of the Company under the 1996 Plan. See "Management -- Directors' Non-Qualified Options,"
    "-- 1994 Stock Option Plan," "-- 1996 Stock Incentive Plan," "Certain Transactions" and "Description of Securities."

                                    DILUTION

     The net tangible book value of the Company as of June 30, 1997 was $5,873,530, or $1.27 per share of Common Stock. Net tangible book value per share is equal to the Company's total tangible assets less total liabilities divided by the total number of shares of Common Stock outstanding. After giving effect to the sale of the 2,000,000 shares of Common Stock offered by the Company hereby, and after deducting the estimated underwriting discount and other expenses of the Offering, the net tangible book value of the Company as of
June 30, 1997 would have been $     , or $     per share. This represents an
immediate increase in pro forma net tangible book value of $     per share to
existing stockholders and an immediate dilution of $     per share to new
investors purchasing shares in the Offering. The following table illustrates this per share dilution.

    Public offering price per share.......................................            $
                                                                                      ----
      Net tangible book value per share as of June 30, 1997...............   $1.27
      Increase in net tangible book value per share attributable to the
         Offering.........................................................
                                                                             -----
    Net tangible book value per share after the Offering..................
                                                                                      ----
    Dilution of net tangible book value per share to new investors........            $
                                                                                      ====

     The following table summarizes, as of June 30, 1997, the number of shares of Common Stock purchased from the Company, the total consideration paid, and the average price paid per share by existing stockholders and by new investors.

                                             SHARES PURCHASED        TOTAL CONSIDERATION       AVERAGE
                                            -------------------     ---------------------       PRICE
                                             NUMBER     PERCENT       AMOUNT      PERCENT     PER SHARE
                                            ---------   -------     -----------   -------     ---------
Existing stockholders.....................  4,631,844     69.8%     $16,180,381                 $3.49
New investors.............................  2,000,000     30.2
                                            ---------    -----      -----------    -----
     Total................................  6,631,844    100.0%     $              100.0%       $
                                            =========    =====      ===========    =====

     The foregoing table excludes (i) 350,000 shares of Common Stock issuable upon exercise of the Bridge Warrants issued by the Company to purchasers of the Bridge Notes in connection with the Bridge Financing; (ii) 493,584 shares issuable upon exercise of other outstanding warrants to purchase shares of Common Stock; (iii) 180,000 shares of Common Stock issuable upon exercise of the Barington Option; (iv) 338,000 shares of Common Stock reserved for issuance upon exercise of outstanding options granted to executive officers, key employees and consultants under the Company's 1994 Plan and 190,000 shares of Common Stock reserved for issuance upon exercise of non-qualified options granted to certain directors of the Company; and (v) 450,000 shares reserved for issuance upon exercise of outstanding options granted or to be granted to certain directors, executive officers and key employees of the Company under the 1996 Plan. To the extent outstanding options and warrants are exercised, there will be further dilution to new investors. See "Management -- Directors' Non-Qualified Options," "-- 1994 Stock Option Plan," "-- 1996 Stock Incentive Plan," "Certain Transactions" and "Description of Securities."

                            SELECTED FINANCIAL DATA
                       (IN THOUSANDS, EXCEPT SHARE DATA)

     The following selected financial data should be read in conjunction with the Company's Financial Statements and Notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus. The selected financial data as of December 31, 1995 and 1996, and for each of the three years in the period ended December 31, 1996 have been derived from the Company's Financial Statements included in this Prospectus which have been audited by Coopers & Lybrand L.L.P., independent accountants, whose report thereon is also included in this Prospectus. The selected financial data for the six months ended June 30, 1996 and 1997 have been derived from the unaudited Financial Statements of the Company, which in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary to represent fairly the information set forth therein. The results for the six months ended June 30, 1997 are not necessarily indicative of the results that may be expected for the full year or for any future period.

                                                                                 FOR THE SIX MONTHS ENDED
                                         FOR THE YEARS ENDED DECEMBER 31,                JUNE 30,
                                      --------------------------------------    --------------------------
                                         1994          1995          1996          1996           1997
                                      ----------    ----------    ----------    -----------    -----------
                                                                                (UNAUDITED)    (UNAUDITED)

STATEMENTS OF OPERATIONS DATA:
Total revenues.....................   $      190    $      225    $       81    $        20    $        --
Operating expenses:
     Cost of merchandise...........           --           125            44             --             --
     Cost of services..............           50            13            17             10             --
     Research and development......          165         1,232         1,107            565          1,330
     Selling, general and
       administrative..............          381           814         1,042            520          1,476
     Depreciation and
       amortization................            4            60           159             52            323
     Other.........................           --            14             2             --             --
                                      ----------    ----------    ----------    -----------    -----------
          Total operating
            expenses...............   $      600    $    2,258    $    2,371    $     1,147    $     3,129
                                      ----------    ----------    ----------    -----------    -----------
Loss from operations...............         (410)       (2,033)       (2,290)        (1,127)        (3,129)
Interest (income) expense, net.....           (3)           13           404              4            429
                                      ----------    ----------    ----------    -----------    -----------
Net loss...........................   $     (407)   $   (2,046)   $   (2,694)   $    (1,131)   $    (3,558)
                                       =========     =========     =========      =========      =========
Net loss per common share..........   $    (0.16)   $    (0.59)   $    (0.75)   $     (0.31)   $     (1.11)
                                       =========     =========     =========      =========      =========
Weighted average common shares and
  common share equivalents
  outstanding......................    2,514,116     3,461,659     3,607,634      3,607,634      3,196,822

                                                                 AS OF DECEMBER 31,
                                                                 ------------------        AS OF
                                                                  1995       1996      JUNE 30, 1997
                                                                 -------    -------    -------------
                                                                                        (UNAUDITED)
BALANCE SHEET DATA:
Cash and cash equivalents.....................................   $    87    $   623       $ 5,019
Working capital (deficit).....................................    (1,035)    (1,330)        4,963
Total assets..................................................       334      1,682         6,265
Total liabilities.............................................     1,230      2,608           296
Total stockholders' equity (deficit)..........................      (895)    (1,775)        5,969

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     Management's Discussion and Analysis of Financial Condition and Results of Operations and other parts of this Prospectus contain forward-looking statements which involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in "Risk Factors."

OVERVIEW

     Objective Communications designs, develops and markets the first high quality, cost-effective video network system that supports video broadcast, retrieval of stored video and multi-party conferencing to and from a desktop personal computer or conference room over the same wire used by the telephone lines. The Company was incorporated in October 1993. The Company's operations to date have related primarily to organizational activities, including research and development, the development of its initial products, recruiting management and technical personnel, and raising capital.

     During the year following the consummation of the Offering, the Company intends to focus on product development and sales and marketing. Specifically, the Company intends to: (i) complete engineering modifications required for commercially available VidPhone(R)systems; (ii) hire additional personnel; (iii) negotiate reseller relationships with providers of telephony equipment and services; (iv) continue research and development to enhance current products and develop complementary products; (v) establish direct sales relationships with reference accounts; and (vi) secure further intellectual property protection, including additional patent, trademark and copyright protections. However, there can be no assurance that the Company will achieve these objectives. The Company plans to subcontract all major manufacturing and production activities for the foreseeable future, but to retain test and quality assurance functions until all subcontractors can be certified with respect to quality.

     The Company has completed pre-production development of the VidPhone(R) system. The Company currently expects to begin commercial production and installation of the initial VidPhone(R) systems in the fourth quarter of 1997. These initial systems will support up to 50 simultaneous conferees, and are designed by the Company to be highly reliable and easily maintained. There can be no assurance that the Company will begin production or installation of such systems on its current time schedule. See "Risk Factors -- Development of New Products; Industry Acceptance," "Use of Proceeds" and "Business -- Product Research and Development."

     To date, the Company has not generated substantial revenues from the sale of its products and services. Historically, a significant portion of the Company's revenues has been derived from fees for consulting services. During 1996 and 1995, consulting services accounted for 44.2% and 42.2% of the Company's revenues, respectively. The Company's business strategy is to increase revenues through sales of its products, particularly the VidPhone(R) system. Accordingly, in the future, the Company plans to devote substantially all of its efforts to production and sales and support of the VidPhone(R) system. The Company has received and is currently working on a limited number of customer orders. There can be no assurance that the Company will be successful in its efforts to market and sell its products. The Company's inability to establish marketing channels for its products and to obtain orders for its products, particularly the VidPhone(R) system, would have a material adverse effect on the Company's business, financial condition and results of operations. See "Risk Factors -- Development Stage Enterprise; Limited Operating History," "-- Risks of Distribution; Reliance on Third-Party Resellers," "-- Dependence on Emerging Market for Video Applications Technology," "-- Development of New Products Industry Acceptance," and "Business -- Objective Communications Strategy."

     The Company expects to incur substantial operating expenses in the future to support its product development efforts, expand and enhance significantly its sales and marketing capabilities and organization, expand its technical and management personnel and for other selling, general and administrative expenses.

     Through June 30, 1997, the Company had incurred substantial losses from operations, and had an accumulated deficit of approximately $9.1 million. The Company expects to continue to incur operating losses until the Company's products achieve commercial acceptance, which is expected to occur in 1998. This expectation is based on a number of factors, certain of which are beyond the Company's control. Accordingly, there can be no assurance that such expectation will be correct.

     As a result of recurring losses and the accumulated deficit, the report of the Independent Accountants on the Financial Statements of the Company contains an explanatory paragraph related to the Company's ability to continue as a going concern. The Company believes that the net proceeds from the Offering, together with its existing resources and revenues from continuing operations, will be sufficient to permit the Company to continue as a going concern. The Company's results of operations may vary significantly from quarter to quarter during this quarter of development. See "Risk Factors -- Development Stage Enterprise; Limited Operating History," "-- Losses Since Inception; Accumulated Deficit; Expectation of Continuing Losses" and Notes 1 and 8 of Notes to Financial Statements.

RESULTS OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 1997 COMPARED TO SIX MONTHS ENDED JUNE 30, 1996

     Revenues. The Company had no revenues in the six months ended June 30, 1997 compared to revenues of approximately $20,000 in the same period in 1996. The revenues recorded in 1996 were generated primarily from consulting arrangements, not from the Company's primary business. In 1997, the Company devoted all of its resources to the development, production, and sale of the VidPhone(R) system and related software products.

     Research and Development. Research and development expenses increased by approximately $766,000, or 135.5%, for the six months ended June 30, 1997, to approximately $1.3 million as compared to $565,000 for the period ended June 30, 1996. The increase was due primarily to the hiring of additional technical staff and increased use of subcontractors in the development of components for the Company's VidPhone(R) system. Research and development expenses include the costs associated with all personnel, materials and contract personnel engaged in research and development for the Company, as well as an allocated portion of overhead expenses, such as rent, telephone and office supplies.

     The Company intends to accelerate and expand research and development by hiring additional technical staff and purchasing additional research and development related material. As the Company continues testing and demonstrating its product line, it expects research and development expenses to increase.

     The Company expects to continue to incur substantial research and development expenses as it further enhances existing products and develops new products and services. The Company is developing a number of new inventions and associated products to complement and expand its VidPhone(R) technology. The Company's research and development program includes mechanical design, circuit card development, transmission technology, embedded software, control software for multiple platforms and some applications software. See "Risk
Factors -- Risks Associated with Rapid Growth and with the Company's Business Plan and Strategy," "Use of Proceeds" and "Business -- Objective Communications Strategy."

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased by approximately $956,000, or 184.0%, in the six months ended June 30, 1997 to approximately $1.5 million from $520,000 in the six months ended June 30, 1996. Included in selling, general and administrative expenses for the six months ended June 30, 1997 is approximately $340,000 in non-recurring compensation expense associated with a warrant exchange conducted in January 1997. The remaining increase is mainly attributable to increased sales and marketing expenses as the Company began to market its VidPhone(R) products and to increased administrative expenses associated with becoming a public company in the second quarter of 1997.

     Upon completion of the Offering, the Company intends to hire additional personnel to expand its engineering staff, sales and marketing personnel, including customer support and, to a lesser extent, administrative staff personnel to support accounting and personnel management. See "Risk Factors --

Limited Marketing Experience; Need to Establish Partnering Relationships; Need for Additional Personnel" and "Business -- Objective Communications Strategy" and "-- Sales and Marketing."

     Depreciation and Amortization. Depreciation and amortization increased approximately $271,000 to $323,000 in the six months ended June 30, 1997 from $52,000 in the six months ended June 30, 1996. During such period, the Company charged to amortization expense $209,000 of capitalized debt issuance costs upon the repayment of the debt from the proceeds of the Initial Offering. To a lesser extent, depreciation on increased levels of fixed assets owned by the Company also contributed to the increase.

     Interest Expense, Net. Interest expense, net, increased by approximately $424,000 to approximately $428,000 in the six months ended June 30, 1997 from approximately $4,000 in the six months ended June 30, 1996. Net interest expense for the period consisted of approximately $455,000 of interest expense offset by nearly $27,000 in interest income. Interest expense included a write-off of approximately $385,000 of unamortized debt discount representing the fair value of warrants issued to holders of Bridge Notes in connection with the Bridge Financing. Offsetting this expense was interest income earned during the period ended June 30, 1997 on the invested proceeds of the Initial Offering.

     Net Loss. As a result of the foregoing factors, the net loss increased by approximately $2.5 million, or 214.6%, from approximately $1.1 million to $3.6 million for the six months ended June 30, 1997 as compared to the six months ended June 30, 1996.

YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

     Revenues. Revenues for 1996 decreased by approximately $143,000, or 63.8%, to approximately $81,000, from approximately $225,000 for 1995. Of the Company's revenues in 1996 and 1995, 55.8% and 57.8%, respectively, were derived from sales of VidPhone(R) Remote Terminals, which are VidPhone(R) units with Integrated Services Digital Network ("ISDN") capabilities. The remainder of the Company's revenues in both periods were derived from consulting services provided by the Company. Revenues declined in 1996 as a result of the completion in 1995 of a single consulting contract which accounted for 89.5% of total revenues in 1995. See "Business -- Products and Technology."

     Gross Margin. The Company's gross margin for 1996 was 23.3% of total revenues, as compared with 38.8% of total revenues for 1995. The Company does not believe that gross margins in past periods, including 1996 and 1995, are necessarily indicative of gross margin in future periods because such margins do not relate to the revenues and costs of producing and selling the VidPhone(R) system. In the future, the Company intends to focus on sales of its products and, accordingly, may experience significant changes in gross margin in future periods.

     Research and Development. Research and development expenses for 1996 decreased by approximately $125,000, or 10.2%, to $1.1 million, from $1.2 million for 1995. The decrease in research and development expenses in 1996 was primarily attributable to the redeployment by the Company of limited engineering resources to support beta units, which is classified as a selling, general and administrative expense rather than a research and development expense.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses for 1996 increased by approximately $228,000, or 28.0%, to approximately $1.0 million, from $814,000 for 1995. Selling, general and administrative expenses consist of sales and marketing expenses, such as advertising, expenses associated with customer support, legal, accounting and consulting fees, and an allocated portion of rent, telephone, mail, office supplies and other costs incurred that are associated with the Company's business. The increase in 1996 of selling, general and administrative expenses was primarily due to significantly increased legal fees to support increasingly complex financial operations at the Company, increased consulting fees, including higher expenses related to accounting and technical consultants, and the inclusion in 1996 of expenses related to the employment of key administrative personnel by the Company for a full year compared with partial year employment in 1995.

     Depreciation and Amortization. Depreciation and amortization for 1996 increased by approximately $98,000, or 163.2%, to approximately $159,000, from approximately $60,000 for 1995. This increase was primarily due to the depreciation associated with the acquisition of substantial new capital assets in 1996, primarily computer equipment, and, to a lesser extent, the accelerated write-down of leasehold improvements as a result of the Company's move to new office space. See Note 3 of Notes to Financial Statements.

     Other Operating Expenses. Other operating expenses for 1996 decreased by approximately $12,000, or 87.8% to approximately $1,700, from $14,000 for 1995. Operating expenses in 1995 primarily consisted of late fees and interest costs on trade credit which were classified as an operating expense. The Company did not incur comparable costs in 1996 because of the availability of additional cash as a result of indebtedness incurred by the Company, interest on which is classified as interest expense.

     Interest Expense, Net. Interest expense, net, for 1996 increased by approximately $391,000 to approximately $404,000 from approximately $13,000 in 1995. The increase in interest expense is primarily due to warrant issuance costs associated with Bridge Notes issued by the Company in October and November 1996, approximately $322,000 of which is a non-cash expense. See Note 6 of Notes to Financial Statements.

     Net Loss. As a result of the foregoing factors, the Company's net loss for 1996 increased by approximately $648,000, or 31.7%, to approximately $2.7 million from approximately $2.0 million for 1995.

YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994

     Revenues. Revenues for 1995 increased by approximately $35,000, or 18.5%, to approximately $225,000, from approximately $190,000 for 1994. Of the Company's revenues in 1995, 57.8% were derived from sales of VidPhone(R) Remote Terminals used for testing purposes, and the remainder were derived from consulting services. All of the Company's revenues in 1994 were generated by consulting services provided by the Company. See "Business -- Products and Technology."

     Gross Margin. The Company's gross margin for 1995 was 38.8% of total revenues, as compared with 73.8% of total revenues for 1994. The Company does not believe that gross margins in past periods, including 1995 and 1994, are necessarily indicative of gross margin in future periods because such margins do not relate to the revenues and costs of producing the VidPhone(R) system. In the future, the Company intends to focus on sales of its products and, accordingly, may experience significant changes in gross margin in future periods.

     Research and Development. Research and development expenses for 1995 increased significantly by approximately $1.1 million, or 645.5%, to approximately $1.2 million, from approximately $165,000 for 1994. This significant increase was primarily due to the retention of additional technical personnel and research and development-related materials as the Company shifted its focus to product development from organizational activities.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased significantly by approximately $433,000, or 113.6%, for 1995 to approximately $814,000, from $381,000 for 1994. The increase in selling, general and administrative expenses was primarily due to significantly increased legal, consulting and accounting fees to support increasingly complex operations at the Company, and higher personnel costs in 1995 compared to 1994, as a result of increased staffing during 1995.

     Depreciation and Amortization. Depreciation and amortization for 1995 increased by approximately $57,000, to approximately $60,000, from approximately $4,000 in 1994. This increase was primarily due to the depreciation associated with the acquisition of substantial new capital assets in 1995, primarily computer technology.

     Other Operating Expenses. Other operating expenses for 1995 increased by approximately $14,000, to approximately $14,000, from approximately $250 for 1994. This increase was primarily due to the late fees and interest costs on trade credit incurred during 1995, which were classified as an operating expense. The Company did not incur significant comparable costs in 1994 as the Company focused on organizational activities during that year.

     Interest (Income) Expense. The Company recorded interest income of approximately $3,400 in 1994 related to interest earned on a note receivable from an investor. The Company recorded interest expense of approximately $13,000 in 1995.

     Net Loss. As a result of the foregoing factors, the Company's net loss for 1995 increased by approximately $1.6 million, or 402.9%, to approximately $2.0 million from $407,000 for 1994.

LIQUIDITY AND CAPITAL RESOURCES

     The Company has financed its operations to date primarily through the public and private sales of equity and debt securities. From inception through June 30, 1997, the Company had not generated any significant cash from operations. The primary uses of cash have been to fund research and development and for selling, general and administrative expenses. From inception through June 30, 1997, the Company incurred cumulative losses of approximately $9.1 million and it has not experienced any quarter of profitable operations. The Company expects to continue to incur operating losses until the Company's products achieve commercial acceptance, which is expected to occur in 1998. This expectation is based on a number of factors, certain of which are beyond the Company's control. Accordingly, there can be no assurance that such expectation will be correct.

     At June 30, 1997, the Company had cash of approximately $5.0 million and a working capital surplus of approximately $5.0 million. In April 1997, the Company received net proceeds of approximately $9.5 million from the issuance of 2,070,000 shares of Common Stock at a price of $5.50 per share in the Initial Offering, including the exercise in full of the over-allotment option granted to the underwriter of the Initial Offering (net of underwriting discounts and commissions and other expenses of the Initial Offering). Approximately $2.1 million of the gross proceeds from the Initial Offering were used to retire outstanding indebtedness under Bridge Notes and Bridge Warrants issued in the Bridge Financing completed during October and November 1996 and approximately $600,000 were used to repay related party loans and other expenses. The remainder of the net proceeds from the Initial Offering have been or will be used to fund the Company's sales and marketing and product development efforts, for working capital and for general corporate purposes. See "Certain Transactions" and "Description of Securities."

     In October and November 1996, the Company issued $2.0 million aggregate principal amount of Bridge Notes. Of the approximately $1.7 million in net proceeds from the sale of the Bridge Notes, the Company used an estimated $990,000 for continued product development, an estimated $375,000 to pay general and administrative expenses, an estimated $208,000 to purchase capital assets used in product development and an estimated $162,000 for sales and marketing. The Bridge Notes were repaid upon the closing of the Initial Offering. In December 1996 and January 1997, the Company issued 500,000 shares of Series A Preferred Stock and 100,000 Series A Warrants for aggregate gross proceeds to the Company of $2.0 million. Of the approximately $1.8 million in net proceeds from the sale of the Series A Preferred Stock and the Series A Warrants, the Company has used an estimated $619,000 for continued product development, an estimated $372,000 to pay selling, general and administrative expenses, an estimated $204,000 to purchase capital assets used in product development and an estimated $157,000 for sales and marketing. The Company intends to use the remaining $438,000 in estimated net proceeds for continued product development, selling, general and administrative expenses, capital asset purchases and for sales and marketing, in approximately the same proportion as set forth above. The 500,000 outstanding shares of Series A Preferred Stock automatically converted to 500,000 shares of Common Stock upon completion of the Initial Offering. See Notes 5 and 6 of Notes to Financial Statements.

     Net cash used in operating activities for the six months ended June 30, 1997 totaled approximately $3.2 million and for the years ended 1996, 1995 and 1994 totaled approximately $2.9 million, $1.4 million and $204,000, respectively. Net cash provided by financing activities for the six months ended June 30, 1997 totaled approximately $8.0 million and for the years ended December 31, 1996, 1995 and 1994 totaled approximately $3.6 million, $1.4 million and $565,000, respectively, reflecting the proceeds from the issuance of equity securities and debt securities and borrowings from related parties, offset by principal repayments of $385,000 and $30,000 in 1996 and 1995, respectively. No principal repayments were made in 1994.

     The Company intends to use approximately $2.0 million for capital expenditures over the next 12 months. The Company currently anticipates that such capital expenditures will include acquisition of (i) computer hardware and software to support new engineering staff, (ii) test equipment to support research and development, integration, and quality assurance testing, (iii) demonstration units and trade show materials to support sales and marketing, and (iv) furniture, fixtures and other personal property to support expanded staff in new facilities. The Company is in the process of evaluating its capital requirements and, as a result of such evaluation, its capital expenditures over the next 12 months may be significantly higher than anticipated.

     As of December 31, 1996, the Company had available net operating loss carryforwards of approximately $4.7 million to reduce future income tax liabilities. These carryforwards expire from 1997 through 2011, and are subject to review and possible adjustment by the appropriate taxing authorities. Pursuant to the Code, the utilization of net operating loss carryforwards for tax purposes may be subject to an annual limitation if a cumulative change of ownership of more than 50% occurs over a three-year period. As a result of the equity transactions consummated by the Company in 1996 and 1997, the Company may have undergone an "ownership change" within the meaning of Section 382 of the Code. Under Section 382 of the Code, upon undergoing an ownership change, the use of the net operating loss carryforwards will be limited. The Company has a full valuation allowance on this deferred tax asset, because the Company believes that it is more likely than not that it will not be able to realize this asset. See Note 4 of Notes to Financial Statements.

     Based on the Company's operating plan, the Company believes that the net proceeds of the Offering, together with its existing resources and revenues from continuing operations, will be sufficient to satisfy its capital requirements and finance its operations for at least the next 12 months. Such estimate is based upon certain assumptions, and there can be no assurance that such assumptions are correct. In the event that the Company's plans change, or the proceeds of the Offering are insufficient to fund operations due to unanticipated delays, problems, expenses or otherwise, the Company would be required to seek additional funding sooner than anticipated. Should the Offering not be successfully completed, the Company will pursue other debt and equity financing alternatives. The Company has no current arrangements with respect to, or specific sources of, any such capital. The Company anticipates that any additional financing required to meet its current plans for growth and expansion may take the form of the issuance of common or preferred stock or debt securities, or may involve other secured or unsecured debt financing. There can be no assurance that the Company will be able to obtain such additional capital on a timely basis, on favorable terms, or at all. In any of such events, the Company may be unable to implement its business plan. See "Risk Factors -- Need for Additional Financing."

INFLATION

     The impact of inflation on the Company's business has been insignificant to date and the Company believes that it will continue to be insignificant for the foreseeable future.

                                    BUSINESS

INTRODUCTION

     Objective Communications designs, develops and markets the first high quality, cost-effective video network system that supports video broadcast, retrieval of stored video and multi-party conferencing to and from a desktop personal computer or conference room over the same wire used by the telephone. The VidPhone(R) system provides full-motion video in support of video broadcast, retrieval of stored video information, video conferencing, and concurrent data and file sharing directly to and from the desktop or conference room. The Company believes that the VidPhone(R) system offers greater functionality and compatibility with existing infrastructure and higher quality than most video conferencing systems on the market today. The Company also believes that it offers the only video network system that supports the three major video applications in a single cost-effective solution. The Company intends to become the leading provider of video networks.

     The Company's strategy is to form long-term relationships with major business telephone product and service providers and to resell the VidPhone(R) system through such providers. The Company anticipates that these providers will be interested in establishing relationships with the Company because of the ease with which the VidPhone(R) system can be marketed and resold to existing customers as an enhancement to telephone systems. In July 1997, the Company entered into a one-year agreement with Sprint pursuant to which Sprint has agreed to resell the Company's video network products worldwide. In August 1997, the Company entered into an arrangement with Bell Atlantic to market and resell the VidPhone(R) system to the DOD and related agencies.

     The Company is discussing joint marketing relationships and test marketing arrangements for the VidPhone(R) system with leading private branch exchange ("PBX") manufacturers and other resellers. As part of these test marketing arrangements, the Company has installed, at no cost to the user, test marketing VidPhone(R) equipment in the facilities of one of the three largest PBX manufacturers, two of the five largest interexchange carriers ("IXCs"), one of the four largest regional bell operating companies ("RBOCs") and at one end-user customer location. There can be no assurance that the Company will be successful in its efforts to develop such relationships or that, if established, such arrangements will be profitable. See "Risk Factors -- Limited Marketing Experience; Need to Establish Partnering Relationships; Need for Additional Personnel."

INDUSTRY BACKGROUND

     The demand for video communications, historically limited primarily to video conferencing, is driven by the desire to achieve the most effective means to communicate. Information that is exchanged or presented visually, such as in-person meetings or video presentations, has a stronger impact on the end-user than non-visual communications. Unfortunately, people cannot always exchange or present information in person and technology limitations and cost constraints have restricted the use of video applications. Consequently, non-visual forms of communication, such as telephony, voice mails, e-mails, facsimiles and overnight mailings, are relied upon to communicate. Recent video application developments such as broadcasting and conferencing achieve the effectiveness of face-to-face meetings, while retaining the convenience of a telephone call. These applications have the potential to become commonly used means of communication. The Aberdeen Group estimates that the video communications market will grow from an estimated $3.7 billion in 1996 to $28.4 billion in 2003, representing a compound annual growth rate of 34%.

     A video network that fully supports video broadcast, video retrieval and video conferencing applications addresses the communications requirements of the business community. A video network can improve worker productivity by facilitating the efficient exchange of information between geographically dispersed parties while reducing travel expenses. In addition, it enables the use of video material for training and research at the convenience of the user rather than the presenter and permits businesses to access business broadcasts such as CNN and CNBC at the desktop. To date, however, transmission constraints, costs and other limitations have precluded the development and deployment of acceptable video broadcast, retrieval and conferencing applications to the desktop.

     Until recently, video communications systems were boardroom video conferencing systems. These systems typically used a proprietary protocol rather than an international standard and, as a result, could not interface with systems using other protocols. In addition, these systems were prohibitively expensive for most businesses. Even today, most boardroom video conferencing systems require substantial capital expenditures for new infrastructure, and require trained personnel for set up and maintenance during the video conference call. Most boardroom systems also do not provide video quality adequate for video broadcast and retrieval and are limited by distracting latency -- transmission delays that result in unsynchronized audio and video.

     Over the past decade, video conferencing systems have begun to evolve from high cost, low quality, stand-alone boardroom systems to desktop systems. However, desktop systems have not been widely adopted. The Company believes that this is primarily because currently available systems produce inadequate video quality for virtually all business purposes. Nevertheless, a January 1996 special report in Video Technology News estimated that desktop sales comprised approximately 8% of the video communications market in 1995. According to a 1996 article in PC Week, the desktop segment of the video conferencing market is expected to grow from 300,000 units in 1996 to 6.2 million units by the year 2000.

     Most desktop video conferencing systems use either dedicated telephone lines or the LAN to transmit video data. Some desktop video conferencing systems use dedicated ISDN lines to achieve acceptable video quality for business purposes. However, to achieve this quality, three dedicated lines with six associated telephone numbers must be provided to each desktop. The installation costs of these additional lines and line use charges render this approach impractical on any significant scale. In addition, these systems require the installation of either expensive and complex hardware coder-decoders ("CODECs") in each PC or software CODECs that render the PC unavailable for other applications during video conferences.

     Some video conferencing systems attempt to use the LAN rather than dedicated telephone lines. LAN-based systems also require the installation of hardware or software CODECs. LANs were designed to be shared by individuals using the transmission medium for short periods of time and do not have the bandwidth to accommodate the volume of data inherent in full-motion video applications. Consequently, even a single video conference would significantly diminish the capacity of most LANs to support other users. IT managers resist LAN-based video applications because of the additional infrastructure and associated maintenance required to support them. Although high speed Ethernet and gigabit routing switches may alleviate some of the bandwidth problems resulting from the transmission of video on the LAN, the Company believes that these new technologies do not go far enough to address the latency problems plaguing such systems. The Company believes that in the future synchronous fiber optic networks ("SONET") and Asynchronous Transfer Mode ("ATM") switching will dominate in the Wide Area Network ("WAN"). However, the Company does not believe that ATM will reach the desktop due to the high cost and other limiting factors.

     There is growing demand for business video applications at the desktop. However, business users require a cost-effective video network capable of providing high quality, non-latency-impaired video and CD-quality stereo audio before they will adopt desktop video applications on a significant scale. The Company believes that a video network must leverage an organization's existing infrastructure, without sacrificing the functionality of the desktop computers, in order to be an acceptable video network solution.

THE OBJECTIVE COMMUNICATIONS SOLUTION

     Objective Communications offers a patented video network system, the VidPhone(R) system, that supports high quality, cost-effective video broadcast, retrieval and conferencing to and from the desktop or conference room over existing telephone lines. The VidPhone(R) system offers the following features:

     - The Video Network Solution. The Company believes that the VidPhone(R) system is the first video network system that offers a single comprehensive solution of sufficient quality to support the three major video applications: video broadcast, retrieval of stored video information, and multi-party conferencing. The VidPhone(R) system is fully functional today and is designed to be fully compatible with emerging technologies, such as SONET and ATM.

     - High Quality; Low Latency. The VidPhone(R) system provides full-duplex S-VHS quality full-motion video, CD-quality stereo audio, and high speed data to and from a desktop or a conference room over most existing analog and digital telephone systems. In contrast to existing video conferencing systems, the VidPhone(R) system has imperceptible video and audio latency within an enterprise. Voice and video are synchronized, and audio conversations are unimpeded by interruptions.

     - Uses Existing Telephony Infrastructure. The VidPhone(R) system uses the same single twisted pair of copper wire to the desktop used by the telephone. No additional wiring infrastructure is required to transmit full-duplex video, audio and data.

     - LAN Independent. The VidPhone(R) system operates independently of the LAN. Because no video, audio or data is transmitted on the LAN, no additional LAN management or maintenance is required.

     - PC/Platform Independent. The VidPhone(R) system requires minimal processing by the desktop computer. The computer's CPU or bus remains available to run other applications simultaneously. In addition, the VidPhone(R) system is independent of the desktop computer operating system. Windows, MacOS and Unix operating systems will be supported on platforms such as PCs, Macintoshes and work stations.

     - Cost-Effective. The price per seat for a standard VidPhone(R) system configuration is competitive with low-end desktop video conferencing-only systems, while providing higher quality and greater functionality.

OBJECTIVE COMMUNICATIONS STRATEGY

     The Company's objective is to become the leading provider of video networks. The key elements of the Company's strategy include:

     Leverage Position as the First Provider of an Integrated Video
Network. The Company intends to leverage its position as the first provider of integrated video networks. The Company believes that existing video conferencing systems fail to meet the needs of the business community, and that the VidPhone(R) system will meet the requirements for a fully functional video network.

     Seek Brand-Name Recognition of the VidPhone(R) System. The Company intends to actively pursue multi-faceted programs to promote the VidPhone(R) system as the brand-name video network. Initiatives include press releases, presentations to industry analysts, technology announcements, formal product launches and participation in trade shows.

     Position the VidPhone(R) System as an Upgrade to Existing Telephone Systems. The Company intends to market the VidPhone(R) system as an enhancement to existing telephone systems, capitalizing on the drive by telephone product and service companies to regain prominence in the corporate information systems market. These companies can offer the VidPhone(R) system as a fully functional video network that competes directly with computer and LAN video applications. The Company believes that the VidPhone(R) system is more attractive to IT administrators than LAN-based systems because it does not impact bandwidth, compromise LAN integrity, or affect LAN reliability.

     Distribute the VidPhone(R) System Through Large, Established Distribution Channels. The Company intends to market the VidPhone(R) system using the same telephone product and service providers that install and provide services for the user's business telephone systems. Most telephone product and service providers offer large sales, service and support organizations, have relationships with virtually every business telephone user in the world and enjoy a high level of customer loyalty. The Company currently has reseller arrangements with Sprint and Bell Atlantic and intends to expand its reseller arrangements with other telephone product and service providers. The Company is discussing joint marketing relationships and test marketing arrangements for the VidPhone(R) system with leading PBX manufacturers and other resellers.

     Develop Additional Applications. The Company intends to continue developing and promoting applications, such as video mail, and sources of content, such as direct broadcast news channels, that use the VidPhone(R) system video network capabilities to enhance productivity in the business environment.

PRODUCTS AND TECHNOLOGY

     The Company's principal product is the VidPhone(R)system, which provides full-motion video in support of video broadcast, retrieval of stored video information and video conferencing within an enterprise over the same wire used by the telephone. In addition, the VidPhone(R) system supports video communications to any other location worldwide through the WAN.

                                    DIAGRAM

The VidPhone(R) system is comprised of the following components:

     - EVSTM. EVSTM is the video, audio and data switch that is the cornerstone of the VidPhone(R) system. It enables users to access all VidPhone(R) system functions within an enterprise and to communicate with remote locations through a WAN. The EVS-50, the current version of the EVSTM, is a scaleable, modular video network server that supports from five to 50 concurrent video network users and also permits users to receive broadcast video and retrieve stored video images. The EVSTM normally resides near the PBX or CENTREX point of entry and is rack mountable in standard 19-inch racks.

     - VidModemTM. The VidModemTM enables the connection between the desktop and the EVSTM. The desktop and EVSTM versions of VidModemTM incorporate a patented technology that permits distribution of full-motion video, CD-quality stereo audio and high speed data over the single twisted pair of copper wire that connects the desktop telephone to the PBX or CENTREX. The connection is transparent to the telephone and PBX.

     - VidPhone(R) Terminal. The VidPhone(R) Terminal is a user's desktop computer configured with a microphone, speakers, camera and proprietary software. VidPhone(R) Terminals connect to the EVSTM via VidModemsTM and can receive broadcast video, retrieve stored video material and participate in video conferences. VidPhone(R) Terminals may be located up to 1,250 feet from the EVSTM when using Category 3 wiring, or up to 2,500 feet when using Category 5 wiring. The Company believes that most modern business telephone systems use at least Category 3 wire. VidPhone(R) Terminals do not need a terminal-resident ISDN or ATM CODECs because they connect directly to the EVSTM. VidPhone(R) Terminals may be easily and inexpensively modified for deployment as conference room systems. In this configuration, all video network applications are available in a large screen multi-party conference room setting.

     - Software Applications. ObjectiveViewTM is the primary software platform supporting users of the VidPhone(R) system. It provides an easy-to-use graphical user interface for all video applications offered by the VidPhone(R) system. Two other software programs are currently provided with each VidPhone(R) system, TeleDraw(R) and TeleShareTM. TeleDraw(R) is a full-featured program for collaborative drawing, annotation and editing of drawings and pictures. TeleShareTM enables users to share applications such as word processing and spreadsheet programs while simultaneously participating in a video conference.

     - VidPhone(R) Remote Terminal. VidPhone(R) Remote Terminals provide VidPhone(R) system connectivity for users that are not directly connected to the EVSTM via telephone wiring in the enterprise. Employees in branch offices, individuals working out of their homes, and other parties outside an enterprise are potential users of VidPhone(R) Remote Terminals. VidPhone(R) Remote Terminal users have access to all video network functions of the EVSTM to which they connect; however, the quality of the video and audio presentation will be limited by the bandwidth of the external communications connection. VidPhone(R) Remote Terminal connectivity may be over a variety of communications circuits, such as ISDN (1 Basic Rate Interface ("BRI"), 2BRI, 3BRI, etc.), T1 or ATM.

SYSTEM FUNCTIONALITY

     The Company believes that the VidPhone(R) system is the only video network solution currently available that is capable of adequately supporting the three basic business video requirements.

     Broadcast Video. Sources of broadcast video material include, but are not limited to, satellite broadcasts, cable television, and narrowcasts over an ATM network. These sources are connected to the EVSTM through a specially designed circuit card. The user selects the desired broadcast from a menu using standard point-and-click techniques. The non-blocking architecture of the EVSTM permits multiple users to access the same broadcast video source without degrading system performance.

     Retrieval of Stored Video Material. VidPhone(R) system users may access stored video material residing on a variety of different types of devices, such as a video server, a video jukebox or a video tape player. Users access stored video using point-and-click techniques similar to those used to access broadcast video. For example, the Company is developing video mail applications which would allow users to create video mail with video, audio, text and file attachments for later access by and delivery to VidPhone(R) system users.

     Video Conferencing. The VidPhone(R) system supports two-way and multi-party video conferencing. VidPhone(R) system users may be delineated in telephone directories and contacted using standard point-and-click techniques at any time without prior coordination.

SALES AND MARKETING

     The Company's sales and marketing strategy is to leverage its position as the first provider of integrated video networks that support the three major video applications. The Company believes that existing video conferencing systems fail to meet the requirements of the business community, and that the VidPhone(R) system meets the need for a fully functional video network. The Company seeks to obtain brand-name recognition of the VidPhone(R) system by actively promoting the VidPhone(R) system as the brand-name video network. Initiatives include press releases, presentations to industry analysts, technology announcements, formal product launches and participation in trade shows. In July and August 1997, the Company held industry and press conferences in San Francisco, New York, Boston and the metropolitan Washington D.C. area to introduce its EVS-50 product. The Company maintains a Web page and has retained a public relations firm to help ensure the effectiveness of the Company's marketing campaigns.

     The Company intends to market the VidPhone(R) system as an upgrade to existing telephone systems to capitalize on the drive by telephone product and service companies to regain prominence in the corporate information systems market. The attributes of the VidPhone(R)system enable telephone product and service companies to offer a fully functional video network that competes directly with computer and LAN vendors offering video applications. The Company believes that the VidPhone(R) system is more attractive to IT administrators than LAN-based systems, because it does not use LAN bandwidth, compromise LAN integrity, or affect LAN reliability.

     The Company is marketing the VidPhone(R) system through telephone product and service providers that will resell it as an enhancement to existing telephone systems. These providers offer sales, service and support organizations, have relationships with virtually every business telephone user in the world, and enjoy a high level of customer loyalty. These distribution channels have a mature customer base which is generally receptive to system upgrades. In July 1997, the Company entered into a one-year agreement with Sprint under which Sprint has agreed to resell the Company's video network products worldwide. The Company also has an arrangement with Bell Atlantic under which it will market and resell the VidPhone(R) system to the DOD and related agencies.

     The Company is discussing joint marketing relationships and test marketing arrangements for the VidPhone(R) system with leading PBX manufacturers and other resellers. As part of these test marketing arrangements, as of August 31, 1997, the Company had installed, at no cost to the user, test marketing VidPhone(R) equipment in the facilities of one of the three largest PBX manufacturers, two of the five largest IXCs, one of the four largest RBOCs and at one end-user customer location. There can be no assurance that the Company will be successful in its efforts to develop such relationships or that, if established, such arrangements will be profitable. See "Risk Factors -- Limited Marketing Experience; Need to Establish Partnering Relationships; Need for Additional Personnel."

     The Company intends to use a portion of the net proceeds from the Offering to further develop the sales channels for its products, including the establishment of customer and technical service teams, the creation of sales, training and technology programs for resellers and marketing partners, and establishment of end-user customer support. The Company intends to expand its internal sales and marketing staff to help implement its strategy. The Company believes that following such expansion, its internal sales and marketing staff will be adequate to implement and support its sales and marketing strategy. However, there can be no assurance that the Company will be successful in its efforts to attract additional experienced sales and marketing personnel and implement its strategy or that, if implemented, its sales and marketing strategy will increase product sales, revenues or profitability.

PRODUCT RESEARCH AND DEVELOPMENT

     The Company's research and development efforts focus on completing the initial development and production of the VidPhone(R) system and further refining and upgrading the Company's products. The Company has completed the pre-production development of the basic VidPhone(R) system and continues to develop system enhancements. Pre-production VidPhone(R) systems are being used as demonstration units to support sales and marketing initiatives. The Company is further improving its underlying VidModemTM technology, the EVS-50 and the accompanying user interface and applications software.

     The Company expended $1.2 million for research and development for the year ended December 31, 1995, $1.1 million for the year ended December 31, 1996 and $1.3 million for the six months ended June 30, 1997. Subsequent to the Offering, the Company intends to further expand its engineering capabilities and product development efforts.

     The Company's engineering staff closely monitors technical developments and works with the Company's marketing personnel to assess evolving business video network requirements. The Company intends to monitor emerging technologies that support new business applications and tailor its research and development accordingly. In addition to the Company's internal research and development resources, the Company engages contract engineering services when it is efficient. Contractors have completed several component design initiatives in support of product development. Research and development efforts target both hardware and software enhancements to video network capabilities in support of all business video applications.

INTELLECTUAL PROPERTY

     The Company intends to continue to seek patents and copyrights on certain of its inventions and proprietary processes. Parts of the Company's technology are protected by a patent or pending patents. The Company has a patent (U.S. Patent No. 5,621,455) issued in April 1997 covering a method and apparatus for transmitting video information over telephone wires. Corresponding foreign patent applications on the VidPhone(R) technology are pending in China, Canada, Mexico, Europe, Japan and Taiwan. Additionally, the Company has filed a "continuation" U.S. patent application covering variations of the basic VidPhone(R) technology. This continuation application is still pending and the Company does not expect to receive any notice from the U.S. Patent and Trademark Office concerning this application until early to mid-1998. The Company has also filed a patent application covering the VidPhone(R) system's networking and switching technology. The Company does not expect to receive any notice from the U.S. Patent and Trademark Office concerning this second patent application for at least one year. The Company is in the process of preparing additional U.S. patent applications directed to various improvements in the field of video conferencing. The Company expects to file approximately four to six new U.S. patent applications before the end of 1997 covering these improvements. The success of the Company's products depends in part on its continuing ability to obtain and protect patents, licenses and other intellectual property rights covering its significant hardware and software products.

     The Company has registered the trademarks Objective Communications(R), VidPhone(R), and TeleDraw(R) and has several other trademarks pending, including VidModemTM and EVSTM. The process of seeking patent and trademark protection can be long and expensive, and there can be no assurance that patents and trademarks will issue from currently pending or future applications or that any patents or trademarks that are issued will be of sufficient scope to provide meaningful protection or any commercial advantage to the Company.

COMPETITION

     The market for the Company's products is new, highly competitive and rapidly evolving. The Company believes that the principal competitive factors in the markets in which it intends to compete are product performance, price and product support and services.

     The principal competitors in the video conferencing market have been PictureTel, VTEL and its wholly-owned subsidiary, CLI. According to a June 1995 article in U.S. News & World Report, PictureTel and CLI (prior to its acquisition by VTEL) had approximately 71% market share in the video conferencing systems market. Competitors in the video broadcast market include cable television and direct satellite broadcast system providers. The Company is not aware of any current competitors in the video retrieval market. The Company expects to compete with these companies and expects substantial additional competition from new market entrants, such as Intel Corporation. In addition, at least one competing "desktop" system, manufactured by C-Phone Corporation, is designed to operate on a LAN using shielded or co-axial cable. The Company believes that approximately 22 companies, including Apple Computers and Creative Labs, currently offer desktop systems. To date, none of the new desktop systems has captured any significant portion of the market.

     Virtually all of the companies with which the Company expects to compete have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than the Company. The Company believes that it will be able to compete effectively against larger companies with substantially greater resources on the basis of its products' capabilities, distribution strategy, and price. There can be no assurance, however, that the Company will be able to compete successfully.

MANUFACTURING

     The Company will outsource the manufacture of components to be used in its products and the assembly of those components into the finished products, including manufacture and assembly of the VidPhone(R) system. The products will be shipped to the Company for final assembly check, systems integration and testing. The Company plans to retain test and quality assurance function until all subcontractors can be certified with respect to quality. The Company has initiated discussions with several manufacturers and suppliers, but has no current arrangements with manufacturers or suppliers that fix the costs of production or parts. Any difficulties encountered with third-party manufacturers could result in product defects, production delays, cost overruns or the inability to fulfill orders on a timely basis which, in turn, could have a material adverse effect on the Company.

GOVERNMENT REGULATION

     The FCC regulates the operation of telecommunications equipment for use in the U.S. The VidModemTM and EVSTM components of the VidPhone(R) system are required to comply with certain regulations promulgated by the FCC under Parts 2, 15 and 68 of the FCC's regulations, which relate to radio frequency devices and to terminal equipment that is connected to the public, switched telephone network. Pursuant to these FCC regulations, the Company has determined that the VidModemTM is an unintentional radiator that constitutes a Class A digital device that may be operated without an individual license. Under the FCC's regulations, the Company will be required to follow a verification procedure consisting of a self-certification by the Company that the radio frequency device complies with applicable regulations. The Company has already had the VidModemTM formally tested by a qualified, independent testing facility, and it was found to comply. Under the FCC regulations, the Company has the option of ensuring compliance with the applicable technical specifications at the location of a business end-user after installation. In addition, pursuant to Part 68 of the FCC regulations, the Company will need to obtain equipment registration from the FCC for a certain number of the VidPhone(R) system components (including the EVSTM) that are connected to the PSTN. To date, the Company has not filed an application under Part 68 for equipment registration. The Company has designed its initial line of products to conform to all applicable guidelines and regulations and does not believe that FCC approval requirements will materially delay the manufacture or marketing of the VidPhone(R) system. However, there can be no assurance that the Company's products will actually meet such requirements, or that the Company will be able to obtain and maintain in effect all necessary FCC or other governmental approvals required to permit the Company to market its products as currently contemplated.

FACILITIES

     The Company recently relocated its headquarters to a new facility in Portsmouth, New Hampshire, and continues to lease a sales office in the Washington D.C. metropolitan area. The Company's headquarters consist of approximately 13,000 square feet of space for offices, engineering facilities, research and development facilities, and product integration and demonstration rooms. The term of the lease expires in September 2001. The Company's sales office consists of approximately 5,000 square feet of office space and demonstration facilities in Chantilly, Virginia leased on a monthly basis.

EMPLOYEES

     As of August 31, 1997, the Company had 39 employees, of whom 36 were full-time and three were part-time. The Company's employees included 16 hardware and software engineers, five service technicians, four manufacturing supervisors and six sales and marketing personnel. The Company also uses the services of technical consultants and subcontractors on an as-needed basis. Each employee and consultant has executed both a confidentiality agreement and an agreement not to compete with the Company for a period of 24 months after performing services for the Company. The Company does not have any employment agreements with its employees, except for Mr. Steven A. Rogers. The Company's employees are not unionized, and the Company believes that its relations with its employees and consultants are good.

LEGAL PROCEEDINGS

     As of the date of this Prospectus, the Company is not a party to, and the property of the Company is not subject to, any material legal proceedings.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The executive officers and directors of the Company are as follows:

                   NAME                      AGE                        POSITION
------------------------------------------   ---    ------------------------------------------------
Mr. Steven A. Rogers(1)(4)................   45     President, Chief Executive Officer and Director
Mr. Clifford M. Kendall(1)(2).............   66     Chairman of the Board
Mr. Anthony M. Agnello(3).................   47     Director
Mr. Robert L. Barnett(3)..................   56     Director
Mr. Donald W. Barrett(4)..................   51     Director
Dr. Eugene R. Cacciamani(1)(3)............   60     Director
Mr. Marc S. Cooper(1)(2)..................   35     Director
Lt. Gen. Lincoln D. Faurer,                  69     Director
  USAF(Ret.)(4)...........................
Mr. Richard T. Liebhaber(1)(4)............   62     Director
Mr. Roy C. Nash(2)........................   55     Director
Mr. John B. Torkelsen.....................   52     Director
Mr. Robert H. Emery.......................   53     Vice President, Administration and Finance
                                                    and Secretary
Mr. Frank M. Gore.........................   57     Vice President, Sales
Mr. Roger A. Booker.......................   42     Vice President, Operations

---------------
(1) Member of the Executive Committee of the Board of Directors.
(2) Member of the Audit Committee of the Board of Directors.
(3) Member of the Compensation Committee of the Board of Directors.
(4) Member of the Preferred Stock Committee of the Board of Directors.

     Steven A. Rogers founded the Company in 1993 and has served as President and Chief Executive Officer since the Company's inception. Mr. Rogers has participated in other successful start-up companies as an executive officer or founder. From July 1990 to July 1992, he served as a Senior Vice President of General Kinetics, Inc. where he managed the Cryptek division. In January 1986, he had founded Cryptek, Inc., an encrypted facsimile machine manufacturer and, from January 1986 to July 1990, served as its President and Chief Operating Officer until it was acquired by General Kinetics, Inc. Mr. Rogers holds four patents and was a nominee for KPMG Peat Marwick's "1990 Entrepreneur of the Year" award. He has a B.S.E.E. from Virginia Polytechnic Institute.

     Clifford M. Kendall has been Chairman of the Board of Directors since August 1994 and currently is Chairman of the Executive Committee. Mr. Kendall is one of the founders and current Chairman of the Board of Computer Data Systems, Inc. ("CDSI"), a professional services company which provides consulting and data processing services to federal, state and local governments, not-for-profit institutions and commercial clients, and has served in such capacity since July 1991. From 1971 to July 1991, Mr. Kendall served as Chairman and Chief Executive Officer of CDSI. Mr. Kendall also serves as a member of the Advisory Boards of Atlantic Holdings, Inc. and Ferris, Baker, Watts Incorporated.

     Anthony M. Agnello has served as a director of the Company since January 1997. Mr. Agnello co-founded Ariel Corporation, a DSP (Digital Signal Processing) equipment provider, in 1982 and currently serves as Chief Executive Officer and Chairman of the Board of Ariel Corporation. Mr. Agnello received his M.S.E.E. from City College of New York and owns several patents in digital signal processing.

     Robert L. Barnett has served as a director of the Company since August 1994 and currently is Chairman of the Compensation Committee. Mr. Barnett has served as Senior Vice President of Motorola, Inc. since 1995, where he is responsible for the development of two-way wireless communications products. From 1992 to 1995, he was the President of Nexteps, Inc., an international communications consulting firm. He served in various capacities at the Ameritech Corporation from 1987 to 1993, including President of Ameritech Bell

Group and Vice-Chairman of Ameritech Corporation. Mr. Barnett serves on the boards of Johnson Controls, Inc., USG, the parent company of United States Gypsum and Central Vermont Public Service, a utility company.

     Donald W. Barrett has served as a director of the Company since August 1994. Mr. Barrett has been Chairman of the Board and Chief Executive Officer of Telepad, Corp., a telecommunications and information systems equipment manufacturer since April 1996. From July 1991 to March 1996, Mr. Barrett was President and Chief Executive Officer of Ideas, Inc., a systems integrator for the intelligence community. From July 1987 to June 1991, he served as President of the Government Systems Group of Contel Federal Systems where he was responsible for the design, development and integration of information systems supporting the United States government. Mr. Barrett has a B.S. from California State Polytechnic University and an M.B.A. from California State University, Fullerton.

     Eugene R. Cacciamani has served as a director of the Company since August 1994. Dr. Cacciamani has been a Senior Vice President of Hughes Network Systems, Inc. a company furnishing private communications networks to business, government and common carriers since 1987, where he is responsible for developing new technologies, systems and businesses, including lead efforts in the Hughes DBS DirecTV system and the system design in the ICO global satellite personal communications system. Dr. Cacciamani is on the Engineering Advisory Boards at Union College and The Catholic University of America and serves as an advisor to Aloha Networks, Inc. and Quest Communications.

     Marc S. Cooper has served as a director of the Company since April 1997. Mr. Cooper has served as Executive Vice President, Director of Investment Banking and Research at Barington Capital Group, L.P. since March 1992. He also serves as a director of Thinking Tools, Inc., a software developer.

     Lincoln D. Faurer has served as a director of the Company since August 1994. Lt. Gen. Faurer has served as President of LDF, Inc., a company providing consulting services on intelligence and security matters, since 1991. From 1986 to 1991, he also served as President of the Corporation for Open Systems, Inc., a corporation engaged in research and development of a worldwide "open systems" environment. Lt. Gen. Faurer retired from the United States Air Force in 1985, serving the last four years as Director of the National Security Agency.

     Richard T. Liebhaber has served as a director of the Company since August 1994. Mr. Liebhaber has been a Managing Director of Veronis, Suhler & Associates, Inc., New York, a media merchant banking firm, since 1995. From 1985 to 1995, Mr. Liebhaber was Chief Strategy and Technology Officer of MCI Communications Corporation. He serves on the board of directors of QWEST Communications, Inc., Alcatel Network Systems, Inc., a subsidiary of Alcatel Alsthom Compagnie Generale d'Electricite, Geotek Communications, Inc., Advanced Network Services, Inc., a subsidiary of America Online, Inc., and Scholz Master Builders, Inc. He is also a member of the Steering Committee for the National Information Infrastructure for the Computer Science and Telecommunications Board of the National Research Council and is a member of the Federal Networking Commission Advisory Council.

     Roy C. Nash has served as a director of the Company since August 1994 and is Chairman of its Audit Committee. Mr. Nash has been Vice President of Finance for MCI Communications Corporation since December 1996. From January 1995 to November 1996, Mr. Nash was Vice President of Audit for MCI Communications Corporation. From 1993 to 1995, Mr. Nash served as Chief Financial Officer for Concert Communications Company, a joint venture between MCI and British Telecom plc. From 1987 to 1993, Mr. Nash served as Vice President and Controller, responsible for all internal and external financial reporting of MCI Communications Corporation. Mr. Nash received a B.A. in Economics from Cornell University and an M.B.A. from Columbia University.

     John B. Torkelsen has served as a director of the Company since March 1996. Mr. Torkelsen has served as President of Princeton Venture Research, Inc. since 1984 and President of its affiliate PVR Securities Inc. since 1987. Mr. Torkelsen also is a director serving on the Audit and Compensation Committees of Voice Control Systems, Inc. and a director serving on the Compensation Committee of Mikros Systems Corporation. He has a B.S. in engineering from Princeton University and an M.B.A. from Harvard University.

     Robert H. Emery has served as Vice President, Administration and Finance and Secretary since December 1996, and previously served as Vice President, Administration from May 1995 to December 1996. From May 1986 to May 1995, he served as Vice President of Aries Systems International, Inc., an information services company. From August 1983 to July 1986, Mr. Emery served as the ADP Security Officer for the military's largest secure computer network. He has a B.S. from the U.S. Naval Academy, an M.S. in information systems from the Naval Postgraduate School and an M.S. in accounting from George Mason University. He is a CPA and a certified financial planner.

     Frank M. Gore has served as Vice President, Sales since July 1994. From January 1990 to June 1994, he served as Director of Marketing for International Financial Communications, Inc., a distributor of video conferencing equipment. From March 1988 to January 1990, Mr. Gore served as Director of Marketing for International Data Services, Inc., a communications company, where he was responsible for establishing and managing a $35 million contract. From October 1987 to March 1988, Mr. Gore served as National Sales Manager for British Telecom, plc, U.S. division, managing 120 sales people and 12 regional sales managers. From February 1980 to October 1987, Mr. Gore served as Marketing Program Manager for Boeing Computer Services, Inc., a division of The Boeing Company, where he managed the development and distribution of hardware and software products related to computer communications.

     Roger A. Booker has served as Vice President, Operations since February 1996. From June 1994 to February 1996, Mr. Booker served as the Vice President, International Development and Operations at Global Partnership, Inc., where he directed international development and operations. From February 1990 to June 1994, Mr. Booker also served as the Vice President, Manufacturing Operations at Cryptek, Inc., an encrypted facsimile machine manufacturer, and served in the same position at General Kinetics, Inc. when it acquired Cryptek, Inc., where he was responsible for overseeing operations, including several acquisitions and divestitures. From August 1986 to February 1990, Mr. Booker was Director of Operations for Magnavox Government and Industrial Electronics Company, where he managed the development of a new 200,000 square foot manufacturing facility. He received a B.S. and an M.A. in manufacturing engineering technology and management from East Tennessee State University.

     Under three separate agreements, certain parties have the right to designate nominees for members of the Board of Directors. In connection with the private placement of equity securities of the Company by PVR Securities, Inc., Mr. John Torkelsen, a director of the Company, and Mr. Steven A. Rogers, a director and the President and Chief Executive Officer of the Company, entered into an agreement that provides that, for a five-year period beginning December 5, 1995, each of them will vote any shares that he controls for the election to the Board of Directors of an individual nominated by the other and on a best efforts basis will seek additional votes for the other party's nominee. Mr. Torkelsen was elected to the Board of Directors pursuant to this agreement. In addition, Mr. Torkelsen agreed, subject to his fiduciary obligations to the Company, to vote for Mr. Rogers to continue his position as President and Chief Executive Officer of the Company during the term of the voting agreement.

     Mr. Anthony M. Agnello was elected to the Board of Directors on January 16, 1997 pursuant to a voting agreement dated December 19, 1996 by and among Applewood Associates, L.P. ("Applewood"), Acorn Technology Partners, L.P. ("Acorn") and Mr. Rogers, entered into in connection with the private placement of the Series A Preferred Stock and the Series A Warrants by the Company to Applewood and Acorn. Subject to certain percentage ownership requirements, Mr. Rogers agreed, pursuant to such voting agreement, to vote his shares of Common Stock to elect as a director the nominee of Applewood and Acorn.

     For a period of five years following completion of the Initial Offering on April 8, 1997, the Company has agreed to use its best efforts (including the solicitation of proxies, if necessary) to elect one designee of Barington to the Board of Directors of the Company. Pursuant to such agreement, the Board of Directors elected Marc Cooper as a director on April 10, 1997. Mr. Cooper was the general partner of a partnership that was a financial investor with a controlling interest in KRI, Inc., a restaurant franchisee, which filed a petition under federal bankruptcy laws in 1996.

DIRECTOR COMPENSATION

     The Company reimburses directors for expenses incurred in connection with attending Board meetings, but does not pay director's fees or other compensation for services rendered as a director. In lieu of fees, in August 1994, the Company granted to each director then serving (other than Mr. Steven A. Rogers) options to purchase shares of Common Stock. Each grant was negotiated with the director at the time he was appointed. See "-- Directors' Non-Qualified Options." In April 1997, the Company granted certain directors options to purchase an aggregate of 64,600 shares of Common Stock under the 1996 Plan. In addition, directors or their affiliates may receive compensation for services rendered to the Company in other capacities. Mr. Torkelsen, a director of the Company, is the President of PVR Securities, Inc., which has in the past provided, and may in the future provide, investment banking services to the Company. Mr. Cooper, a director of the Company, is Executive Vice President, Director of Investment Banking and Research at Barington, which served as the underwriter of the Initial Offering and has provided other investment banking services to the Company in the past. Barington also is serving as an underwriter of the Offering and may, in the future, provide other investment banking services to the Company. See "-- Directors' Non-Qualified Options" and "-- 1996 Stock Incentive Plan" below and "Certain Transactions."

DIRECTORS' NON-QUALIFIED OPTIONS

     In August 1994, the Company granted options to purchase an aggregate of 200,000 shares of Common Stock ("Directors' Non-Qualified Options"), to the persons then serving as directors of the Company. Such options were granted in lieu of directors' fees and pursuant to agreements with each director. The options are exercisable for a period of ten years from the date of grant, have an exercise price of $2.00 per share and vest 20% per year on each of the first, second, third, fourth and fifth anniversaries of the date of grant. Notwithstanding the foregoing vesting schedule, if a director fails to attend more than 50% of the total number of meetings of the full Board of Directors and any committees of the Board of which he is a member, the director forfeits any percentage of the option that would otherwise have vested in that year. Further, if a director ceases to be a director of the Company for any reason, including removal, death or disability, such director forfeits any portion of the option that is unvested at that time. As of the date of this Prospectus, Directors' Non-Qualified Options to purchase 110,000 shares of Common Stock are vested, and Directors' Non-Qualified Options to purchase 10,000 shares of Common Stock were exercised. Directors' Non-Qualified Options may be exercised only to the extent vested. The optionee, or his estate in the case of death, can exercise the option to the extent vested at the time he ceases to be a director of the Company until the expiration of the option.

     In April 1997, the Company granted to each director of the Company then serving (other than Mr. Steven A. Rogers) options to purchase an aggregate of 64,600 shares of Common Stock ("Directors' 1996 Non-Qualified Options") under the 1996 Plan. Such options were granted in lieu of directors' fees. The options are exercisable for a period of five years from the date of grant, have an exercise price of $6.625 per share and vest ratably on each of the first, second and third anniversaries of the date of grant. Notwithstanding the foregoing vesting schedule, if a director fails to attend more than 50% of the total number of meetings of the full Board of Directors and any committees of the Board of which he is a member, the director forfeits any percentage of the option that would otherwise have vested in that year. Further, if a director ceases to be a director of the Company for any reason, including removal, death or disability, such director forfeits any portion of the option that is unvested at that time. As of the date of this Prospectus, none of the Directors' 1996 Non-Qualified Options have vested. See "1996 Stock Incentive Plan."

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has three standing committees: the Executive Committee, the Audit Committee and the Compensation Committee.

     Executive Committee. The Board of Directors has established an Executive Committee comprised of four (4) outside, non-employee directors and the Chief Executive Officer. The Executive Committee has the authority to exercise substantially all of the powers and authority of the full Board of Directors in the management and affairs of the Company between meetings of the full Board of Directors, to the fullest extent permitted by the GCL. Messrs. Rogers, Kendall, Liebhaber, Cooper and Cacciamani currently serve as members of the Executive Committee.

     Audit Committee. The Board of Directors has established an Audit Committee comprised of three (3) outside, non-employee directors. The Audit Committee is responsible for approving the Company's independent accountants, reviewing the scope of their engagement, consulting with such independent accountants, reviewing the results of any audit examination, reviewing the disposition of recommendations made by the independent accountants during the past year, acting as a liaison between the Board of Directors and the independent accountants and reviewing various Company policies, including those related to accounting and internal control matters. Messrs. Kendall, Cooper and Nash currently serve as members of the Audit Committee.

     Compensation Committee. The Board of Directors has established a Compensation Committee consisting of three (3) outside, non-employee directors. The Compensation Committee is responsible for reviewing and approving executive compensation policies, practices, salary levels and bonus programs and for administering the Company's 1996 Plan. Messrs. Agnello, Barnett and Cacciamani currently serve as members of the Compensation Committee.

     Preferred Stock Committee. The Board of Directors also has appointed a Preferred Stock Committee, on which Messrs. Barrett, Faurer, Liebhaber and Rogers currently serve. The Preferred Stock Committee has authority to approve the issuance and sale, from time to time, of one or more series of preferred stock for cash or other property, including the issuance and sale from time to time of warrants for such preferred stock, or common or preferred stock of the Company into which any series of preferred stock may be convertible or exchangeable. The Preferred Stock Committee is authorized, in connection with the issuance of one or more series of the preferred stock and any common or preferred stock into which such preferred stock may be convertible or exchangeable, to determine the price at which the preferred stock of each such series or class will be sold, to declare dividends payable on the preferred stock, to reserve for issuance shares of any common stock or preferred stock into which any series of the preferred stock may be convertible or exchangeable, and to determine the designation, preferences and privileges, the relative, participating, optional or other special rights, and the qualifications, limitations, and restrictions of such securities. See "Description of Securities -- Delaware Anti-takeover Law and Certain Charter Provisions."

EXECUTIVE COMPENSATION

     The following table lists the cash remuneration paid or accrued during the year ended December 31, 1996 to the President and Chief Executive Officer of the Company, Mr. Steven A. Rogers. No other executive officer of the Company received salary and bonus in excess of $100,000 for or with respect to 1996. The Company did not pay any bonuses or other compensation, did not have any pension or long-term incentive plan and did not issue any restricted stock awards or stock awards to Mr. Rogers during 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG TERM
                                                                                       COMPENSATION
                                                                       ANNUAL             AWARDS
                                                                    COMPENSATION    ------------------
                                                                    ------------        SECURITIES
               NAME AND PRINCIPAL POSITION                  YEAR       SALARY       UNDERLYING OPTIONS
---------------------------------------------------------   ----    ------------    ------------------
Steven A. Rogers, President and Chief Executive
  Officer................................................   1996      $120,000            25,000

     The following table sets forth certain information about the stock options granted to Mr. Rogers in 1996 under the 1994 Plan. In April 1997, the Company also granted to Mr. Rogers under the 1996 Plan options to acquire 50,000 shares of Common Stock at an exercise price of $6.625 per share, the fair market value on the date of grant. These options vest ratably over a three-year period on the anniversary of the date of grant. See "-- 1996 Stock Incentive Plan" below.

                                    NUMBER OF          PERCENTAGE OF TOTAL
                              SECURITIES UNDERLYING    OPTIONS GRANTED TO     EXERCISE PRICE
           NAME                OPTIONS GRANTED(1)       EMPLOYEES IN 1996         ($/SH)         EXPIRATION DATE
---------------------------   ---------------------    -------------------    --------------    ------------------
Steven A. Rogers...........           25,000                  18.1%               $ 4.00        December 16, 2006

---------------
(1) The options granted to Mr. Rogers were non-qualified stock options that were granted at fair market value at the time of the grant and vest over a five-year period on the anniversary of the grant date. The options expire on the tenth anniversary of the date of grant. See "-- 1994 Stock Option Plan" below.

     The Company has an employment agreement with Mr. Rogers, but does not currently have any employment agreements with any of its other executive officers or employees. See "-- Employment and Confidentiality Agreements" below.

1994 STOCK OPTION PLAN

     In October 1994, the Company adopted the 1994 Stock Option Plan. The 1994 Plan is intended to attract, retain and motivate officers, key employees and consultants and to provide the Company with the ability to provide incentives linked to the profitability of the Company's businesses and increases in stockholder value. The Company has reserved for issuance 338,000 shares of Common Stock upon the exercise of options awarded under the 1994 Plan. The 1994 Plan authorizes the issuance of incentive stock options ("Incentive Options") qualifying under Section 422 of the Code and non-qualified stock options ("Non-Qualified Options") to qualified executive officers, key employees and consultants of the Company.

     As of the date hereof, Non-Qualified Options to purchase 338,000 shares of Common Stock at an exercise price of $4.00 per share have been granted to executive officers, other key employees and consultants. Non-Qualified Options to purchase 85,000 of these shares have vested. The Company does not intend to grant any additional options under the 1994 Plan. Future awards, if any, will be made under the 1996 Plan.

1996 STOCK INCENTIVE PLAN

     In January 1997, the Company adopted the 1996 Stock Incentive Plan. The 1996 Plan, which terminates in January 2007 (the tenth anniversary of the effective date of the plan), is intended to promote the long-term growth of the Company by rewarding its officers, key employees, directors and consultants with a proprietary interest in the Company for outstanding long-term performance and to attract, motivate and retain capable management employees. The Company has reserved for issuance 450,000 shares of Common Stock upon exercise of options awarded under the 1996 Plan. As of August 31, 1997, options to purchase 326,600 shares of Common Stock had been granted under the 1996 Plan, including options to acquire 64,600 shares of Common Stock granted to directors of the Company.

     The 1996 Plan is to be administered by the Compensation Committee of the Board, which is required to be comprised of at least two non-employee directors, as defined under Rule 16b-3 under the Exchange Act. The 1996 Plan authorizes the grant of incentive stock options (as defined in Section 422 of the Code), non-qualified stock options, restricted stock awards and stock appreciation rights ("SARs"), or any combination thereof, at the discretion of the Compensation Committee. Subject to adjustment in certain circumstances, the aggregate number of shares of Common Stock which may be issued under the 1996 Plan upon the exercise of options or SARs or in the form of restricted stock, or some combination thereof, may not exceed 100,000 shares in any one year to any single plan participant. Common Stock acquired through the exercise of an option, SAR or restricted stock award granted to an insider of the Company may not be disposed of by an insider during the six-month period beginning on the date of grant.

     The option price per share of Common Stock underlying each option granted under the 1996 Plan may not be less than 100% (110% in the case of an incentive stock option granted to a 10% stockholder) of the fair market value per share of Common Stock on the date of the option grant. The 1996 Plan provides that one-fifth of each option granted to a participant vests on each of the first five anniversaries of the date on which the option was granted, unless otherwise provided in the option agreement.

     Options may not be exercised after ten years from the option grant date (five years in the case of an incentive stock option granted to a 10% stockholder). In the case of any incentive stock option, the option shall terminate on the date that is three months (one year, in the event that the termination of employment is by reason of death or disability) after the date on which the optionee terminates employment or, if earlier, the date specified in the agreement relating to the option grant.

     Awards under the 1996 Plan also may be made in the form of restricted stock at the discretion of the Compensation Committee. The Compensation Committee has the authority to determine the terms and conditions of any restricted stock awards.

     SARs may be granted in conjunction with all or a part of an option granted under the 1996 Plan, either at the time of initial grant of the option or a subsequent time prior to the expiration of the option, except that SARs may not be granted in connection with a prior option without the consent of the option holder. Upon the exercise of a SAR, the participant is entitled to the difference between the fair market value of one share of Common Stock and the exercise price per share of the related option, multiplied by the number of shares in respect of which the SAR has been exercised. The Compensation Committee has the discretion to determine the form in which the payment will be made, which may be in cash, shares of Common Stock, or a combination thereof.

EMPLOYMENT AND CONFIDENTIALITY AGREEMENTS

     Each employee and consultant of the Company is required to enter into an agreement prohibiting such employee or consultant from disclosing any confidential, proprietary information of the Company and a non-compete agreement with the Company pursuant to which such employee or consultant may not, directly or indirectly, compete with the Company in any geographic market in which the Company operates or is preparing to operate during the term of his or her employment with the Company and for a period of 24 months following the termination of employment. The non-compete agreement also provides for an assignment to the Company by such employees and consultants of the rights to any invention made or discovered during the term of employment.

     The Company also has entered into an employment agreement with Mr. Rogers. The agreement was effective on March 13, 1997 and is for an initial term of one year with automatic one-year renewals, unless terminated as provided in the agreement. The agreement provides that the 1997 base salary for Mr. Rogers will be $120,000. The agreement also includes a non-competition commitment during and after the term of the agreement, confidentiality commitments, non-solicitation of employee provisions and assignment of work product agreements. The Company also maintains a key man life insurance policy on Mr. Rogers in the amount of $1,000,000. The Company has no other employment agreements with, nor does it maintain key man life insurance on, any of its other employees.

                              CERTAIN TRANSACTIONS

FOUNDER'S TRANSACTIONS

     In October 1993, the Company issued 500 shares of Common Stock to Mr. Steven A. Rogers, President and Chief Executive Officer of the Company, in exchange for services rendered in connection with the formation of the Company and an initial capital contribution of $1,000. In June 1994, the Company issued a stock dividend of 1,299,500 shares of Common Stock to Mr. Rogers, who was then the Company's sole stockholder. In December 1996, the Company granted to Mr. Rogers under the 1994 Plan Non-Qualified Options to purchase 25,000 shares of Common Stock at an exercise price of $4.00 per share and, in April 1997, granted options to purchase 50,000 shares of Common Stock at an exercise price of $6.63 per share. See Note 6 of Notes to Financial Statements.

RELATED PARTY LOANS

     During the three-year period ending December 31, 1996, certain officers, stockholders and members of management extended loans to the Company totaling $714,000 in aggregate principal amount. The following is a discussion of loans made to the Company by directors, executive officers, and 5% stockholders of the Company, or members of the immediate family of any of the foregoing persons, during the three-year period ending December 31, 1996 in which the amount involved exceeds $60,000. See Note 5 of Notes to Financial Statements.

     In April 1996, Mr. Clifford M. Kendall, the Chairman of the Board of Directors of the Company, loaned the Company $100,000 in aggregate principal amount. Interest accrues quarterly on the loan at a fixed rate of 7% per annum, payable at maturity. The principal amount of and accrued interest on the loan were repaid shortly following the Initial Offering. Additionally, in July, 1997, Mr. Kendall elected to exercise an option for 50,000 shares of Common Stock from Steven Rogers at an exercise price of $2.00 per share. See "Principal Stockholders."

     Princeton Venture Research, Inc. ("PVR"), a corporation of which Mr. John
B. Torkelsen, a director of the Company, serves as the President, loaned the Company an aggregate of $320,000 during 1995. The loan accrued interest at a fixed rate of 7% per annum. As an inducement to PVR to extend the loan to the Company, the Company issued to Mr. Torkelsen warrants to purchase 53,333 shares of Common Stock at an original exercise price of $8.00 per share. In June 1995, PVR converted the outstanding principal amount of and the accrued interest on the loan to Common Stock and warrants. In connection with the loan conversion, Mr. Torkelsen invested an additional $160,000 in the Company. In the loan conversion transaction, the Company issued to Mr. Torkelsen 60,361 shares of Common Stock and warrants to purchase 60,361 shares of Common Stock, to Mrs. Pamela R. Torkelsen 10,000 shares of Common Stock and warrants to purchase 10,000 shares of Common Stock, and to PVR 10,000 shares of Common Stock and warrants to purchase 10,000 shares of Common Stock. All common stock was issued at $6.00 per share, and all warrants to purchase Common Stock were issued with an original exercise price of $8.00 per share. See "-- Equity
Issuances -- Warrant Exchange."

     In July 1995, Mr. Robert H. Emery, Vice President, Administration and Finance, loaned $35,000 to the Company. The loan accrued interest at a fixed rate of 7% per annum. The loan was repaid in full in 1996. As an inducement to extend the loan to the Company, the Company also issued to Mr. Emery in June 1995, warrants to acquire 5,833 shares of Common Stock. The warrants were issued at an original exercise price of $8.00 per share and are exercisable for a period of five years from the date of issuance. See "-- Equity
Issuances -- Warrant Exchange."

     Mr. Rogers, the founder, President and Chief Executive Officer and a director of the Company, loaned the Company an aggregate of $30,000 during 1995 and an additional $70,000 during 1996. The loans bear interest at a fixed rate of 7% per annum. The principal amount of and accrued interest on the loans were repaid in full in April 1997. As an inducement to extend the loans to the Company, the Company also issued to Mr. Rogers warrants to acquire an aggregate of 16,666 shares of Common Stock. The warrants were issued at an original exercise price of $8.00 per share and are exercisable for a period of five years from the date of issuance. The Company repaid the loans outstanding to Mr. Rogers in full in April 1997 upon completion of the Initial Offering.

EQUITY ISSUANCES

     Private Placement Services Provided by Barington Capital Group,
L.P. Barington, an investment banking firm that is acting as an underwriter of the Offering and of which Mr. Marc S. Cooper, a director of the Company, serves as Executive Vice President, Director of Investment Banking and Research, acted as the placement agent of the Company in connection with the private placement of $2.0 million aggregate principal amount of Bridge Notes and Bridge Warrants to purchase 500,000 shares of Common Stock at an exercise price of $3.30. The Bridge Financing was completed in November 1996. As partial compensation for services provided in that offering, Barington received warrants to purchase up to 50,000 shares of Common Stock at an exercise price of $3.30 per share, which warrants were forfeited upon consummation of the Initial Offering. In addition, Barington also received a fee of $200,000 for placement services provided in connection with the Bridge Financing, which fee represented 10% of the gross proceeds raised in the Bridge Financing, and was reimbursed for certain other expenses. See Note 5 of Notes to Financial Statements.

     Barington also acted as the placement agent of the Company in connection with the private placement of 250,000 shares of Series A Preferred Stock and warrants to purchase up to an additional 50,000 shares of Common Stock in December 1996 and 250,000 shares of Series A Preferred Stock and warrants to purchase 50,000 shares of Common Stock in January 1997 for aggregate gross proceeds to the Company of $2.0 million. As compensation for services provided in that private placement, the Company paid Barington a fee of $140,000, which fee represented 7.0% of the gross proceeds raised in the private placement. See "Description of Securities," "Underwriting" and Note 7 of Notes to the Financial Statements.

     Initial Public Offering. Barington acted as underwriter of the Initial Offering, for which it received underwriting discounts and commissions of approximately $1.1 million. In addition, Barington received a non-accountable expense allowance of $341,550, and was issued the Barington Option to acquire 180,000 shares of Common Stock of the Company. This Barington Option is exercisable for a period of five years beginning on April 8, 1997 at an exercise price of $9.08 per share of Common Stock. See "Principal Stockholders."

     Private Placement Services Provided by PVR Securities, Inc. PVR Securities, Inc., a corporation of which Mr. Torkelsen is the President ("PVR Securities"), acted as the placement agent of the Company in connection with the private placements in June 1995 and August 1996, of 50 units and 19.11 units, respectively, to accredited investors (the "PVR Investors"). Each unit sold consisted of 5,000 shares of Common Stock and warrants to purchase an additional 5,000 shares of Common Stock at $8.00 per share. In the private placement conducted by PVR Securities, the Company issued 345,536 shares of Common Stock and warrants to acquire 345,536 shares of Common Stock at an exercise price of $8.00 per share. Aggregate gross proceeds to the Company from the offering were $2,073,222.

     As partial compensation for services provided in the private placement, the Company issued to Mr. Torkelsen, President of PVR Securities, warrants to purchase an aggregate of 69,106 shares of Common Stock. Of such warrants, the exercise price for warrants to acquire 34,553 shares of Common Stock was originally $6.60 per share, and the exercise price for warrants to acquire 34,553 shares of Common Stock was originally $8.80 per share (the "PVR Warrants"). In addition, as compensation for financial advisory and other services rendered in connection with the private placement, the Company paid PVR Securities a fee of approximately $150,000. See "-- Warrant Exchange," "Management," "Description of Securities" and Note 6 of Notes to the Financial Statements.

     Each PVR Investor was also given the opportunity to purchase from Mr. Rogers, the Chief Executive Officer and President of the Company, 2,500 shares of Common Stock for each unit purchased in the private placement, at a price of $2.00 per share. In connection with such transaction, PVR Investors in the private placement purchased an aggregate of 172,583 shares of Common Stock from Mr. Rogers for aggregate consideration of $345,166.

     As part of the private placement of securities managed by PVR Securities, between May 1995 and May 1996, the Company also issued to certain investors (the "Debt Inducement Investors"), in a private placement, warrants to purchase an aggregate of 102,332 shares of Common Stock at an exercise price of $8.00 per share, in order to induce such investors to extend loans to the Company. These debt transactions were considered by the Company to be part of its overall financing activities during this time period, and were necessary because the equity financing being raised in the PVR Offering was not obtained as quickly as originally contemplated by the Company.

     Private Placement of Series A Preferred Stock. In December 1996, the Company issued and sold to Applewood 250,000 shares of Series A Preferred Stock, which converted to Common Stock on a one-to-one basis upon the Initial Offering, and warrants to purchase 50,000 shares of Common Stock at an exercise price of $4.00 per share, for aggregate gross proceeds of $1,000,000. See "Description of Securities" and Note 7 of Notes to the Financial Statements.

     In January 1997, the Company issued and sold to Acorn 250,000 shares of Series A Preferred Stock, which converted to Common Stock on a one-to-one basis upon the Initial Offering, and warrants to purchase 50,000 shares of Common Stock at an exercise price of $4.00 per share, for aggregate gross proceeds of $1,000,000. Mr. Torkelsen was the President and Manager of the general partner of Acorn. In September 1997, Acorn distributed its holdings of the Company's securities to PVR . PVR served as the investment advisor to Acorn. See "Description of Securities" and Note 7 of Notes to the Financial Statements.

     Warrant Exchange. In January 1997, the Company offered to certain investors the opportunity to exchange existing warrants to purchase shares of Common Stock in the Company for new warrants to purchase shares of Common Stock. The purpose of the warrant exchange was to induce such investors to enter into lock-up arrangements with Barington, the underwriter of the Initial Offering, and into agreements consolidating such investors' registration rights with those granted by the Company to other investors, and so that the investment by such investors in the Company would be on terms and conditions that more closely reflect the terms and conditions upon which other investors invested in the Company during a comparable time period. See "Shares Eligible for Future
Sale -- Lock-up Agreements," and "Underwriting."

     For the investors who participated in the warrant exchange transaction, the effect of the warrant exchange was to cause investors who previously had purchased shares of Common Stock in the Company to purchase such shares at an effective purchase price of $4.00 per share, and to cause investors who previously had received warrants to purchase shares of Common Stock in the Company, to exchange such warrants for warrants with an exercise price of $4.00 per share.

     As a result of the warrant exchange transaction, the Company issued an aggregate of 165,267 shares of Common Stock and new warrants to purchase an aggregate of 336,707 shares of Common Stock at an exercise price of $4.00 per share. As described in detail below, the new warrants to purchase 336,707 shares of Common Stock consist of (i) warrants to purchase 165,269 shares of Common Stock issued to PVR Investors, (ii) warrants to purchase 69,106, shares of Common Stock issued to Mr. Torkelsen, a director of the Company and President of PVR Securities, and (iii) warrants to purchase 102,332 shares of Common Stock issued to the Debt Inducement Investors. The Company did not receive any additional cash proceeds or consideration other than the securities exchanged by the investors in the warrant exchange.

     In January 1997, the Company offered to each of the PVR Investors the opportunity to exchange their existing warrants, representing the right to purchase an aggregate of 345,536 shares of Common Stock at an exercise price of $8.00 per share, for new warrants representing the right to purchase approximately one-half of the number of shares of Common Stock at an exercise price of $4.00 per share. In exchange for warrants to purchase an aggregate of 330,536 shares of Common Stock at an exercise price of $8.00 per share, the Company issued warrants to purchase an aggregate of 165,269 shares of Common Stock at an exercise price of $4.00 per share. One PVR Investor holding warrants to purchase 15,000 shares of Common Stock chose not to participate in the warrant exchange transaction and to retain such warrants with an exercise price of $8.00 per share. As part of the warrant exchange, each PVR Investor who accepted the Company's offer also was issued by the Company an additional 2,500 shares of Common Stock for each unit purchased in the PVR Offering, for no additional consideration. The Company issued an aggregate of 165,267 additional shares of Common

Stock to the PVR Investors in the warrant exchange. Each PVR Investor also agreed to sign an agreement with the Company relating to registration rights and a lock-up agreement with Barington, the underwriter of the Initial Offering. Barington has conveyed to Montgomery Securities all rights and responsibilities under this agreement. See "Shares Eligible for Future Sale -- Lock-up Agreements" and "Underwriting."

     As part of the warrant exchange, in order to restructure the transaction in which the PVR Investors originally purchased shares of Common Stock from Mr. Rogers at a below-market price per share to terms and conditions more closely reflecting market terms and conditions, each PVR Investor who had originally purchased shares of Common Stock from Mr. Rogers at a purchase price of $2.00 per share, also was required to pay Mr. Rogers an additional $2.00 for each share originally purchased from him. Mr. Rogers received an aggregate of $340,166 from PVR Investors in connection with the warrant exchange.

     Also as part of the warrant exchange, the Company issued to Mr. Torkelsen, a director of the Company and President of PVR Securities, new warrants to purchase an aggregate of 69,106 shares of Common Stock at $4.00 per share, in exchange for the warrants to purchase 34,553 shares of Common Stock at an exercise price of $6.60 per share, and the warrants to purchase 34,553 shares of Common Stock at an exercise price of $8.80 per share, previously issued to Mr. Torkelsen as compensation for services in the private placement managed by PVR Securities.

     As part of the warrant exchange, the Company also exchanged warrants to purchase an aggregate of 102,332 shares of Common Stock held by the Debt Inducement Investors at an exercise price of $8.00 per share, for warrants to purchase 102,332 shares at an exercise price of $4.00 per share. See "Description of Securities" and Note 6 of Notes to Financial Statements.

     The Company believes that all of the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. All future transactions between the Company and its officers, directors and principal stockholders and their affiliates will be approved by at least a majority of the Board of Directors, including a majority of the independent and disinterested members of the Board of Directors, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of Common Stock of the Company as of September 15, 1997, and as adjusted to give effect to the Offering, by (i) all persons known by the Company to beneficially own 5% or more of the outstanding shares of Common Stock, (ii) each current director of the Company, and (iii) all current directors and officers of the Company, as a group. Unless otherwise noted, each stockholder named has sole voting and investment power with respect to such shares, subject to community property laws, where applicable.

                                                      BENEFICIAL OWNERSHIP        BENEFICIAL OWNERSHIP
                                                    PRIOR TO THE OFFERING(1)     AFTER THE OFFERING(1)
                                                    ------------------------    ------------------------
                                                        NUMBER                      NUMBER
                                                      OF SHARES      PERCENT      OF SHARES      PERCENT
                                                    --------------   -------    --------------   -------
Steven A. Rogers (2).............................          946,582     20.3%           946,582     14.2%
Anthony M. Agnello (3)...........................               --       --                 --       --
Robert L. Barnett (4)............................           20,000       *              20,000       *
Donald W. Barrett (5)............................           20,000       *              20,000       *
Eugene R. Cacciamani (6).........................           25,000       *              25,000       *
Marc S. Cooper (7)...............................          180,000      3.7            180,000      2.6
Lincoln D. Faurer (8)............................           15,000       *              15,000       *
Clifford M. Kendall (9)..........................           52,500      1.1             52,500       *
Richard T. Liebhaber (10)........................           40,000       *              40,000       *
Roy C. Nash (11).................................           16,000       *              16,000       *
John B. Torkelsen (12)...........................          760,661     15.7            760,661     11.1
Applewood Associates, L.P. (13)..................          425,000      8.8            425,000      6.2
All directors and executive officers as a group
  (14 persons) (14)..............................        2,123,076     40.8%         2,123,076     29.5%

---------------
  *  Less than one percent

 (1) Applicable percentage of ownership is based on 4,636,844 shares of Common Stock outstanding as of September 15, 1997 and 6,636,844 shares of Common Stock outstanding upon completion of the Offering. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. For each beneficial owner, shares of Common Stock subject to options or conversion rights exercisable within 60 days of September 15, 1997 are deemed outstanding.

 (2) The address of Mr. Rogers is c/o Objective Communications, Inc., 75 Rochester Avenue, Portsmouth, New Hampshire, 03801. Includes 10,000 shares of Common Stock held by Mr. Rogers' son, as to which Mr. Rogers disclaims beneficial ownership; 30,000 shares of Common Stock held by Mark Rogers, Steven Rogers' brother, as custodian for Steven Rogers' three minor children, as to which Mr. Rogers disclaims beneficial ownership; and 16,666 shares of Common Stock issuable upon exercise of warrants.

 (3) The address of Mr. Agnello is 2540 Route 130, Cranbury, New Jersey, 08512. Mr. Agnello was elected as a member of the Board of Directors pursuant to a voting agreement among the Company, Mr. Rogers, Applewood and Acorn.

 (4) The address of Mr. Barnett is 1445 South Ridge Road, Lake Forest, Illinois 60045. Includes 12,500 shares of Common Stock issuable upon exercise of options.

 (5) The address of Mr. Barrett is 3105 Bennett Point Road, Queenstown, Maryland 21658. Includes 15,000 shares of Common Stock issuable upon exercise of options.

 (6) The address of Dr. Cacciamani is 11409 Rolling House Road, Rockville, Maryland 20852. Includes 15,000 shares of Common Stock issuable upon exercise of options.

 (7) The address of Mr. Cooper is 888 Seventh Avenue, 17th Floor, New York, New York 10019. Consists of 180,000 shares of Common Stock that may be acquired upon exercise of the Barington Option. The Barington Option is held by Barington and was granted by the Company in connection with the Initial Offering. See "Certain Transactions." Mr. Cooper also is a stockholder in LNA Capital Corp., the corporate general partner of Barington. Includes options to acquire 27,000 shares of Common Stock which Cross Connect, L.L.C. has the right to acquire under certain conditions. Cross Connect, L.L.C. is not affiliated with Barington or Mr. Cooper, and Mr. Cooper disclaims beneficial ownership of the 27,000 shares of Common Stock that may be acquired upon exercise of such options.

 (8) The address of Lt. Gen. Faurer is 1438 Brookhaven Drive, McLean, Virginia 22102. Consists of 15,000 shares of Common Stock issuable upon exercise of options.

 (9) The address of Mr. Kendall is 2 Tobin Court, Potomac, Maryland 20854. Includes 27,500 shares of Common Stock issuable upon the exercise of options.

(10) The address of Mr. Liebhaber is 1100 Chain Bridge Road, P.O. Box 8210, McLean, Virginia 22106. Includes 12,500 shares of Common Stock issuable upon the exercise of options and 2,500 shares of Common Stock that may be acquired upon the exercise of warrants.

(11) The address of Mr. Nash is 9800 Arnon Chapel Road, Great Falls, Virginia 22066. Includes 12,500 shares of Common Stock issuable upon the exercise of options.

(12) The address of Mr. Torkelsen is 240 Library Place, Princeton, New Jersey 08540. Includes (i) 258,041 shares of Common Stock beneficially owned by Mr. Torkelsen and 152,620 shares of Common Stock that may be acquired by Mr. Torkelsen upon exercise of warrants; (ii) 270,000 shares of Common Stock beneficially owned by PVR, of which Mr. Torkelsen is the President and 55,000 shares of Common Stock that may be acquired upon the exercise of warrants beneficially owned by PVR; and (iii) 20,000 shares of Common Stock beneficially owned by Pamela Torkelsen, Mr. Torkelsen's wife, and 5,000 shares of Common Stock that may be acquired upon the exercise of warrants beneficially owned by Pamela Torkelsen. Mr. Torkelsen disclaims beneficial ownership of all shares of Common Stock and warrants owned by Mrs. Torkelsen.

(13) The address of Applewood, a New York limited partnership, is c/o Barry Rubenstein, 68 Wheatley Road, Brookville, New York 11545. Includes 75,000 shares of Common Stock that may be acquired by Applewood upon the exercise of warrants. Applewood is beneficially owned by its three general partners, Barry Rubenstein, Barry Fingerhut and Irwin Lieber, and by a number of limited partners. Applewood is not an affiliate of Barington, Acorn or the Company.

(14) Includes 596,619 shares of Common Stock issuable to executive officers and directors upon exercise of warrants and options.

                           DESCRIPTION OF SECURITIES

COMMON STOCK

     As of the date of this Prospectus, the Company's Certificate of Incorporation authorizes the issuance of up to 10,000,000 shares of Common Stock, par value $.01 per share. Of the 10,000,000 shares of Common Stock authorized, 4,636,844 shares are issued and outstanding as of the date of this Prospectus. As of August 31, 1997, the Company had approximately 59 holders of record of Common Stock. Upon completion of the Offering, there will be 6,636,844 shares of Common Stock issued and outstanding. See "Principal Stockholders."

     Holders of the shares of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors of the Company from funds legally available for such dividends. See "Dividend Policy." Upon liquidation, holders of shares of Common Stock are entitled to a pro rata share in any distribution available to holders of Common Stock. The holders of shares of Common Stock have one vote per share on each matter to be voted on by stockholders, but are not entitled to vote cumulatively. Holders of Common Stock have no preemptive rights. All of the outstanding shares of Common Stock are, and all of the shares of Common Stock to be issued in connection with the Offering will be, validly issued, fully paid and non-assessable.

PREFERRED STOCK

     The Company's Certificate of Incorporation authorizes the Board of Directors of the Company to issue up to 2,500,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock"), to establish one or more series of Preferred Stock and to determine, with respect to each such series, the preferences, rights and other terms thereof. Of the 2,500,000 shares of Preferred Stock authorized, 500,000 shares of Series A Preferred Stock were issued in December 1996 and January 1997 in connection with a private placement. The Series A Preferred Stock automatically converted to shares of Common Stock on a one-to-one basis at the time of the closing of the Company's Initial Offering. Upon completion of the Offering, no shares of Preferred Stock will be outstanding, and the Board has no present intention to issue any such shares. See Note 7 of Notes to Financial Statements.

WARRANTS

     Upon completion of the Offering, the following warrants to purchase an aggregate of 843,584 shares of Common Stock will be outstanding: the Bridge Warrants to purchase 350,000 shares of Common Stock at an exercise price of $3.30 per share (at an initial public offering price of $5.50 per share); warrants to purchase 431,707 shares of Common Stock at an exercise price of $4.00 per share; warrants to purchase 46,877 shares of Common Stock at an exercise price of $6.41 per share; and warrants to purchase 15,000 shares of Common Stock at $8.00 per share. In each case, the exercise price of and the number of shares of Common Stock subject to the warrants is subject to adjustment based upon anti-dilution provisions. The following discussion of the material terms and provisions of the warrants is qualified in its entirety by reference to the detailed provisions of the agreements relating to the issuance of the warrants and the forms of warrants, which have been filed as an exhibit to the Registration Statement on Form SB-2 (together with all amendments, schedules and exhibits thereto, the "Registration Statement") of which this Prospectus constitutes a part.

     PVR Warrants. In connection with the private placement of Common Stock by the Company in June 1995 and August 1996, the Company issued warrants to purchase an aggregate of 447,868 shares of Common Stock, of which warrants to purchase 345,536 shares of Common Stock were issued to investors and warrants to purchase 102,332 shares of Common Stock were issued as inducements to make loans to the Company. The Company also issued to Mr. John B. Torkelsen, President of PVR Securities, as partial compensation for the services of PVR Securities as placement agent for the offering, warrants to purchase 69,106 shares of Common Stock. Including those warrants issued to Mr. Torkelsen as compensation, the Company originally issued warrants to acquire 34,553 shares of Common Stock with an exercise price of $6.60 per share, warrants to acquire 447,868 shares of Common Stock with an exercise price of $8.00 per share, and warrants to acquire 34,553 shares of Common Stock with an exercise price of $8.80 per share. Certain of these warrants were issued to directors, officers and affiliates of the Company to induce them to make loans to the Company. Certain investors subsequently converted the principal amount of and accrued interest on their outstanding loans to the Company to units consisting of Common Stock and warrants.

     In January 1997, the Company entered into an exchange transaction with certain investors who purchased Common Stock and warrants in the private placement conducted on behalf of the Company by PVR Securities and with PVR Securities. In the exchange transaction, the Company issued to such investors new warrants to purchase an aggregate of 165,269 shares of Common Stock at an exercise price of $4.00 per share and 165,267 newly issued shares of Common Stock, in exchange for the cancellation of outstanding warrants to purchase an aggregate of 330,536 shares of Common Stock at an exercise price of $8.00 per share. In addition, the Company issued to Mr. John B. Torkelsen, President of PVR Securities, warrants to purchase 69,106 shares of Common Stock at an exercise price of $4.00 per share, in exchange for the cancellation of previously outstanding warrants to purchase 34,553 shares of Common Stock at an exercise price of $6.60 per share and previously outstanding warrants to purchase 34,553 shares of Common Stock at an exercise price of $8.80 per share. As part of the exchange transaction, all investors to which new warrants were issued also agreed to change the period during which the warrants may be exercised. The Company also exchanged warrants to acquire 102,332 shares of Common Stock at an exercise price of $8.00 per share for warrants to acquire an equal number of shares at an exercise price of $4.00 per share and reissued warrants to purchase 15,000 shares of Common Stock at $8.00 per share with a new expiration date of January 24, 2001. The new warrants issued by the Company in the exchange transaction expire on January 24, 2001. Additionally, an investor which originally purchased Common Stock and warrants in the private placement with PVR Securities exercised its warrants in August 1997 to acquire 5,000 shares of Common Stock. See "Certain Transactions" and Note 6 of Notes to Financial Statements.

     The exercise price of the warrants and the number of shares of Common Stock issuable upon exercise thereof are subject to adjustment in certain circumstances, including the event of a stock dividend, subdivision or combination of the Common Stock, the issuance of Common Stock or rights, options or warrants to acquire Common Stock at a price per share less than the exercise price of the warrants in effect immediately prior to such issuance. These warrants are exercisable in whole or in part. Warrants to purchase 331,707 shares of Common Stock at an exercise price of $4.00 per share and warrants to purchase 15,000 shares of Common Stock at an exercise price of $8.00 per share expire on January 24, 2001. The holders of these warrants have certain registration rights with respect to the shares of Common Stock underlying the warrants. See "Certain Transactions" and "Shares Eligible for Future
Sale -- Registration Rights."

     Adelson Warrant. In connection with a loan to the Company in the principal amount of $300,000 in August 1996, the Company originally issued to the Adelson Investment Company a warrant (the "Adelson Warrant") to purchase 33,750 shares of Common Stock at an exercise price of $8.90 per share. The exercise price of the Adelson Warrant and the number of shares of Common Stock issuable upon exercise of the Adelson Warrant are subject to adjustment in certain circumstances, including the event of a stock dividend, subdivision or combination of the Common Stock, the issuance of Common Stock or rights, options or warrants to acquire Common Stock at a price per share less than either the market price or the exercise price of the Adelson Warrant in effect immediately prior to such issuance. As a result of such adjustments, the Adelson Warrant currently entitles the holder to purchase 46,877 shares of Common Stock at an exercise price of $6.41 per share. The Adelson Warrant is exercisable in whole or in part and expires on August 31, 2001. The holders of the Adelson Warrant have certain registration rights with respect to the shares of Common Stock underlying the Adelson Warrant. See "Shares Eligible for Future
Sale -- Registration Rights."

     Bridge Warrants. In October and November 1996, the Company issued to investors Bridge Warrants to purchase, in the aggregate, up to 500,000 shares of Common Stock at an exercise price equal to the lesser of $3.30 per share or 60% of the aggregate initial public offering price per share of Common Stock in the Offering ($3.30 per share at the initial public offering price of $5.50 per share). As a result of the surrender by certain Bridge Warrant holders of warrants to acquire 150,000 shares of Common Stock in connection with the Initial Offering, Bridge Warrants to acquire 350,000 shares of Common Stock are outstanding as of the date of the

Offering. See "Certain Transactions -- Equity Issuances." The exercise price of the Bridge Warrants and the number of shares of Common Stock issuable upon exercise of the Bridge Warrants are subject to adjustment in certain circumstances, including stock dividends, stock splits, combinations or reclassifications involving or in respect of the Common Stock of the Company. The Bridge Warrants are exercisable in whole or in part and expire on dates ranging from October 2001 to December 2001. The shares of Common Stock underlying the Bridge Warrants were registered in the Initial Offering, and are subject to a 24 month lock-up arrangement. See "Certain Transactions," "Shares Eligible for Future Sale," and "Underwriting."

     Series A Warrants. In connection with the private placement of Series A Preferred Stock in December 1996 and January 1997, all of which converted to Common Stock on a one-to-one basis upon the Initial Offering, the Company issued warrants to purchase an aggregate of 100,000 shares of Common Stock at an exercise price of $4.00 per share. The Series A Warrants are currently exercisable and expire on December 20, 2001 and January 22, 2002. The holders of the Series A Warrants have certain registration rights with respect to the shares of Common Stock underlying the Series A Warrants. See "Shares Eligible for Future Sale -- Registration Rights." The exercise price of these warrants and the number of shares of Common Stock issuable upon exercise thereof are subject to adjustment in certain circumstances, including the event of a stock dividend, subdivision or combination of the Common Stock, the issuance of Common Stock or rights, options or warrants to acquire Common Stock at a price per share less than the exercise price of the warrants in effect immediately prior to such issuance. The shares of Common Stock underlying the Series A Warrants were registered in the Initial Offering and are subject to a 12 month lock-up arrangement. See "Certain Transactions," "Shares Eligible for Future Sale," and "Underwriting."

     Barington Option. The Company also issued to Barington options to purchase 180,000 shares at an exercise price of $9.075 per share of Common Stock. The Barington Option is exercisable for a period of five years, commencing on April 8, 1997. The Barington Option cannot be transferred, assigned or hypothecated until April 8, 1998, except that options may be assigned, in whole or in part, to any successor, officer or partner of Barington (or to officers or partners of any such successor or partner). The Barington Option may be exercised as to all or a lesser number of shares covered by the options, and contains certain registration rights and anti-dilution provisions providing for appropriate adjustment of the exercise price and number of shares which may be purchased upon exercise, upon the occurrence of certain events.

STOCKHOLDER REPORTS

     The Company intends to furnish its stockholders annual reports containing financial statements audited by independent accountants, and such other periodic reports as the Company may deem appropriate or as may be required by law.

TRANSFER AGENT AND REGISTRAR

     Continental Stock Transfer & Trust Company is the transfer agent and registrar for the Common Stock.

DIRECTORS' LIMITATION OF LIABILITY AND INDEMNIFICATION

     The Certificate of Incorporation provides for the indemnification of the Company's directors and officers to the fullest extent permitted under the GCL.

     As permitted by the GCL, the Company's Certificate of Incorporation provides that directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or violation of law; (iii) for acts and omissions relating to prohibited dividends or distributions or the purchase or redemption of stock; or (iv) for any transaction from which the director derives an improper personal benefit. As a result of this provision, the Company and its stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     The Company has also obtained officer and director liability insurance with respect to liabilities arising out of certain matters, including matters arising under the Securities Act.

DELAWARE ANTI-TAKEOVER LAW AND CERTAIN CHARTER PROVISIONS

     Section 203 of the Delaware General Corporation Law. The Company is subject to the provisions of Section 203 of the GCL (the "Anti-takeover Law") regulating corporate takeovers. The Anti-takeover Law prevents certain Delaware corporations, including those whose securities are quoted on the Nasdaq SmallCap Market, from engaging, under certain circumstances, in a "business combination" (which includes a merger or sale of more than 10% of the corporation's assets) with any "interested stockholder" (a stockholder who acquired 15% or more of the corporation's outstanding voting stock without the prior approval of the corporation's Board of Directors) for three years following the date that such stockholder became an "interested stockholder." A Delaware corporation may "opt out" of the Anti-takeover Law with an express provision in its original certificate of incorporation, or an express provision in its certificate of incorporation or bylaws resulting from a stockholders' amendment approved by at least a majority of the outstanding voting shares. The Company has not "opted out" of the application of the Anti-takeover Law.

     Certain Charter Provisions. The Company's Certificate of Incorporation contains provisions that may have the effect of discouraging certain transactions involving an actual or threatened change in control of the Company. The Certificate of Incorporation grants to the Board the authority to issue shares of Preferred Stock in one or more series without stockholder approval. The ability to issue such Preferred Stock could have the effect of discouraging unsolicited acquisition proposals or making it more difficult for a third party to commence such an acquisition.

                        SHARES ELIGIBLE FOR FUTURE SALE

GENERAL

     Upon completion of the Offering, there will be 6,636,844 shares of Common Stock outstanding (6,936,844 if the Underwriters' over-allotment option is exercised in full). Of such shares, 4,592,500 shares of Common Stock (4,892,500 shares if the Underwriters' over-allotment option is exercised in full), consisting of (i) the 2,000,000 shares sold in the Offering (2,300,000 if the Underwriter's over-allotment option is exercised in full), (ii) the 2,070,000 shares sold in the Initial Offering, (iii) 22,500 shares previously resold in reliance on Rule 144, and (iv) 500,000 shares of Common Stock registered under the Securities Act on a shelf registration in the Initial Offering, will be transferable without restriction by persons other than "affiliates" of the Company, subject to certain lock-up arrangements with Montgomery Securities.

     In addition, subject to such lock-up arrangements, certain selling stockholders may offer and sell from time to time up to 1,130,000 shares of Common Stock in negotiated transactions or otherwise pursuant to a shelf registration statement filed by the Company on their behalf. Such selling stockholders have not entered into any underwriting arrangements with respect to the sale of such shares of Common Stock.

     The securities of the Company held by such selling stockholders consist of:
(i) the 350,000 shares of Common Stock issuable upon exercise of the Bridge Warrants, (ii) the 500,000 shares of Common Stock issued upon conversion of the Series A Preferred Stock upon the Initial Offering, (iii) the 100,000 shares of Common Stock issuable upon exercise of the Series A Warrants, and (iv) the 180,000 shares of Common Stock issuable upon exercise of the Barington Option. All of such shares of Common Stock were registered under the Securities Act on a shelf registration at the time of the Initial Offering, are freely transferable under the Securities Act without restriction by persons other than "affiliates" of the Company. Sales of securities by the selling stockholders would likely have an adverse effect on the market price of the Common Stock.

     Subject to certain limited exceptions, the holders of the remaining 2,544,344 shares of Common Stock, the holders of all of the warrants to purchase shares of Common Stock, and the holders of all of the options to purchase shares of Common Stock have agreed not to transfer or otherwise dispose of any securities of the Company for a period following the closing of the Offering, without the prior written consent of Montgomery Securities. See "-- Lock-up Agreements" below.

     The remaining 2,044,344 shares of Common Stock are, and 393,584 shares of Common Stock issuable upon exercise of outstanding warrants (other than the Bridge Warrants or the Series A Warrants) will be, "restricted securities" within the meaning of Rule 144 and may not be sold other than in accordance with Rule 144 or pursuant to an effective registration statement under the Securities Act or an exemption from such registration requirement. As currently in effect, Rule 144 provides that any person (or persons whose shares are aggregated) to whom Rule 144 is applicable, including an affiliate, who has beneficially owned shares for at least a one-year period (as computed under Rule 144) is entitled to sell within any three-month period the number of shares that does not exceed the greater of (i) 1% of the then outstanding shares of the Common Stock (approximately 66,368 shares after giving effect to the Offering) and (ii) the reported average weekly trading volume of the then outstanding shares of Common Stock during the four calendar weeks immediately preceding the date on which the notice of sale is filed with the Securities and Exchange Commission. Sales under Rule 144 also are subject to certain provisions relating to the manner and notice of sale and the availability of current public information about the Company. A person (or persons whose shares are aggregated) who is not deemed an affiliate of the Company at any time during the 90 days immediately preceding a sale, and who has beneficially owned shares for at least a two-year period (as computed under Rule 144), would be entitled to sell such shares under Rule 144(k) without regard to the volume limitation and other conditions described above.

     No prediction can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price prevailing from time to time. Sales of substantial amounts of Common Stock, or the perception that such sales could occur, could adversely affect prevailing market prices of the Common Stock and the Company's ability to raise capital in the future through the sale of additional securities.

     Up to 180,000 additional shares of Common Stock may be purchased by Barington through the exercise of the Barington Option during the five-year period commencing April 8, 1997. The holders of the shares of Common Stock acquired upon exercise of the Barington Option have certain demand and "piggyback" registration rights. Shares of Common Stock issuable upon exercise of the Barington Option may be freely tradable, provided that the Company satisfies certain securities registration and qualification requirements in accordance with the terms of the Barington Option. See "-- Registration Rights" below and "Underwriting."

     Up to 350,000 shares of Common Stock may be purchased by the holders of the Bridge Warrants, up to 180,269 shares of Common Stock may be purchased by the holders of the PVR Warrants, up to 46,877 shares of Common Stock may be purchased by the holders of the warrants originally issued to Adelson Investment Company, up to 100,000 shares of Common Stock may be purchased by the holders of the Series A Warrants and up to 171,438 shares of Common Stock may be purchased by the holders of other outstanding warrants. The holders of such warrants are entitled to certain demand and "piggyback" registration rights as to such shares commencing twelve months after the closing of the Offering. Such shares will be freely tradable upon such registration. See "-- Registration Rights" below.

REGISTRATION RIGHTS

     Subject to the lock-up arrangements described below, the Company has granted certain demand and "piggyback" registration rights with respect to 2,105,718 outstanding shares of Common Stock, the 100,000 shares of Common Stock issuable upon exercise of the Series A Warrants, the 350,000 shares of Common Stock issuable upon exercise of the Bridge Warrants, the 180,000 shares of Common Stock issuable upon exercise of the Barington Option and the 393,584 shares of Common Stock issuable upon exercise of other outstanding warrants. Subject to certain conditions and limitations, the registration rights grant to the holders the right to register all or any portion of the Common Stock held by them or issuable upon the exercise of warrants held by them or the conversion of convertible securities held by them (collectively, the "Registrable Securities"), in connection with any registration by the Company of shares of Common Stock or securities substantially similar to the Common Stock. In addition, each of the following persons or groups separately has the right to require the Company to register its securities listed below up to two times: (i) the holders of the shares of Common Stock issued upon conversion of the Series A Preferred Stock and the Series A Warrants, as a group; (ii) the holder of a warrant to purchase an aggregate of 46,877 shares of Common Stock; (iii) the holders of the Bridge Warrants, as a group; (iv) Barington with respect to the shares issuable upon exercise of the Barington Option; and (v) Mr. Steven A. Rogers with respect to 946,582 shares of Common Stock. The registration rights described herein are subject to certain notice requirements, timing restrictions and volume limitations which may be imposed by the underwriters of an offering. The Company is required to bear the expenses of all such registrations, except for the expenses associated with one of the demand registrations granted to the holders of the Bridge Warrants, and the underwriting discounts and commissions relating to the sale of the shares of Common Stock held by such investors.

LOCK-UP AGREEMENTS

     In connection with the Initial Offering, Barington entered into lock-up agreements with all of the then existing stockholders, optionholders and warrantholders of the Company in which they agreed not to offer, issue, sell, contract to sell, grant any option for the sale of or otherwise dispose of any securities of the Company for periods ranging from six months to 24 months from April 8, 1997, without the prior written consent of Barington. Barington has conveyed to Montgomery Securities all of its rights and responsibilities under those agreements. Notwithstanding these lock-up arrangements, any stockholder, optionholder or warrantholder subject to a 24 month lock-up may sell up to 30% of his, her or its shares of Common Stock commencing April 8, 1998 in the event that the last sales price for the Common Stock on its principal exchange has been at least 200% of the initial public offering price for a period of 20 consecutive trading days ending within five days of the date of such sale, and such sale is completed at a price in excess of 200% of the initial public offering price. Pursuant to the underwriting agreement executed in connection with the Initial Offering, the holders of the shares of Common Stock issued upon conversion of the Series A Preferred Stock and the Series A Warrants have agreed not to offer, issue, sell, contract to sell, grant any option for the sale of or otherwise dispose of any securities of the Company before April 8, 1998 without the prior written consent of Montgomery Securities. In addition, the executive officers of the Company have agreed not to offer, pledge, sell, contract to sell, grant an option for sale of, or otherwise dispose of any shares of the Common Stock for a period of 12 months from the date of closing of the Offering, except that Steven A. Rogers may pledge a portion of his Common Stock subject to certain limitations. The remaining stockholders of the Company, who hold an aggregate of 71,250 shares of Common Stock and warrants to purchase 46,877 shares of Common Stock, have agreed with Montgomery Securities not to offer, sell, contract to sell, grant any option for the sale of or otherwise dispose of any of the Company's securities held by them before October 8, 1997, without the prior written consent of Montgomery Securities. Montgomery Securities has no current or future plans, proposals, arrangements or understandings to modify, shorten or waive the lock-up arrangements. Additionally, Barington entered into an agreement with Nasdaq, pursuant to which it agreed that it will not release any warrantholder who received warrants between October 1996 and January 1997, from such lock-up agreements before October 3, 1997.

                                  UNDERWRITING

     The underwriters named below (the "Underwriters"), represented by Montgomery Securities, Robertson, Stephens & Company LLC and Barington Capital Group, L.P. (the "Representatives") have severally agreed, subject to the terms and conditions of the underwriting agreement (the "Underwriting Agreement") by and among the Company and the Underwriters, to purchase from the Company the number of shares of Common Stock indicated below opposite their respective names, at the public offering price less the underwriting discount set forth on the cover page of this Prospectus. The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters are committed to purchase all of the shares of Common Stock, if they purchase any.

                                                                                NUMBER OF
                                   UNDERWRITERS                                  SHARES
    --------------------------------------------------------------------------  ---------
    Montgomery Securities.....................................................
    Robertson, Stephens & Company LLC.........................................
    Barington Capital Group, L.P. ............................................

                                                                                ---------
              Total...........................................................  2,000,000
                                                                                =========

     The Representatives have advised the Company that the Underwriters initially propose to offer the Common Stock to the public on the terms set forth on the cover page of this Prospectus. The Underwriters may allow selected
dealers a concession of not more than $     per share and the Underwriters may
allow, and such dealers may reallow, a concession of not more than $     per
share to certain other dealers. After the public offering, the offering price and other selling terms may be changed by the Representatives. The Common Stock is offered subject to receipt and acceptance by the Underwriters, and to certain other conditions, including the right to reject orders in whole or in part.

     The Company has granted an option to the Underwriters, exercisable during the 30-day period after the date of this Prospectus, to purchase up to a maximum of 300,000 additional shares of Common Stock to cover over-allotments if any, at the same price per share as the initial shares to be purchased by the Underwriters. To the extent that the Underwriters exercise this option, each of the Underwriters will be committed, subject to certain conditions, to purchase such additional shares in approximately the same proportion as set forth in the above table. The Underwriters may purchase such shares only to cover over-allotments made in connection with the Offering.

     The Underwriting Agreement provides that the Company will indemnify the Underwriters and their employees and controlling persons against certain liabilities, including civil liabilities under the Securities Act, or will contribute to payments the Underwriters may be required to make in respect thereof.

     In connection with the Initial Offering, Barington entered into lock-up agreements with all of the then existing stockholders and warrantholders of the Company. Barington has conveyed to Montgomery Securities all of its rights and responsibilities under those agreements, pursuant to which the Company and all of the then existing stockholders and warrantholders agreed not to offer, pledge, sell, contract to sell, grant any option for the sale of or otherwise dispose of any of the Company's securities held by them for periods ranging from six months to 24 months from April 8, 1997, the date of the closing of the Initial Offering. Barington is also a party to an agreement with Nasdaq pursuant to which it agreed that it will not release any warrantholder who received warrants between October and January 1996, from such lock-up agreements before October 3, 1997. See "Shares Eligible for Future Sale -- Lock-up Arrangements." In addition, in connection with the Initial Offering, the Company and Barington agreed that, for a period of two years, Barington will act as a non-exclusive investment banker and financial consultant to the Company for a fee of $80,000, which was paid upon consummation of the Initial Offering. The Company also agreed that, for a period of five years following the completion of the Initial Offering, it would use its best efforts (including the solicitation of proxies) to elect one designee of Barington to the Board of Directors of the Company.

     Until the distribution of the Common Stock is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriters and certain selling group members, if any, to bid for and purchase the Common Stock. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Common Stock. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Common Stock. If the Underwriters create a short position in the Common Stock in connection with the Offering, i.e. if it sells more shares of Common Stock than are set forth on the cover page of this Prospectus, the Underwriters may also reduce that short position by purchasing Common Stock in the open market. The Underwriters may also elect to reduce any short position by exercising all or part of the over-allotment option described above.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. Neither the Company nor the Underwriters makes any representation or predictions as to the direction or magnitude of any effect that the transactions described above may have on the price of the Common Stock. In addition, neither the Company nor the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

                                 LEGAL MATTERS

     The validity of the Common Stock offered hereby and legal matters will be passed upon for the Company by Shaw, Pittman, Potts & Trowbridge, Washington, D.C., a partnership including professional corporations. Certain legal matters in connection with the Offering will be passed upon for the Underwriters by Brown, Rudnick, Freed & Gesmer, Boston, Massachusetts, a partnership including professional corporations.

                                    EXPERTS

     The balance sheets as of December 31, 1995 and 1996 and the statements of operations, changes in stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1996 and for the period October 5, 1993 (date of inception) to December 31, 1996, included in this Prospectus, have been included herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C., a Registration Statement on Form SB-2 under the Securities Act with respect to the shares of Common Stock offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain terms of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock, reference is made to the Registration Statement, which may be inspected without charge, at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; Seven World Trade Center, 13th Floor, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may be obtained from the public reference section of the Commission, 450 Fifth Street, N.W., Washington, D.C., 20549, at prescribed rates. The Registration Statement is also publicly available through the Commission's web site located at http://www.sec.gov.

                         INDEX TO FINANCIAL STATEMENTS

Report of Independent Accountants.....................................................    F-2
Financial Statements:
     Balance Sheets...................................................................    F-3
     Statements of Operations.........................................................    F-4
     Statements of Changes in Stockholders' Equity (Deficit)..........................    F-5
     Statements of Cash Flows.........................................................    F-6
Notes to Financial Statements.........................................................    F-7

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
  Objective Communications, Inc.

     We have audited the accompanying balance sheets of Objective Communications, Inc. (a development stage enterprise) as of December 31, 1995 and 1996, and the related statements of operations, changes in stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1996 and for the period October 5, 1993 (date of inception) to December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Objective Communications, Inc. as of December 31, 1995 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996 and for the period October 5, 1993 (date of inception) to December 31, 1996, in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a significant working capital deficit and an accumulated deficit that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          Coopers & Lybrand L.L.P.

Washington, D.C.
January 10, 1997, except for Note 6
pertaining to subsequent events,
as to which the date is April 1, 1997

                         OBJECTIVE COMMUNICATIONS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                                 BALANCE SHEETS

                                                                DECEMBER 31,            JUNE 30,
                                                         --------------------------    -----------
                                                            1995           1996           1997
                                                         -----------    -----------    -----------
                                                                                       (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents...........................   $    86,491    $   623,241    $ 5,019,061
  Accounts receivable.................................        65,470         84,855         35,723
  Inventory...........................................        30,994        366,099         93,714
  Other current assets................................        11,276        178,376         75,204
                                                         -----------    -----------    -----------
          Total current assets........................       194,231      1,252,571      5,223,702
Property and equipment, net...........................       121,047        182,072        847,747
Debt issue costs, net.................................            --        214,066             --
Other assets..........................................           308             --         98,000
Trademarks and patents................................        18,898         32,869         95,888
                                                         -----------    -----------    -----------
                                                         $   334,484    $ 1,681,578    $ 6,265,337
                                                         ===========    ===========    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Notes payable, net of unamortized debt discounts of
     $586,000 as of December 31, 1996.................   $   250,000    $ 1,714,000    $        --
  Notes payable--related parties......................       164,000        199,000             --
  Accounts payable....................................       715,375        390,438         98,484
  Accrued liabilities.................................       100,338        263,376        139,130
  Obligation under capital lease, current portion.....            --         15,543         22,889
                                                         -----------    -----------    -----------
          Total current liabilities...................     1,229,713      2,582,357        260,503
Obligation under capital lease........................            --         25,610         35,416
                                                         -----------    -----------    -----------
          Total liabilities...........................     1,229,713      2,607,967        295,919
Redeemable Series A Convertible Preferred Stock, par
  value $.01, 500,000 shares authorized, 0, 250,000
  and 0 shares issued and outstanding at December 31,
  1995 and 1996 and June 30, 1997, respectively,
  liquidation preference of $1,000,000 at December 31,
  1996................................................            --        848,440             --
Stockholders' equity (deficit):
  Preferred Stock, par value $.01, 2,500,000 shares
     authorized, none issued and outstanding at
     December 31, 1995 and 1996 and June 30, 1997
  Common stock, par value $.01, 10,000,000 shares
     authorized; 1,711,413, 1,896,577 and 4,631,844
     shares issued and outstanding at December 31,
     1995 and 1996, and June 30, 1997, respectively...        17,115         18,966         46,318
  Additional paid-in capital..........................     1,558,130      3,371,115     15,039,553
  Deficit accumulated during development stage........    (2,470,474)    (5,164,910)    (9,116,453)
                                                         -----------    -----------    -----------
     Total stockholders' equity (deficit).............      (895,229)    (1,774,829)     5,969,418
                                                         -----------    -----------    -----------
                                                         $   334,484    $ 1,681,578    $ 6,265,337
                                                         ===========    ===========    ===========

   The accompanying notes are an integral part of these financial statements.

                         OBJECTIVE COMMUNICATIONS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENTS OF OPERATIONS

                                                                 FOR THE PERIOD                                 FOR THE PERIOD
                                                                 OCTOBER 5, 1993       FOR THE SIX MONTHS       OCTOBER 5, 1993
                           FOR THE YEARS ENDED DECEMBER 31,    (DATE OF INCEPTION)       ENDED JUNE 30,       (DATE OF INCEPTION)
                         ------------------------------------          TO           ------------------------          TO
                            1994        1995         1996       DECEMBER 31, 1996      1996         1997         JUNE 30, 1997
                         ----------  -----------  -----------  -------------------  -----------  -----------  -------------------
                                                                                    (UNAUDITED)  (UNAUDITED)      (UNAUDITED)

Operating revenues:
    Merchandise
      revenue..........  $       --  $   129,861  $    45,440      $   175,301      $        --  $        --      $   175,301
    Service revenue....     189,607       94,817       35,935          320,359           20,182           --          320,359
                         ----------  -----------  -----------      -----------      -----------  -----------      -----------
         Total
           revenues....     189,607      224,678       81,375          495,660           20,182           --          495,660
                         ----------  -----------  -----------      -----------      -----------  -----------      -----------
Operating expenses:
    Cost of
      merchandise......          --      124,730       44,579          169,309               --           --          169,309
    Cost of services...      49,608       12,684       17,774           80,066           10,347           --           80,066
    Research and
      development......     165,273    1,232,046    1,106,901        2,504,753          565,019    1,330,640        3,835,393
    Selling, general
      and
      administrative...     381,038      813,853    1,041,840        2,253,871          519,710    1,475,885        3,729,756
    Depreciation and
      amortization.....       3,762       60,298      158,714          222,774           51,535      322,679          545,453
    Other..............         253       14,031        1,713           15,997               --           --           15,997
                         ----------  -----------  -----------      -----------      -----------  -----------      -----------
         Total
           operating
           expenses....     599,934    2,257,642    2,371,521        5,246,770        1,146,611    3,129,204        8,375,974
                         ----------  -----------  -----------      -----------      -----------  -----------      -----------
Loss from operations...    (410,327)  (2,032,964)  (2,290,146)      (4,751,110)      (1,126,429)  (3,129,204)      (7,880,314)
Interest (income)
  expense, net.........      (3,485)      13,152      404,290          400,805            4,381      428,437          829,242
                         ----------  -----------  -----------      -----------      -----------  -----------      -----------
Net loss...............  $ (406,842) $(2,046,116) $(2,694,436)     $(5,151,915)     $(1,130,810) $(3,557,641)     $(8,709,556)
                         ==========  ===========  ===========      ===========      ===========  ===========      ===========
Net loss per common
  share................  $    (0.16) $     (0.59) $     (0.75)                      $     (0.31) $     (1.11)
                         ==========  ===========  ===========                       ===========  ===========
Weighted average common
  shares and common
  share equivalents
  outstanding..........   2,514,116    3,461,659    3,607,634                         3,607,634    3,196,822
                         ==========  ===========  ===========                       ===========  ===========

   The accompanying notes are an integral part of these financial statements.

                         OBJECTIVE COMMUNICATIONS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

            STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
    FOR THE PERIOD OCTOBER 5, 1993 (DATE OF INCEPTION) TO DECEMBER 31, 1996
             AND FOR THE SIX MONTHS ENDED JUNE 30, 1997 (UNAUDITED)

                                                                               DEFICIT
                                                                             ACCUMULATED
                                                              ADDITIONAL        DURING
                                                   COMMON       PAID-IN      DEVELOPMENT
                                       SHARES       STOCK       CAPITAL         STAGE           TOTAL
                                      ---------    -------    -----------    ------------    -----------
Balance, October 5, 1993...........         500    $     5    $       995    $         --    $     1,000
Net loss...........................          --         --             --          (4,521)        (4,521)
                                      ---------    -------    -----------     -----------    -----------
Balance, December 31, 1993.........         500          5            995          (4,521)        (3,521)
Stock dividend.....................   1,299,500     12,995             --         (12,995)            --
Issuance of common stock at
  $2/share.........................     171,000      1,710        340,290              --        342,000
Issuance of common stock at
  $2/share (Issued in exchange for
  services)........................      16,666        167         33,167              --         33,334
Issuance of common stock at
  $6/share.........................      45,000        450        269,550              --        270,000
Expenses associated with issuance
  of common stock..................          --         --        (47,418)             --        (47,418)
Issuance of common stock at
  $2.68/share (Issued in exchange
  for services)....................       8,375         84         22,416              --         22,500
Net loss...........................          --         --             --        (406,842)      (406,842)
                                      ---------    -------    -----------     -----------    -----------
Balance, December 31, 1994.........   1,541,041     15,411        619,000        (424,358)       210,053
Issuance of common stock at
  $6/share.........................     111,666      1,117        668,883              --        670,000
Expenses associated with issuance
  of common stock..................          --         --        (81,389)             --        (81,389)
Notes payable converted to common
  stock at $6/share................      58,704        587        351,636              --        352,223
Net loss...........................          --         --             --      (2,046,116)    (2,046,116)
                                      ---------    -------    -----------     -----------    -----------
Balance, December 31, 1995.........   1,711,411     17,115      1,558,130      (2,470,474)      (895,229)
Exercise of common stock options at
  $2/share.........................      10,000        100         19,900              --         20,000
Issuance of common stock at
  $6/share.........................     175,166      1,751      1,052,232              --      1,053,983
Expenses associated with issuance
  of common stock..................          --         --       (166,936)             --       (166,936)
Interest expense incurred for
  issuance of warrants.............          --         --        907,789              --        907,789
Net loss...........................          --         --             --      (2,694,436)    (2,694,436)
                                      ---------    -------    -----------     -----------    -----------
Balance, December 31, 1996.........   1,896,577     18,966      3,371,115      (5,164,910)    (1,774,829)
Issuance of common stock pursuant
  to warrant exchange agreement....     165,267      1,652        659,416        (320,902)       340,166
Reversal of interest expense upon
  surrender of Bridge Warrants.....          --         --       (201,000)             --       (201,000)
Shares issued in connection with
  initial public offering, net of
  expenses.........................   2,070,000     20,700      9,331,379              --      9,352,079
Conversion of Redeemable Series A
  Convertible Preferred Stock to
  Common Stock.....................     500,000      5,000      1,805,643              --      1,810,643
Interest expense incurred for
  issuance of warrants.............          --         --         73,000         (73,000)            --
Net loss...........................          --         --             --      (3,557,641)    (3,557,641)
                                      ---------    -------    -----------     -----------    -----------
Balance, June 30, 1997
  (unaudited)......................   4,631,844    $46,318    $15,039,553    $ (9,116,453)   $ 5,969,418
                                      =========    =======    ===========     ===========    ===========

   The accompanying notes are an integral part of these financial statements.

                         OBJECTIVE COMMUNICATIONS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENTS OF CASH FLOWS

                                                                 FOR THE PERIOD                                 FOR THE PERIOD
                                                                 OCTOBER 5, 1993       FOR THE SIX MONTHS       OCTOBER 5, 1993
                           FOR THE YEARS ENDED DECEMBER 31,    (DATE OF INCEPTION)       ENDED JUNE 30,       (DATE OF INCEPTION)
                          -----------------------------------          TO           ------------------------          TO
                            1994        1995         1996       DECEMBER 31, 1996      1996         1997         JUNE 30, 1997
                          ---------  -----------  -----------  -------------------  -----------  -----------  -------------------
                                                                                    (UNAUDITED)  (UNAUDITED)      (UNAUDITED)
Cash flows from
  operating activities:
    Net loss...........   $(406,842) $(2,046,116) $(2,694,436)     $(5,151,915)     $(1,130,810) $(3,557,641)     $(8,709,556)
    Adjustments to
      reconcile net
      loss to net cash
      used in operating
      activities:
        Depreciation
          and
         amortization..       3,762       60,298      158,714          222,774           51,535      322,679          545,453
        Stock issued in
          exchange for
          services
          rendered.....      55,834           --           --           55,834               --           --           55,834
        Interest
          expense
          related to
          issuance of
          warrants.....          --           --      321,789          321,789               --      385,000          706,789
        Non-cash
          compensation
          expense:.....          --           --           --               --               --      340,166          340,166
    Changes in
      operating assets
      and liabilities:
        Accounts
          receivable...     (54,073)     (11,397)     (19,385)         (84,855)          11,159       49,131          (35,724)
        Other current
          assets.......     (10,300)        (976)    (167,100)        (178,376)           9,172      (92,826)        (173,204)
        Inventory......          --      (30,994)    (335,105)        (366,099)        (126,846)     (81,919)         (93,714)
        Deposits.......        (538)         230          308               --               --           --               --
        Trademarks and
          patents......      (6,000)     (12,898)     (19,595)         (38,493)         (11,834)     (64,848)        (103,341)
        Accounts
          payable......     190,173      520,681     (324,937)         390,438           46,241     (427,852)          98,484
        Accounts
         liabilities...      24,253       76,085      163,038          263,376           98,472      (44,175)         139,130
                          ---------  -----------  -----------      -----------      -----------  -----------      -----------
            Net cash
              used in
              operating
          activities...    (203,731)  (1,445,087)  (2,916,709)      (4,565,527)      (1,052,911)  (3,172,285)      (7,229,683)
                          ---------  -----------  -----------      -----------      -----------  -----------      -----------
Cash flows from
  investing activities:
    Purchase of
      property and
      equipment........     (18,811)    (166,296)    (116,892)        (301,999)         (16,496)    (396,380)      (1,052,682)
                          ---------  -----------  -----------      -----------      -----------  -----------      -----------
            Net cash
              used in
              investing
          activities...     (18,811)    (166,296)    (116,892)        (301,999)         (16,496)    (396,380)      (1,052,682)
                          ---------  -----------  -----------      -----------      -----------  -----------      -----------
Cash flows from
  financing activities:
    Net proceeds from
      the issuance of
      common stock.....     564,582      588,611      907,047        2,061,240          849,377    9,510,576       11,413,318
    Net proceeds from
      the issuance of
      notes payable....          --      250,000    2,300,000        2,550,000           68,205           --        2,550,000
    Repayments of notes
      payable..........          --           --     (250,000)        (250,000)              --   (2,300,000)      (2,550,000)
    Proceeds from the
      issuance of notes
      payable to
      related
      parties..........          --      546,223      170,000          716,223          104,500           --          716,223
    Net proceeds from
      issuance of
      Series A
      Preferred
      Stock............          --           --      848,440          848,440               --      962,203        1,810,643
    Repayments of notes
      payable to
      related
      parties..........          --      (30,000)    (135,000)        (165,000)              --     (199,000)        (364,000)
    Debt issue costs...          --           --     (258,131)        (258,131)              --           --         (253,459)
    Principal payments
      on capital
      leases...........          --           --      (12,005)         (12,005)              --       (9,294)         (21,299)
                          ---------  -----------  -----------      -----------      -----------  -----------      -----------
            Net cash
              provided
              by
              financing
          activities...     564,582    1,354,834    3,570,351        5,490,767        1,022,082    7,964,485       13,301,426
                          ---------  -----------  -----------      -----------      -----------  -----------      -----------
Net increase (decrease)
  in cash and cash
  equivalents..........     342,040     (256,549)     536,750          623,241          (47,325)   4,395,820        5,019,061
Cash and cash
  equivalents, at
  beginning of
  period...............       1,000      343,040       86,491               --           86,491      623,241               --
                          ---------  -----------  -----------      -----------      -----------  -----------      -----------
Cash and cash
  equivalents, at end
  of the period........   $ 343,040  $    86,491  $   623,241      $   623,241      $    39,166  $ 5,019,061      $ 5,019,061
                          =========  ===========  ===========      ===========      ===========  ===========      ===========




Supplemental disclosure
  of non-cash investing
  and financing
  activities:
    Conversion of notes
      payable-related
      parties and
      accrued interest
      into common
      stock............   $      --  $   352,223  $        --      $   352,223      $        --  $        --      $   352,223
                          =========  ===========  ===========      ===========      ===========  ===========      ===========
    Capital lease
      obligations......   $      --  $        --  $    53,158      $    53,158      $        --  $    26,446      $    79,604
                          =========  ===========  ===========      ===========      ===========  ===========      ===========

   The accompanying notes are an integral part of these financial statements.

                         OBJECTIVE COMMUNICATIONS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                         NOTES TO FINANCIAL STATEMENTS
                  (INFORMATION AS OF JUNE 30, 1997 AND FOR THE
             SIX MONTHS ENDED JUNE 30, 1996 AND 1997 IS UNAUDITED)

1.  NATURE OF BUSINESS AND FINANCING PLAN

     Objective Communications, Inc. (the "Company") was formed and incorporated in the State of Delaware on October 5, 1993. The Company is developing a proprietary video communications system which is an integrated hardware and software system of video applications that provides high quality video and stereo audio transmission capabilities for video conferencing, data and file sharing, full-motion broadcasting and retrieval of stored data directly to a desktop personal computer.

     The Company has suffered recurring losses from operations and has a significant working capital deficit and an accumulated deficit that raise substantial doubt about its ability to continue as a going concern. The Financial Statements do not include any adjustments that might result from the outcome of this uncertainty. The Company has required substantial funding through debt and equity financings since its inception to complete its development plans and commence full scale operations. Management has historically been successful in obtaining outside financing to meet obligations and fund working capital requirements as they come due. Recently, the Company's Board of Directors approved the filing of a registration statement on Form SB-2 (the "Registration Statement") with the Securities and Exchange Commission relating to a proposed initial public offering ("IPO") of 1,800,000 shares of the Company's common stock at a price per share estimated to be in the range of $5.00 to $6.00. The anticipated proceeds from this offering would be used to fund continued product development, repay certain outstanding notes payable, fund working capital and facilitate expansion of the Company's business. If the Company's proposed IPO is consummated on the currently expected time schedule and generates the anticipated proceeds, or if the Company is successful in completing comparable fund raising activities on a similar time schedule, management believes that the Company will continue as a going concern. Should the IPO not be successfully completed, the Company will pursue other debt and equity financing alternatives available. Management is aware of other venture capital groups as well as additional potential investors interested in the continued development of the Company's products through strategic business relationships. These alternatives will be pursued in the event that the IPO is unsuccessful. (See Note 8, "Subsequent Event (unaudited)", pertaining to the completion of the IPO.)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  BASIS OF ACCOUNTING

     The Company's principal activities to date have been planning and organization, initiating research and development projects, conducting market research and securing adequate financing for the development of its products. Accordingly, the Company's financial statements are presented as those of a development stage enterprise, as prescribed by Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises."

  CASH AND CASH EQUIVALENTS

     Cash and cash equivalents consist of cash and investments with original maturities of three months or less.

  REVENUE RECOGNITION

     The Company's revenue recognition policy is in conformity with the American Institute of Certified Public Accountants' Statement of Position 91-1, "Software Revenue Recognition." Merchandise revenue, consisting principally of sales of the Company's video-teleconferencing products, is recognized upon delivery

                         OBJECTIVE COMMUNICATIONS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                  (INFORMATION AS OF JUNE 30, 1997 AND FOR THE
             SIX MONTHS ENDED JUNE 30, 1996 AND 1997 IS UNAUDITED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED) and acceptance by customers. Service revenue, consisting principally of consulting services, is recognized over the time period to which it relates.

  RESEARCH AND DEVELOPMENT AND SOFTWARE DEVELOPMENT COSTS

     Software development costs are included in research and development and are expensed as incurred. SFAS No. 86, "Accounting for the Cost of Computer Software to be Sold, Leased or Otherwise Marketed" requires the capitalization of certain software development costs once technological feasibility is established. Capitalization ceases when the products are available for general release to customers, at which time amortization of the capitalized costs begins on a straight-line basis over the estimated product life, or on the ratio of current revenues to total projected product revenues, whichever is greater. To date, the period between achieving technological feasibility and the general availability of such software has been short, and software development costs qualifying for capitalization have been insignificant. Accordingly, the Company has not capitalized any software development costs.

  PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost and depreciated on an accelerated basis over five years. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in income.

  INVENTORY

     Inventory, consisting principally of hardware for the Company's video conferencing products, is valued at the lower of cost or market, with cost being determined using the FIFO ("first-in, first-out") method of accounting.

  CONCENTRATION OF CREDIT RISK

     Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable. The Company's cash and cash equivalents are held with a U.S. commercial bank. The Company has not experienced any losses related to its cash and cash equivalents. The Company generally grants uncollateralized credit terms to its customers and has not experienced any credit related losses.

  INCOME TAXES

     Deferred income taxes are recognized for the tax consequences in future years for differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the current tax provision for the period plus the change during the period in deferred tax assets and liabilities.

  NET LOSS PER COMMON SHARE

     Net loss per common share is based on the weighted average number of common shares and dilutive common share equivalents outstanding during the periods presented. Pursuant to Securities and Exchange

                         OBJECTIVE COMMUNICATIONS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                  (INFORMATION AS OF JUNE 30, 1997 AND FOR THE
             SIX MONTHS ENDED JUNE 30, 1996 AND 1997 IS UNAUDITED)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
Commission requirements, common stock issued and options and warrants to purchase shares of common stock granted by the Company during the twelve months preceding the initial filing date of the Registration Statement have been included in the calculation of weighted average common shares and common share equivalents outstanding as if they were outstanding for all periods presented. Options and warrants issued by the Company prior to the aforementioned twelve-month period have not been included in the calculation because the effects of such items were anti-dilutive.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying value of cash and cash equivalents, accounts receivable and notes payable approximate fair value because of the relatively short maturity of these instruments.

  STOCK-BASED COMPENSATION

     In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, "Accounting for Stock-Based Compensation." SFAS No. 123 is effective beginning with the year ending December 31, 1996. SFAS No. 123 permits companies to account for stock based compensation based on the provisions prescribed in SFAS No. 123 or based on the authoritative guidance in Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees." The Company has elected to continue to account for its stock based compensation in accordance with APB 25; however, as required by SFAS No. 123, the Company has disclosed the pro forma impact on the financial statements assuming the measurement provisions of SFAS No. 123 had been adopted (see Note 6).

  RECLASSIFICATIONS

     Certain reclassifications have been made to the prior year financial statements to conform to the current year presentation.

  INTERIM INFORMATION (UNAUDITED)

     The interim information as of June 30, 1997 and for the six months ended June 30, 1996 and 1997 is unaudited. The unaudited interim financial statements reflect, in the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to fairly present the results of operations, changes in cash flows and financial position as of and for the periods presented. The unaudited interim financial information should be read in conjunction with the audited financial statements and related notes thereto. The results for the interim periods presented are not necessarily indicative of results to be expected for the full year.

                         OBJECTIVE COMMUNICATIONS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                  (INFORMATION AS OF JUNE 30, 1997 AND FOR THE
             SIX MONTHS ENDED JUNE 30, 1996 AND 1997 IS UNAUDITED)

3.  PROPERTY AND EQUIPMENT

     Property and equipment consist of the following at:

                                                           DECEMBER 31,
                                                       --------------------     JUNE 30,
                                                         1995        1996         1997
                                                       --------    --------    -----------
                                                                               (UNAUDITED)

        Computer equipment..........................   $146,365    $316,415    $ 1,011,812
        Leasehold improvements......................     11,925      11,925         93,657
        Furniture and fixtures......................     26,817      26,817         26,817
                                                       --------    --------    -----------
                                                        185,107     355,157      1,132,286
        Accumulated depreciation....................    (64,060)   (173,085)      (284,539)
                                                       --------    --------    -----------
                                                       $121,047    $182,072    $   847,747
                                                       ========    ========    ===========

     Included in computer equipment is $53,158 in assets under capital lease as of December 31, 1996 with related accumulated amortization of $13,289. Amortization is being recorded over the three year life of the related lease.

4.  INCOME TAXES

     The components of the Company's net deferred tax position and the tax effects of temporary differences giving rise to the Company's deferred tax assets (liabilities) as of December 31, 1995 and 1996 are as follows:

                                                                     DECEMBER 31,
                                                               ------------------------
                                                                 1995          1996
                                                               ---------    -----------
        Net operating loss carryforward.....................   $ 904,000    $ 1,769,000
        Accrued liabilities.................................      34,000         28,000
        Depreciation........................................     (10,000)       (24,000)
        Valuation allowance.................................    (928,000)    (1,773,000)
                                                                --------    -----------
        Net deferred tax assets.............................   $      --    $        --
                                                                ========    ===========

     The Company has net operating loss carryforwards for federal and state income tax purposes available to offset future taxable income of approximately $4,666,000 as of December 31, 1996. Utilization of these net operating loss carryforwards could be subject to an annual limitation based on certain changes in ownership of the Company as defined by section 382 of the Internal Revenue Code. The net operating loss carryforwards expire as follows:

        2009............................................................   $  324,000
        2010............................................................    2,060,000
        2011............................................................    2,282,000
                                                                           ----------
                                                                           $4,666,000
                                                                           ==========

5.  NOTES PAYABLE

     During 1995 and 1996, the Company borrowed $224,000 and $170,000, respectively, from various stockholders of the Company. The loans accrue interest at 7% per annum and are payable, along with all

                         OBJECTIVE COMMUNICATIONS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                  (INFORMATION AS OF JUNE 30, 1997 AND FOR THE
             SIX MONTHS ENDED JUNE 30, 1996 AND 1997 IS UNAUDITED)

5.  NOTES PAYABLE -- (CONTINUED)
accrued interest, upon demand. In connection with the loans made in 1995, the Company issued warrants to purchase common stock equal to the principal balance of the loans divided by $6.00 per share, for an aggregate of 37,333 warrants. The exercise price of these warrants is $8.00 per share. In June 1995, one of the lenders converted a $30,000 loan plus accrued interest into 5,009 shares of common stock.

     Additionally, during 1995, the Company borrowed an aggregate of $320,000 from a financial advisory firm hired to assist the Company in raising equity. This amount as well as $2,166 in accrued interest were converted to common stock during 1995 (see Note 6).

     In November 1995, the Company received a letter of intent from a potential investor pursuant to which the potential investor agreed to pay $250,000 to the Company as an initial installment of a larger investment which would be finalized in early 1996. The letter of intent provided that in the event that a final agreement was not reached within a specified period of time, the letter of intent could be canceled by the Company or the potential investor and the $250,000 investment would be converted to a note payable, with interest accruing at 6% per annum, payable 90 days from the date of such cancellation. The letter of intent was canceled by the investor in June 1996, and the Company repaid the $250,000 note, together with $5,548 in accrued interest, from the proceeds of an August 1996 loan (see below). Due to the uncertainty of the terms of the expected investment, the Company classified the $250,000 paid by such potential investor as a note payable as of December 31, 1995.

     In August 1996, the Company borrowed $300,000 from an investment company. The loan bears interest at the NationsBank prime rate plus 1.5% per annum, adjusted quarterly beginning September 30, 1996. Interest is payable semi-annually in arrears on the last day of January and August of each year, commencing January 31, 1997. The full balance of this note is due and payable on the earlier of: (1) August 14, 1997, or (2) the closing date of an initial public offering of securities of the Company. In consideration for this loan, the Company issued to the lender warrants to purchase 33,750 shares of the Company's common stock at an initial exercise price of $8.90 per share. Each time the Company declares a stock split or dividend, sells previously unissued shares, or issued additional options, warrants or rights to purchase shares of the Company's common stock, the Company applies a formula, pursuant to the terms of the warrant, to determine if the number of warrants and the exercise price thereof must be adjusted. As of December 31, 1996, the number of shares subject to the warrant pursuant to the loan agreement are 42,755 at an exercise price of $7.03.

     In November 1996, the underwriter of the Company's proposed IPO placed $2,000,000 in bridge notes of the Company to provide the Company with operating capital until the time of the expected closing of the IPO. The bridge notes are collateralized by substantially all of the assets of the Company. The bridge notes are due and payable upon the earliest of the closing of the IPO, twelve months from the date of issuance, or the closing of a series of sales of securities of the Company with aggregate gross proceeds of at lease $2,000,000, and the notes bear interest at the rate of 10% per annum, due and payable quarterly, beginning January 1, 1997. The notes were issued to a total of 38 investors, in three tranches: (1) $1,025,000 as of October 18, 1996, (2) $400,000 as of November 8, 1996, and (3) $575,000 as of November 22, 1996. The
individual note holders were also issued warrants to purchase an aggregate of 500,000 shares of the Company's common stock at an exercise price of $3.30 per share. As a fee for this transaction, the underwriter received $200,000 and warrants to purchase 50,000 shares common stock at an exercise price of $3.30 per share. These fee warrants will be forfeited upon the completion of the Company's initial public offering. Based on an analysis utilizing the Black-Scholes option-pricing model giving consideration to the features of the warrants and the external economic environment provided by an independent valuation firm, the Company estimated that the fair value

                         OBJECTIVE COMMUNICATIONS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                  (INFORMATION AS OF JUNE 30, 1997 AND FOR THE
             SIX MONTHS ENDED JUNE 30, 1996 AND 1997 IS UNAUDITED)

5.  NOTES PAYABLE -- (CONTINUED)
of the warrants issued in connection with these debt financings was approximately $782,000. This aggregate amount has been recorded as a discount against the related notes payable and an increase to additional paid-in-capital. The discount against the related notes payable is being amortized to interest expense over the terms of the related notes. As of December 31, 1996, approximately $196,000 had been amortized to interest expense. The effective interest rate of the bridge notes is 43.3% per annum based on the 10% stated interest rate pursuant to the bridge notes and the fair value of the 500,000 warrants that were originally issued in connection with the notes.

6.  CAPITAL STOCK TRANSACTIONS

  REVERSE STOCK SPLIT

     On October 16, 1996, the Board of Directors (the "Board") approved a one-for-two reverse stock split (the "Reverse Split") of the Company's common stock which was effective on December 5, 1996. No changes were made to the number of common shares authorized or to the par value per share. All share and per share data and references to options, warrants and exercise prices have been retroactively restated to give effect to the reverse stock split.

  COMMON STOCK

     The Company was initially capitalized in the amount of $1,000 by the issuance of 500 shares of common stock, par value $.01. On June 28, 1994, the Company filed a Certificate of Amendment of Certificate of Incorporation increasing the authorized shares to 10,000,000.

     On June 28, 1994, the Company issued a stock dividend of 1,299,500 shares to the Company's sole stockholder and President and Chief Executive Officer, Mr. Steven A. Rogers.

     On August 3, 1994, the Company sold 187,666 shares of common stock for $2.00 per share. Of the shares issued, 171,000 shares were sold for cash and 16,666 were issued in exchange for services rendered. On December 31, 1994, the Company sold an additional 45,000 shares of common stock for $6.00 per share.

     On December 31, 1994, the Company issued 8,375 shares in fulfillment of an obligation of $22,500 for services rendered in connection with the previous stock offerings.

     In December 1994, the Company entered into an agreement with a financial advisory firm to assist in raising a minimum of $600,000 in equity for the Company. In return, the Company was required to issue warrants to the financial advisor to purchase shares of the Company's common stock equal to 10% of the number of shares of common stock sold by the financial advisor to investors and 10% of the number of warrants issued to investors. The exercise price for these warrants is 110% of the common stock issue price or warrant exercise price.

     Pursuant to this agreement, the Company sold 111,667 shares of common stock for $6.00 per share during June 1995. Each share of common stock sold entitled the investor to a warrant to purchase an additional share of the Company's common stock, at an exercise price of $8.00 per share. Further, the Company converted $30,057 in notes payable and accrued interest into 5,009 shares of common stock. Additionally, the Company converted $202,166 in outstanding notes payable and accrued interest to the financial advisory firm into 33,694 shares of common stock. Each share of common stock issued in the conversion was accompanied by a warrant to purchase one share of common stock, at an exercise price of $8.00 per share. The Company also converted an additional $120,000 loan from the financial advisory firm into

                         OBJECTIVE COMMUNICATIONS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                  (INFORMATION AS OF JUNE 30, 1997 AND FOR THE
             SIX MONTHS ENDED JUNE 30, 1996 AND 1997 IS UNAUDITED)

6.  CAPITAL STOCK TRANSACTIONS -- (CONTINUED)
20,000 shares of common stock, subject to the warrant provision described above. In connection with this transaction, holders of the converted notes were also issued an aggregate of warrants to purchase 85,666 shares of common stock at an exercise price of $8.00 per share.

     Pursuant to its 1995 agreement with the financial advisory firm, during June 1996, the Company sold 175,166 shares of common stock for $6.00 per share. Each share of common stock sold entitled the investor to a warrant to purchase an additional share of the Company's common stock at an exercise price of $8.00 per share. In connection with the provisions of the agreement, the president of the financial advisory firm received 34,553 warrants at an exercise price of $6.60 per share and 34,553 warrants at an exercise price of $8.80 per share in consideration of the services performed to assist the Company in obtaining equity financing. Additionally, the Company issued to certain lenders as an inducement to make loans to the Company, warrants to purchase 16,666 shares of common stock at $8.00 per share.

     A summary of the number of shares of common stock subject to purchase under all warrant agreements and the related exercise prices as of December 31, 1996 is as follows:

NUMBER OF SHARES                              EXERCISE PRICE
----------------                              --------------
       34,553                                     $ 6.60
      447,868                                       8.00
       34,553                                       8.80
       42,755                                       7.03
       50,000                                       4.00
      550,000                                       3.30
    ---------
    1,159,729
    =========

     The Company has recorded a non-cash interest expense of approximately $53,000 in the statement of operations for the year ended December 31, 1996 representing the estimated fair value of warrants to non-employees in consideration of services performed to help the Company obtain equity financing. The estimated fair value of such warrants was based on an analysis performed by an independent valuation firm using a Black-Scholes option-pricing model giving considerations to the features of the warrants and the external economic environment.

  STOCK OPTIONS

     On August 3, 1994, the Company granted certain outside directors of the Company options to purchase 200,000 shares of common stock. These options vest on the anniversary of the option grant date in accordance with a five year vesting schedule, 20% each year. The exercise price is $2.00 per share, which was in excess of the fair value of the stock on the date of the grant, as determined by the Board of Directors. As of December 31, 1996, 10,000 of these options had been exercised and 70,000 of these options were exercisable. The right to exercise these options terminates ten years from the grant date.

     In October 1994, the Board of Directors adopted the 1994 Stock Option Plan (the "1994 Plan") pursuant to which 343,000 shares of common stock are reserved for issuance. The 1994 Plan is administered by the Board of Directors. Options granted under the 1994 Plan are subject to the same vesting provisions as the options granted to directors. As of December 31, 1996, 41,000 options were exercisable under the 1994 Plan.

                         OBJECTIVE COMMUNICATIONS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                  (INFORMATION AS OF JUNE 30, 1997 AND FOR THE
             SIX MONTHS ENDED JUNE 30, 1996 AND 1997 IS UNAUDITED)

6.  CAPITAL STOCK TRANSACTIONS -- (CONTINUED)
     Option activity under the 1994 Plan is as follows:

                                                                     SHARES      PRICE
                                                                     -------     ------
        Balance, December 31, 1994................................        --     $ --
             Granted..............................................   232,500       4.00
             Exercised............................................        --       --
             Forfeited............................................        --       --
                                                                     -------      -----

        Balance, December 31, 1995................................   232,500       4.00
             Granted..............................................   138,000       4.00
             Exercised............................................        --       --
             Forfeited............................................   (27,500)      --
                                                                     -------      -----

        Balance, December 31, 1996................................   343,000     $ 4.00
             Granted..............................................        --       --
             Exercised............................................        --       --
             Forfeited............................................        --       --
                                                                     -------      -----
        Balance, June 30, 1997....................................   343,000     $ 4.00
                                                                     =======      =====

     All stock options granted by the Company from its inception through December 31, 1996 were granted with an exercise price per share equal to the fair value per share of the Company's common stock on the date of grant. In December of 1996, the Company repriced the exercise price of all options previously granted to $4.00 per share, to reflect an exercise price consistent with the price per share paid by outside investors of the Series A Preferred Stock issued in December of 1996 and January of 1997 (see Note 7). The Company accounts for the fair value of its options granted to employees and directors in accordance with APB 25. Accordingly, no compensation expense has been recognized for the options granted, since the exercise price of the options has been in excess of the fair value of the options on the date of grant, as determined by the Board of Directors. Had compensation expense been determined based on the fair value of the options at the grant dates consistent with the method of accounting under SFAS 123, the Company's net loss and net loss per share would have been increased to the pro forma amounts indicated below:

                                                               1995            1996
                                                            -----------     -----------
        Net loss
             As reported.................................   $(2,046,116)    $(2,694,436)
             Pro forma...................................   $(2,046,116)    $(2,895,916)

                                                              1995             1996
                                                          -------------    -------------
        Net loss per common share
             As reported...............................      $(0.59)          $(0.75)
             Pro forma.................................      $(0.59)          $(0.80)

     The fair value of each option granted in 1995 and 1996 was estimated on the date of grant using a type of Black-Scholes option-pricing model with the following weighted-average assumptions used for grants during the year ended December 31, 1995 and 1996: dividend yield of 0%, expected volatility of 43%, risk-free interest

                         OBJECTIVE COMMUNICATIONS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                  (INFORMATION AS OF JUNE 30, 1997 AND FOR THE
             SIX MONTHS ENDED JUNE 30, 1996 AND 1997 IS UNAUDITED)

6. CAPITAL STOCK TRANSACTIONS -- (CONTINUED) rate of 5.9% and expected term of 5 years. All options granted to employees have been granted at an exercise price of $4.00 per share. Thus, this exercise price is indicative of the weighted average exercise price.

     In December 1996, the Board of Directors adopted the 1996 Stock Option Plan (the "1996 Plan") pursuant to which 450,000 shares of common stock are reserved for issuance. The 1996 Plan is administered by the Board of Directors. The Company granted 262,600 shares under the 1996 Plan during the six months ended June 30, 1997. No options have been exercised or forfeited under this Plan.

  SUBSEQUENT EVENTS

     During January 1997, the Company executed a warrant exchange agreement (the "Exchange Agreement") with investors who purchased shares of common stock and received warrants through the financial advisory firm during 1995 and 1996. The purpose of the warrant exchange was to induce such investors to enter into lock-up arrangements with the Underwriter and into agreements consolidating such investors' registration rights with those granted by the Company to other investors, and to provide those investors with the opportunity to invest in the Company upon terms and conditions that more closely reflect the terms and conditions upon which the other investors invested in the Company during a comparable time period. Under the Exchange Agreement, each such investor was given the opportunity to exchange existing warrants to purchase 5,000 shares of common stock at an exercise price of $8.00 per share for new warrants to purchase 2,500 shares of common stock an exercise price of $4.00 per share and an additional 2,500 newly issued shares of common stock. In addition, in the original offering, certain investors purchased shares of common stock from Mr. Steven A. Rogers at a purchase price of $2.00 per share at a time during which other investors were purchasing shares of common stock from the Company at $6.00 per share. As part of the warrant exchange, such investors also were required to pay Mr. Rogers $2.00 per share of common stock purchased from him in the original offering, so as to cause such transactions to be consummated upon terms and conditions more closely reflecting market conditions. Mr. Rogers received an aggregate of $340,166 in the warrant exchange transaction. As a result of the Exchange Agreement, the Company issued an aggregate of 165,267 shares of common stock. Of the fair market value of such shares, the Company will reflect a non-cash compensation expense of $340,166, and the remaining $320,902 will be a direct charge to equity as a cost of equity financing. Additionally, an aggregate of 345,536 warrants with an exercise price of $8.00 per share were exchanged for 165,269 warrants with an exercise price of $4.00 per share and 15,000 warrants with an exercise price of $8.00 per share. Further, in connection with the Warrant Agreement, the Company also exchanged warrants held by the president of the financial advisory firm to purchase 34,553 warrants to purchase shares of common stock at an exercise price of $6.60 per share, and 34,553 warrants to purchase shares of common stock at an exercise price of $8.80 per share, for an aggregate of 69,106 warrants to purchase shares of common stock at an exercise price of $4.00 per share. Additionally, the Company exchanged warrants originally issued to other investors as an inducement to loan funds to the Company, representing the right to purchase an aggregate of 102,332 shares at an exercise price of $8.00 per share for warrants to purchase 102,332 shares of common stock at an exercise price of $4.00 per share (see Note 5). The Company did not receive any additional cash proceeds as a result of the Exchange Agreement.

     In April 1997, in connection with the initial public offering, certain holders of Bridge Warrants surrendered such warrants to acquire an aggregate of 150,000 shares of common stock with a fair value of $1.34 per warrant, resulting in a decrease of $201,000 in stockholders' equity. The surrender and cancellation of such warrants did not have any other effect on the Bridge Financing, nor did the Company pay any consideration in connection with such surrender.

                         OBJECTIVE COMMUNICATIONS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                  (INFORMATION AS OF JUNE 30, 1997 AND FOR THE
             SIX MONTHS ENDED JUNE 30, 1996 AND 1997 IS UNAUDITED)

6.  CAPITAL STOCK TRANSACTIONS -- (CONTINUED)
     A summary of the number of common shares subject to purchase under all warrant agreements after giving effect to all subsequent events is as follows:

NUMBER OF SHARES                              EXERCISE PRICE
----------------                              --------------
     436,707                                      $ 4.00
      43,675                                        6.88
     350,000                                        3.30
      15,000                                        8.00
----------------
     845,382
=============

7.  PREFERRED STOCK

     On December 9, 1996, the Board of Directors and a majority of the holders of the outstanding common stock authorized the establishment of 2,500,000 shares of preferred stock, with a par value of $.01 per share. In December 1996, the Company authorized the issuance and sale of 500,000 shares of Series A Convertible Preferred Stock ("Series A") and warrants to purchase 100,000 shares of common stock for aggregate consideration of $2,000,000. The Series A shares have liquidation preferences over the common stock and any series of preferred stock authorized in the future. The holders of Series A shares are entitled to non-cumulative dividends when dividends are declared on the common stock as though the Series A shares had been converted to common stock. At any time after five years following the issuance of the Series A shares, or upon a merger in which the Company is not the surviving entity, or upon a sale of all or substantially all of the assets of the Company, at the request of at least 50% of the holders of Series A shares and given sixty days notice, the Company is required to redeem all or a portion of the outstanding Series A shares at a redemption price equal to the amount such holders would be entitled to receive had they converted the Series A shares into common stock or the liquidation value of $4 per share, whichever is greater. The Series A shares are convertible to common stock as determined by multiplying the Series A stated value plus all declared but unpaid dividends by $4.00 and dividing that result by the conversion price, which as defined by the agreement will not exceed $4 per share. The Series A shares will automatically convert to shares of common stock upon the consummation of the Company's IPO. The holders of Series A shares are entitled to vote, with each holder entitled to the number of votes per share as equal to the number of shares of common stock into which each share of Series A is then convertible.

     The warrants issued in conjunction with the Series A shares have an exercise price of $4.00 per share. As a fee for the placement of the Series A shares and related warrants, the underwriting firm received a $140,000 underwriter's discount and commission in consideration of its services on this transaction.

     As of December 31, 1996, the Company had received 250,000 Series A shares and 50,000 warrants for the purchase of common stock and had received $1 million of consideration for the sale of the Series A shares. The remaining $1 million was received in January 1997. The Series A shares have been recorded net of the underwriters discount and commission and approximately $82,000 in other issuance costs.

8.  SUBSEQUENT EVENT (UNAUDITED)

     During April 1997, the Company issued 2,070,000 shares of common stock, par value $.01 for approximately $9.5 million in proceeds, net of underwriting discounts and commissions and certain other expenses of the offering of $1.9 million. The issuance of these shares was pursuant to an initial public offering

                         OBJECTIVE COMMUNICATIONS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                  (INFORMATION AS OF JUNE 30, 1997 AND FOR THE
             SIX MONTHS ENDED JUNE 30, 1996 AND 1997 IS UNAUDITED)

8. SUBSEQUENT EVENT (UNAUDITED) -- (CONTINUED) at a price of $5.50 per share. The net proceeds of the initial public offering were used primarily to repay certain outstanding notes payable and to fund the continued research and development and the working capital deficiencies of the Company. In connection with the initial public offering, all of the issued and outstanding shares of Redeemable Series A Convertible Preferred Stock were converted into common stock on a one-for-one basis.

     The Company continues to experience recurring losses from operations during the six months ended June 30, 1997 that raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Recently, the Company's Board of Directors approved the filing of a registration statement on Form SB-2 (the "Registration Statement") with the Securities and Exchange Commission relating to a proposed offering of 2,000,000 shares of the Company's common stock. The anticipated proceeds from this offering would be used for production of the VidPhone system, to fund product development efforts, to further develop the sales channels, for capital expenditures, to fund working capital and for general corporate purposes. If the Company's proposed offering is consummated on the expected time schedule and generates the anticipated proceeds, or if the Company is successful in completing comparable fund raising activities on a similar time schedule, management believes that the Company will continue as a going concern. Should the offering not be successfully completed, the Company will pursue other debt and equity financing alternatives available. Management is aware of other venture capital groups as well as additional potential investors interested in the continued development of the Company's products through strategic business relationships. These alternatives will be pursued in the event that the offering is unsuccessful.

     During the six months ended June 30, 1997, the following pronouncements have been issued by the Financial Accounting Standards Board:

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings per Share" (FAS 128) which simplifies the existing earnings per share (EPS) computations. The adoption of FAS 128 should not have a material effect on the Company.

     The Financial Accounting Standard Board recently issued Statement of Financial Accounting Standard No. 130, "Reporting Comprehensive Income." This Statement requires that changes in comprehensive income be shown in a financial statement that is displayed with the same prominence as other financial statements. The Statement will become effective for fiscal years beginning after December 15, 1997. The Company will adopt the new standard beginning in the first quarter of the fiscal year ending December 31, 1998.

                           [DESCRIPTION OF GRAPHICS]

BACK INSIDE COVER PAGE GRAPHIC: Photographs of telephone wiring. Caption reads:
"Conventional video technology uses up to eight wires to connect a two-way communications system to a central switch for video, audio and data capabilities. These wires include two 75 ohm coaxial cables to carry a video signal 300 feet or more, two sets of audio coaxial cable for left and right audio, each way. Also required is a four-twisted-pair Local Area Network cable for data communications. A one or two pair twisted-pair cable is needed for telephone service. Objective believes that running on the LAN and installing multiple wires at hundreds of desktops is a significant impediment to the implementation of a video enterprise network. VidModem(TM) technology needs only a single unshielded twisted-pair wire, the actual twisted-pair used by the telephone. The technology delivers two-way video, audio and data to a desktop or conference room. The VidModem(TM) technology is compatible with standard analog ISDN or digital telephones from leading PBX manufacturers. VidModem(TM) technology uses no LAN bandwith and minimal processing power from the CPU."

================================================================================

     No dealer, sales representative or any other person has been authorized to give any information or to make any representations in connection with the Offering other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any of the Underwriters. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the shares of Common Stock to which it relates or an offer to, or a solicitation of, any person in any jurisdiction where such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to the dates as of which such information is furnished.

        ----------------------------

             TABLE OF CONTENTS

        ----------------------------

                                       PAGE
                                       ----
Prospectus Summary...................    3
Summary Financial Data...............    5
Risk Factors.........................    6
Use of Proceeds......................   15
Price Range of Common Stock..........   15
Dividend Policy......................   15
Capitalization.......................   16
Dilution.............................   17
Selected Financial Data..............   18
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations......................   19
Business.............................   25
Management...........................   34
Certain Transactions.................   41
Principal Stockholders...............   45
Description of Securities............   47
Shares Eligible for Future Sale......   51
Underwriting.........................   54
Legal Matters........................   55
Experts..............................   55
Additional Information...............   55
Index to Financial Statements........  F-1

================================================================================



================================================================================
                                2,000,000 SHARES

                                     [LOGO]

                                   OBJECTIVE
                              COMMUNICATIONS, INC.

                                  COMMON STOCK

                          ----------------------------
                                   PROSPECTUS
                          ----------------------------

                             MONTGOMERY SECURITIES

                         ROBERTSON, STEPHENS & COMPANY

                            BARINGTON CAPITAL GROUP

                                           , 1997

================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The General Corporation Law of the State of Delaware (the "GCL") provides that a corporation may limit the liability of each director to the corporation or its stockholders for monetary damages, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders;
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases; and (iv) for any transaction from which the director derived an improper personal benefit. The Amended and Restated Certificate of Incorporation (the "Certificate") of the Registrant provides for the elimination and limitation of the personal liability of directors of the Registrant for monetary damages to the fullest extent permitted by the GCL.

     In addition, the Certificate provides that if the GCL is amended to authorize the further elimination or limitation of the liability of a director, then the liability of the directors of the Registrant shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended. The effect of this provision is to eliminate the right of the Registrant and its stockholders (through stockholders' derivative suits on behalf of the Registrant) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (iv) above. The provision does not limit or eliminate the rights of the Registrant or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, the Certificate provides that the Registrant shall, to the fullest extent permitted by the GCL, as amended from time to time, indemnify each of its currently acting and former directors, officers, employees and agents.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the expenses to be incurred by the Registrant in connection with the issuance and distribution of the securities registered hereby, all of which expenses, except for the registration fee and the Nasdaq SmallCap Market filing fee, are estimates:

                                    DESCRIPTION                                   AMOUNT
    ---------------------------------------------------------------------------   -------
    SEC registration fee.......................................................   $19,080
    NASD filing fee............................................................     6,796
    Nasdaq filing fee..........................................................    34,842
    Blue Sky fees and expenses (including fees of counsel).....................         *
    Transfer agent and registrar's fee.........................................         *
    Printing expenses..........................................................         *
    Legal fees and expenses (other than Blue Sky)..............................         *
    Accounting fees and expenses...............................................         *
    Miscellaneous..............................................................         *
                                                                                  -------
    TOTAL......................................................................   $     *
                                                                                  =======

---------------
* To be filed by amendment.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

     All share information set forth below has been adjusted to reflect a one-for-two reverse stock split effective on December 5, 1996.

     (1) Since the formation of the Registrant on October 5, 1993, the Registrant has issued or sold unregistered Common Stock as set forth below:

                                                              NUMBER OF SHARES    PER SHARE PRICE
                                                              ----------------    ---------------
    From inception (October 5, 1993) through                            500          $    2.00
      December 31, 1993....................................
    Year ended December 31, 1994...........................         187,666          $    2.00
                                                                      8,375          $    2.68
                                                                     45,000          $    6.00
                                                                  1,299,500       stock dividend
    Year ended December 31, 1995...........................         170,370(1)       $    6.00
    Year ended December 31, 1996...........................         175,166(1)       $    6.00
    Year ended December 31, 1997 (to date).................         165,267             (2)
                                                                      5,000          $    4.00

---------------
(1) Represents 345,536 shares of Common Stock issued by the Company in a private offering to accredited investors for which PVR Securities, Inc. acted as the placement agent.
(2) Such shares of Common Stock were issued in connection with the warrant exchange in January 1997 pursuant to which certain investors exchanged warrants to purchase an aggregate of 330,536 shares of Common Stock with an exercise price of $8.00 per share, for warrants to purchase an aggregate of 165,269 shares of Common Stock with an exercise price of $4.00 per share.

     (2) Since January 1, 1994, the Registrant has issued or sold unregistered Preferred Stock as set forth below:

                                                              NUMBER OF SHARES    PER SHARE PRICE
                                                              ----------------    ---------------
    Year ended December 31, 1994...........................             --                --
    Year ended December 31, 1995...........................             --                --
    Year ended December 31, 1996...........................        250,000             $4.00
    Year ended December 31, 1997 (to date).................        250,000             $4.00

     (3) Since January 1, 1994, the Registrant issued shares of Common Stock pursuant to the exercise of stock options granted to employees or directors of the Registrant as follows:

                                                              NUMBER OF SHARES    PER SHARE PRICE
                                                              ----------------    ---------------
    Year ended December 31, 1994...........................            --                 --
    Year ended December 31, 1995...........................            --                 --
    Year ended December 31, 1996...........................        10,000              $2.00
    Year ended December 31, 1997 (to date).................

     Pursuant to the 1994 Stock Option Plan adopted in October 1994 (the "1994 Plan"), the Company has granted to executive officers, other key employees and consultants non-qualified stock options (the "Non-Qualified Options") to purchase an aggregate of 338,000 shares of Common Stock at an exercise price of $4.00 per share. As of the date hereof, 85,000 of such shares have vested. Of the 200,000 options granted to the directors, options to purchase 10,000 shares of Common Stock have been exercised as of the date hereof. The shares were restricted and were legended against transfer. The issuance of the shares was effected without registration in reliance upon the exemption available under
Section 4(2) of the Securities Act.

     The Company has reserved for issuance 450,000 shares of Common Stock upon exercise of options awarded under the 1996 Stock Incentive Plan adopted in January 1997 (the "1996 Plan"). As of September 15, 1997, options to purchase 326,600 shares of Common Stock at an exercise price ranging from $6.125 to $28.50 per share have been granted under the 1996 Plan. None of such options has vested.

     (4) Since January 1, 1994 the Registrant has issued or sold unregistered warrants as set forth below:

                                                              NUMBER OF SHARES    PER SHARE PRICE
                                                              ----------------    ---------------
    Year ended December 31, 1994...........................             --                --
    Year ended December 31, 1995...........................         17,031(1)          $6.60
                                                                   256,036(2)          $8.00
                                                                    17,037(1)          $8.80
    Year ended December 31, 1996...........................        550,000(3)          $3.30
                                                                    17,516(1)          $6.60
                                                                    43,675(4)          $6.88
                                                                   191,832(2)          $8.00
                                                                    17,516(1)          $8.80
    Year ended December 31, 1997 (to date).................        386,707(5)          $4.00

---------------
     (1) Such warrants were subsequently exchanged in 1997 for new warrants to purchase an equal number of shares at an exercise price of $4.00 per share.

     (2) Of such warrants issued in 1995 and 1996, warrants to purchase an aggregate of 432,868 shares of Common Stock (consisting of warrants to purchase 256,036 shares of Common Stock issued in 1995 and warrants to purchase 176,832 shares of Common Stock issued in 1996) were subsequently exchanged in 1997 for new warrants to purchase 267,601 shares of Common Stock at an exercise price of $4.00 per share.

     (3) Such warrants were issued in connection with the Bridge Financing in October and November 1996. In April 1997, in connection with the initial public offering of Common Stock, certain holders of Bridge Warrants surrendered such warrants to acquire an aggregate of 150,000 shares of Common Stock. The surrender and cancellation of such warrants did not have any other effect on the Bridge Financing, nor did the Company pay any consideration in connection with such surrender.

     (4) The Company originally issued warrants to purchase 33,750 shares of Common Stock at an exercise price of $8.90 per share. The number of Shares of Common Stock issuable upon exercise of the warrant set forth above reflect the warrant currently outstanding which reflects adjustments pursuant to the terms of the warrant.

     (5) The warrants to purchase 386,707 shares of Common Stock issued by the Company to date in 1997 consist of (i) warrants to purchase an aggregate of 165,269 shares of Common Stock issued to the PVR Investors at an exercise price of $4.00 per share in the warrant exchange transaction, in exchange for warrants to purchase an aggregate of 330,536 shares of Common Stock at $8.00 per share,
(ii) warrants to purchase an aggregate of 69,106 shares of Common Stock at an exercise price of $4.00 per share issued to John B. Torkelsen, President of PVR Securities, Inc., in the warrant exchange transaction, in exchange for warrants to purchase 34,553 shares of Common Stock at an exercise price of $6.60 per share and warrants to purchase 34,553 shares of Common Stock at an exercise price of $8.80 per share, (iii) warrants to purchase 102,332 shares of Common Stock issued to the Debt Inducement Investors at an exercise price of $4.00 per share in the warrant exchange transaction, in exchange for warrants to purchase an aggregate of 102,332 shares of Common Stock at $8.00 per share, and (iv) warrants to purchase 50,000 shares of Common Stock at an exercise price of $4.00 per share issued to an investor in connection with the issuance of the Series A Preferred Stock.

     In October 1993, the Registrant issued 500 shares of Common Stock to Steven
A. Rogers, founder, President and Chief Executive Officer of the Registrant, in exchange for services rendered in connection with the formation of the Registrant and an initial capital contribution of $1,000 in cash. In June 1994, the Company issued a stock dividend of 1,299,500 shares of Common Stock to Mr. Rogers, who was then the Company's sole stockholder.

     Of the remaining shares of Common Stock issued by the Registrant in 1994, 171,000 shares and 45,000 shares of Common Stock were issued to accredited investors in private placements by the Registrant at a purchase price of $2.00 and $6.00 per share, respectively. In addition, the Registrant issued 16,666 shares of Common Stock in exchange for services, at a deemed purchase price of $2.00 per share, and issued an additional 8,375 shares of Common Stock in fulfillment of a $22,500 obligation for services rendered in connection with previous stock offerings pursuant to an agreement which obligated the Registrant to issue such shares at a purchase price of $2.68 per share.

     In 1995 and 1996, PVR Securities, Inc. ("PVR Securities") acted as the placement agent for a private offering to accredited investors (the "PVR Investors") of 50 units and 19.11 units, respectively. Each unit consisted of 5,000 shares of Common Stock and warrants to purchase an additional 5,000 shares of Common Stock at an exercise price of $8.00 per share. Pursuant to such offering, the Company issued an aggregate of 345,536 shares of Common Stock and warrants to acquire 345,536 shares of Common Stock. Of such aggregate shares, the Registrant issued in 1995 170,370 shares of Common Stock to accredited investors for $6.00 per share and warrants to purchase an aggregate of 170,370 shares of Common Stock at an exercise price of $8.00 per share, including shares of Common Stock purchased upon conversion of notes payable by the Company. Also as part of such aggregate issuance of Common Stock and warrants, in 1996, the Registrant issued to accredited investors for a purchase price of $6.00 per share, 175,166 shares of Common Stock and warrants to acquire an additional 175,166 shares of Common Stock at an exercise price of $8.00 per share.

     As partial compensation for services provided in the private offering, the Company issued to Mr. John B. Torkelsen, President of PVR Securities, warrants to acquire an aggregate of 69,106 shares of Common Stock in 1995 and 1996. In 1995, the Registrant issued to an affiliate of PVR Securities warrants to purchase 17,037 shares of Common Stock at an exercise price of $6.60 per share and warrants to purchase 17,037 shares of Common Stock at an exercise price of $8.80 per share. In 1996, the Registrant issued to Mr. John B. Torkelsen, President of PVR Securities, warrants to purchase 17,516 shares of Common Stock at an exercise price of $6.60 per share and warrants to purchase 17,516 shares of Common Stock at an exercise price of $8.80 per share.

     As part of the private placement of securities managed by PVR Securities, between May 1995 and May 1996, the Company also issued to certain investors (the "Debt Inducement Investors"), warrants to purchase an aggregate of 102,332 shares of Common Stock at an exercise price of $8.00 per share, in order to induce such investors to extend loans to the Company. As part of such aggregate issuance to the Debt Inducement Investors, in 1995, the Registrant converted outstanding notes payable (and accrued and unpaid interest thereon) into warrants to purchase 85,666 shares of Common Stock at an exercise price of $8.00, and in 1996, the Registrant converted outstanding notes payable (and accrued and unpaid interest thereon) into warrants to purchase 16,666 shares of Common Stock at an exercise price of $8.00. These debt transactions were considered by the Company to be part of its overall financing activities during this time period, and were necessary because the equity financing being raised in the PVR Offering was not obtained as quickly as originally contemplated by the Company. The sale and issuance of such securities by the Company were effected in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") and Regulation D and Rule 506 promulgated thereunder.

     In 1996, Barington Capital Group, L.P. ("Barington") acted as the placement agent for the Registrant in connection with the private placement to accredited investors of $2,000,000 aggregate principal amount of bridge notes and bridge warrants to purchase 500,000 shares of Common Stock at an exercise price of $3.30 per share. The sale and issuance of such securities by the Company were effected in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act and Regulation D and Rule 506 promulgated thereunder. In April 1997, in connection with the initial public offering of the Company's Common Stock, certain holders of Bridge Warrants surrendered such warrants to acquire an aggregate of 150,000 shares of Common Stock. The surrender and cancellation of such warrants did not have any other effect on the Bridge Financing, nor did the Company pay any consideration for such surrender. As partial compensation for services provided in that offering, Barington received warrants to purchase up to 50,000 shares of Common Stock of the Registrant, which were forfeited upon consummation of the Registrant's initial public offering. In December 1996 and January 1997, Barington acted as the placement agent in connection with the private placement by the Registrant of 500,000 shares of Series A Convertible Preferred Stock and warrants to purchase an additional 100,000 shares of Common Stock at an exercise price of $4.00 per share to two accredited investors. The sale and issuance of such securities by the Company were effected in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act and Regulation D and Rule 506 promulgated thereunder.

     In connection with a loan to the Company in the principal amount of $300,000 in August 1996, the Company issued to the Adelson Investment Company, an accredited investor, a warrant to purchase 33,750 shares of Common Stock at an exercise price of $8.90 per share. The exercise price and number of shares of the warrant have been adjusted, pursuant to its provisions to an exercise price of $6.88 per share for 43,675 shares of Common Stock. The warrant is exercisable in whole or in part and expires on August 31, 2001. The sale and issuance of such securities by the Company were effected in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act and Regulation D and Rule 506 promulgated thereunder.

     In January 1997, as part of a warrant exchange transaction with the existing PVR Investors and the Debt Inducement Investors, the Registrant issued an aggregate of 165,267 shares of Common Stock and, in exchange for existing warrants to purchase 516,974 shares of Common Stock, issued new warrants to purchase 336,707 shares of Common Stock consisting of (i) warrants to purchase 165,269 shares of Common Stock issued to existing PVR Investors, (ii) warrants to purchase 69,106 shares of Common Stock issued to John B. Torkelsen, President of PVR Securities, and (iii) warrants to purchase 102,332 shares of Common Stock issued to the Debt Inducement Investors. The Company did not receive any additional cash proceeds or consideration other than the securities exchanged by the investors in the warrant exchange.

     In the warrant exchange, the Company offered to each of the PVR Investors the opportunity to exchange their existing warrants, representing the right to purchase an aggregate of 345,536 shares of Common Stock at an exercise price of $8.00 per share, for new warrants representing the right to purchase approximately one-half of the number of shares of Common Stock at an exercise price of $4.00 per share. In exchange for warrants to purchase an aggregate of 330,536 shares of Common Stock at an exercise price of $8.00 per share, the Company issued warrants to purchase an aggregate of 165,269 shares of Common Stock at an exercise price of $4.00 per share. One PVR Investor holding warrants to purchase 15,000 shares of Common Stock chose not to participate in the warrant exchange transaction and to retain such warrants with an exercise price of $8.00 per share. As part of the warrant exchange, each PVR Investor who accepted the Company's offer also was issued by the Company an additional 2,500 shares of Common Stock for each unit purchased in the PVR Offering, for no additional consideration. The Company issued an aggregate of 165,267 additional shares of Common Stock to the PVR Investors in the warrant exchange.

     Also as part of the warrant exchange, the Company issued to John B. Torkelsen, President of PVR Securities, new warrants to purchase an aggregate of 69,106 shares of Common Stock at $4.00 per share, in exchange for the warrants to purchase 34,553 shares of Common Stock at an exercise price of $6.60 per share, and the warrants to purchase 34,553 shares of Common Stock at an exercise price of $8.80 per share, previously issued to Mr. Torkelsen as compensation for services in the private placement managed by PVR Securities.

     As part of the warrant exchange, the Company also exchanged warrants to purchase an aggregate of 102,332 shares of Common Stock held by the Debt Inducement Investment Investors at an exercise price of $8.00 per share, for warrants to purchase 102,332 shares at an exercise price of $4.00 per share. The sale and issuance of such securities by the Company were effected in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act and Regulation D and Rule 506 promulgated thereunder.

     In August, 1997 an investor which originally purchased Common Stock and warrants in the private placement with PVR Securities exercised its warrants to acquire 5,000 shares of Common Stock. The sale and issuance of such securities by the Company were effected in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act and Regulation D and Rule 406 promulgated thereunder.

     Transactions With Steven A. Rogers. In connection with the PVR Offering, certain PVR Investors also purchased from Steven A. Rogers, the Chief Executive Officer and President of the Registrant, an aggregate of 172,583 shares of Common Stock for aggregate consideration to Mr. Rogers of $345,166. As part of the warrant exchange, in order to restructure that transaction to terms and conditions more closely reflecting market terms and conditions, each PVR Investor who originally purchased shares of Common Stock from Mr. Rogers was required to pay Mr. Rogers an additional $2.00 for each share. Mr. Rogers received an aggregate of $350,166 from PVR Investors in connection with the warrant exchange. In issuing and selling such shares, Mr. Rogers relied upon the so-called "Section 4-1/2" exemption, which, although not specifically provided for in the Securities Act, has been recognized by the Securities and Exchange Commission as within the intended purpose of the Securities Act. See Sec. Act Release No. 6188 (Feb. 1, 1980), 1 Fed Sec. L. Rep. (CCH) para. 1051 at 2073-28
n. 178.

ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

                                                EXHIBITS
          -------------------------------------------------------------------------------------
1.1*      Form of Underwriting Agreement.
3.1       Amended and Restated Certificate of Incorporation of the Registrant (Incorporated by
          reference to Exhibit 3.1 to the Registrant's Registration Statement on Form SB-2
          (File No. 333-20625) filed with the Securities and Exchange Commission under the
          Securities Act of 1933, as amended).
3.2       Amended and Restated Bylaws of the Registrant (Incorporated by reference to Exhibit
          3.2 to the Registrant's Registration Statement on Form SB-2 (File No. 333-20625)
          filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended).
3.3       Form of Warrant for the Purchase of Shares of Common Stock, issued in connection with the private placement of $2,000,000 aggregate principal amount of Bridge Notes
          (Incorporated by reference to Exhibit 3.4 to the Registrant's Registration Statement
          on Form SB-2 (File No. 333-20625) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended).
3.4       Form of Warrant to Purchase Common Stock of the Registrant, issued in connection with the private placement of units in June 1995 and August 1996 (Incorporated by reference to Exhibit 3.5 to the Registrant's Registration Statement on Form SB-2
          (File No. 333-20625) filed with the Securities and Exchange Commission under the
          Securities Act of 1933, as amended).
3.5       Warrant to Purchase 43,382 Shares of Common Stock, issued to the Adelson Investment
          Company (Incorporated by reference to Exhibit 3.6 to the Registrant's Registration
          Statement on Form SB-2 (File No. 333-20625) filed with the Securities and Exchange
          Commission under the Securities Act of 1933, as amended).
3.6       Form of Warrants for the Purchase of 100,000 Shares of Common Stock issued in connection with the private placement of Series A Convertible Preferred Stock and warrants in December 1996 and January 1997 (Incorporated by reference to Exhibit 3.7 to the Registrant's Registration Statement on Form SB-2 (File No. 333-20625) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended).
3.7       Form of Option for the Purchase of 180,000 Shares of Common Stock issued to Barington
          Capital Group, L.P. (Incorporated by reference to Exhibit 3.8 to the Registrant's
          Registration Statement on Form SB-2 (File No. 333-20625) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended).
4.1       Reference is made to Exhibits 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, and 3.7.
4.2       Specimen certificate evidencing shares of Common Stock of the Registrant
          (Incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement
          on Form SB-2 (File No. 333-20625) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended).
5*        Form of opinion of Shaw, Pittman, Potts & Trowbridge as to the legality of the securities being registered.
10.1      1994 Stock Option Plan (Incorporated by reference to Exhibit 10.1 to the Registrant's
          Registration Statement on Form SB-2 (File No. 333-20625) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended).
10.2      1996 Stock Incentive Plan (Incorporated by reference to Exhibit 10.2 to the
          Registrant's Registration Statement on Form SB-2 (File No. 333-20625) filed with the
          Securities and Exchange Commission under the Securities Act of 1933, as amended).
10.3*     Authorized Reseller Agreement, dated July 18, 1997, between the Registrant and Sprint
          Communications Company, L.P.
10.4      Employment Agreement between the Registrant and Steven A. Rogers (Incorporated by reference to Exhibit 10.3 to the Registrant's Registration Statement on Form SB-2
          (File No. 333-20625) filed with the Securities and Exchange Commission under the
          Securities Act of 1933, as amended).
10.5      Form of Consulting Agreement by and between the Registrant and Barington Capital
          Group, L.P (Incorporated by reference to Exhibit 10.4 to the Registrant's
          Registration Statement on Form SB-2 (File No. 333-20625) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended).

                                                EXHIBITS
          -------------------------------------------------------------------------------------
10.6      Letter Agreement, dated October 7, 1996, between Barington Capital Group, L.P. and the Registrant (Incorporated by reference to Exhibit 10.5 to the Registrant's
          Registration Statement on Form SB-2 (File No. 333-20625) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended).
10.7      Letter Agreement, dated December 5, 1995, by and among PVR Securities, Inc., the
          Registrant, Steven A. Rogers and John B. Torkelsen (Incorporated by reference to
          Exhibit 10.6 to the Registrant's Registration Statement on Form SB-2 (File No.
          333-20625) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended).
10.8      Voting Agreement, dated December 19, 1996, by and among the Registrant, Steven A.
          Rogers, Applewood Associates, L.P. and Acorn Technology Partners, L.P. (Incorporated
          by reference to Exhibit 10.7 to the Registrant's Registration Statement on Form SB-2
          (File No. 333-20625) filed with the Securities and Exchange Commission under the
          Securities Act of 1933, as amended).
11        Statement regarding calculation of weighted average shares.
21        Subsidiaries of the Registrant.
23.1*     Consent of Shaw, Pittman, Potts & Trowbridge (included as part of Exhibit 5).
23.2      Consent of Coopers & Lybrand L.L.P.
24        Power of Attorney (included on signature page to the Registration Statement).

---------------
* To be filed by amendment.

FINANCIAL STATEMENT SCHEDULES

     Schedules other than those listed above have been omitted since they are not required or are not applicable or the required information is in the financial statements or related notes.

ITEM 28.  UNDERTAKINGS.

     (a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (b) The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be a part of this registration statement as of the time it was declared effective.

           For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies it has reasonable grounds to believe it meets all the requirements for filing this Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Rockingham, New Hampshire, on September 18, 1997.

                                          OBJECTIVE COMMUNICATIONS, INC.
                                          (Registrant)

                                          By:     /s/ STEVEN A. ROGERS
                                            ------------------------------------
                                            Steven A. Rogers
                                            President and Chief Executive
                                              Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven A. Rogers and Robert H. Emery and each of them, his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and any or all other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all said attorney-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

                SIGNATURES                               TITLE                      DATE
------------------------------------------   -----------------------------   -------------------

           /s/ STEVEN A. ROGERS              President and Chief Executive   September 18, 1997
------------------------------------------   Officer, and Director
             Steven A. Rogers                (Principal Executive Officer)

           /s/ ROBERT H. EMERY               Vice President of               September 18, 1997
------------------------------------------   Administration and Finance
             Robert H. Emery                 and Secretary (Principal
                                             Financial and Accounting
                                             Officer)
         /s/ CLIFFORD M. KENDALL             Chairman of the Board of        September 18, 1997
------------------------------------------   Directors
           Clifford M. Kendall

          /s/ ANTHONY M. AGNELLO             Director                        September 18, 1997
------------------------------------------
            Anthony M. Agnello

          /s/ ROBERT L. BARNETT              Director                        September 18, 1997
------------------------------------------
            Robert L. Barnett

          /s/ DONALD W. BARRETT              Director                        September 18, 1997
------------------------------------------
            Donald W. Barrett

         /s/ EUGENE R. CACCIAMANI            Director                        September 18, 1997
------------------------------------------
           Eugene R. Cacciamani

            /s/ MARC S. COOPER               Director                        September 18, 1997
------------------------------------------
              Marc S. Cooper

                SIGNATURES                               TITLE                      DATE
------------------------------------------   -----------------------------   -------------------


          /s/ LINCOLN D. FAURER              Director                        September 18, 1997
------------------------------------------
            Lincoln D. Faurer

         /s/ RICHARD T. LIEBHABER            Director                        September 18, 1997
------------------------------------------
           Richard T. Liebhaber

             /s/ ROY C. NASH                 Director                        September 18, 1997
------------------------------------------
               Roy C. Nash

          /s/ JOHN B. TORKELSEN              Director                        September 18, 1997
------------------------------------------
            John B. Torkelsen

                                 EXHIBIT INDEX

EXHIBIT
  NO.
-------
 1.1*    Form of Underwriting Agreement.
 3.1     Amended and Restated Certificate of Incorporation of the Registrant (Incorporated by
         reference to Exhibit 3.1 to the Registrant's Registration Statement on Form SB-2 (File
         No. 333-20625) filed with the Securities and Exchange Commission under the Securities
         Act of 1933, as amended).
 3.2     Amended and Restated Bylaws of the Registrant (Incorporated by reference to Exhibit
         3.2 to the Registrant's Registration Statement on Form SB-2 (File No. 333-20625) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended).
 3.3     Form of Warrant for the Purchase of Shares of Common Stock, issued in connection with the private placement of $2,000,000 aggregate principal amount of Bridge Notes
         (Incorporated by reference to Exhibit 3.4 to the Registrant's Registration Statement
         on Form SB-2 (File No. 333-20625) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended).
 3.4     Form of Warrant to Purchase Common Stock of the Registrant, issued in connection with the private placement of units in June 1995 and August 1996 (Incorporated by reference to Exhibit 3.5 to the Registrant's Registration Statement on Form SB-2 (File No.
         333-20625) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended).
 3.5     Warrant to Purchase 43,382 Shares of Common Stock, issued to the Adelson Investment
         Company. (Incorporated by reference to Exhibit 3.6 to the Registrant's Registration
         Statement on Form SB-2 (File No. 333-20625) filed with the Securities and Exchange
         Commission under the Securities Act of 1933, as amended).
 3.6     Form of Warrants for the Purchase of 100,000 Shares of Common Stock issued in connection with the private placement of Series A Convertible Preferred Stock and warrants in December 1996 and January 1997 (Incorporated by reference to Exhibit 3.7 to the Registrant's Registration Statement on Form SB-2 (File No. 333-20625) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended).
 3.7     Form of Option for the Purchase of 180,000 Shares of Common Stock issued to Barington
         Capital Group, L.P. (Incorporated by reference to Exhibit 3.8 to the Registrant's
         Registration Statement on Form SB-2 (File No. 333-20625) filed with the Securities and
         Exchange Commission under the Securities Act of 1933, as amended).
 4.1     Reference is made to Exhibits 3.1, 3.2, 3.3, 3.4, 3.5, 3.6 and 3.7.
 4.2     Specimen certificate evidencing shares of Common Stock of the Registrant (Incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form SB-2
         (File No. 333-20625) filed with the Securities and Exchange Commission under the
         Securities Act of 1933, as amended).
 5*      Form of opinion of Shaw, Pittman, Potts & Trowbridge as to the legality of the securities being registered.
10.1     1994 Stock Option Plan (Incorporated by reference to Exhibit 10.1 to the Registrant's
         Registration Statement on Form SB-2 (File No. 333-20625) filed with the Securities and
         Exchange Commission under the Securities Act of 1933, as amended).
10.2     1996 Stock Incentive Plan (Incorporated by reference to Exhibit 10.2 to the
         Registrant's Registration Statement on Form SB-2 (File No. 333-20625) filed with the
         Securities and Exchange Commission under the Securities Act of 1933, as amended).
10.3*    Authorized Reseller Agreement, dated July 18, 1997, between the Registrant and Sprint
         Communications Company, L.P.
10.4     Employment Agreement between the Registrant and Steven A. Rogers (Incorporated by reference to Exhibit 10.3 to the Registrant's Registration Statement on Form SB-2
         (File No. 333-20625) filed with the Securities and Exchange Commission under the
         Securities Act of 1933, as amended).

EXHIBIT
  NO.
-------
10.5     Form of Consulting Agreement by and between the Registrant and Barington Capital
         Group, L.P. (Incorporated by reference to Exhibit 10.4 to the Registrant's
         Registration Statement on Form SB-2 (File No. 333-20625) filed with the Securities and
         Exchange Commission under the Securities Act of 1933, as amended).
10.6     Letter Agreement, dated October 7, 1996, between Barington Capital Group, L.P. and the
         Registrant (Incorporated by reference to Exhibit 10.5 to the Registrant's Registration
         Statement on Form SB-2 (File No. 333-20625) filed with the Securities and Exchange
         Commission under the Securities Act of 1933, as amended).
10.7     Letter Agreement, dated December 5, 1995, by and among PVR Securities, Inc., the
         Registrant, Steven A. Rogers and John B. Torkelsen (Incorporated by reference to
         Exhibit 10.6 to the Registrant's Registration Statement on Form SB-2 (File No.
         333-20625) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended).
10.8     Voting Agreement, dated December 19, 1996, by and among the Registrant, Steven A.
         Rogers, Applewood Associates, L.P. and Acorn Technology Partners, L.P. (Incorporated
         by reference to Exhibit 10.7 to the Registrant's Registration Statement on Form SB-2
         (File No. 333-20625) filed with the Securities and Exchange Commission under the
         Securities Act of 1933, as amended).
11       Statement regarding calculation of weighted average shares.
21       Subsidiaries of the Registrant.
23.1*    Consent of Shaw, Pittman, Potts & Trowbridge (included as part of Exhibit 5).
23.2     Consent of Coopers & Lybrand L.L.P.
24       Power of Attorney (included on signature page to the Registration Statement).
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* To be filed by amendment.